      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 7, 1996
                                                       REGISTRATION NO. 333-
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               ------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                           THE SECURITIES ACT OF 1933
                               ------------------

                            BOYD GAMING CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                            NEVADA                                                       88-0242733
                (STATE OR OTHER JURISDICTION OF                                       (I.R.S. EMPLOYER
                INCORPORATION OR ORGANIZATION)                                     IDENTIFICATION NUMBER)

                          CALIFORNIA HOTEL AND CASINO
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                            NEVADA                                                       88-0121743
                (STATE OR OTHER JURISDICTION OF                                       (I.R.S. EMPLOYER
                INCORPORATION OR ORGANIZATION)                                     IDENTIFICATION NUMBER)

                               BOYD TUNICA, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                          MISSISSIPPI                                                    64-0829658
                (STATE OR OTHER JURISDICTION OF                                       (I.R.S. EMPLOYER
                INCORPORATION OR ORGANIZATION)                                     IDENTIFICATION NUMBER)

                             BOYD MISSISSIPPI, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                          MISSISSIPPI                                                    93-1104426
                (STATE OR OTHER JURISDICTION OF                                       (I.R.S. EMPLOYER
                INCORPORATION OR ORGANIZATION)                                     IDENTIFICATION NUMBER)

                             BOYD KANSAS CITY, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                           MISSOURI                                                      43-1649728
                (STATE OR OTHER JURISDICTION OF                                       (I.R.S. EMPLOYER
                INCORPORATION OR ORGANIZATION)                                     IDENTIFICATION NUMBER)

                               BOYD KENNER, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                           LOUISIANA                                                     88-0319489
                (STATE OR OTHER JURISDICTION OF                                       (I.R.S. EMPLOYER
                INCORPORATION OR ORGANIZATION)                                     IDENTIFICATION NUMBER)

                                MARE-BEAR, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                            NEVADA                                                       88-0203692
                (STATE OR OTHER JURISDICTION OF                                       (I.R.S. EMPLOYER
                INCORPORATION OR ORGANIZATION)                                     IDENTIFICATION NUMBER)

                                 SAM-WILL, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                            NEVADA                                                       88-0203673
                (STATE OR OTHER JURISDICTION OF                                       (I.R.S. EMPLOYER
                INCORPORATION OR ORGANIZATION)                                     IDENTIFICATION NUMBER)

                                 ELDORADO, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                            NEVADA                                                       88-0093922
                (STATE OR OTHER JURISDICTION OF                                       (I.R.S. EMPLOYER
                INCORPORATION OR ORGANIZATION)                                     IDENTIFICATION NUMBER)

                                   MSW, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                            NEVADA                                                       88-0310765
                (STATE OR OTHER JURISDICTION OF                                       (I.R.S. EMPLOYER
                INCORPORATION OR ORGANIZATION)                                     IDENTIFICATION NUMBER)

                           2950 SOUTH INDUSTRIAL ROAD
                             LAS VEGAS NEVADA 89109
                                 (702) 792-7200

  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                               ------------------

                                  ELLIS LANDAU
                           SENIOR VICE PRESIDENT AND
                            CHIEF FINANCIAL OFFICER
                            BOYD GAMING CORPORATION
                           2950 SOUTH INDUSTRIAL ROAD
                            LAS VEGAS, NEVADA 89109
                                 (702) 792-7200

 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                       OF REGISTRANTS' AGENT FOR SERVICE)

                                   COPIES TO:

                 ROBERT M. MATTSON, JR., ESQ.                                      MARC S. ROSENBERG, ESQ.
                    MORRISON & FOERSTER LLP                                        CRAVATH, SWAINE & MOORE
                   19900 MACARTHUR BOULEVARD                                           WORLDWIDE PLAZA
                          12TH FLOOR                                                  825 EIGHTH AVENUE
                   IRVINE, CALIFORNIA 92715                                     NEW YORK, NEW YORK 10019-7475

                               ------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this Registration Statement becomes effective

    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: / /

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / _______

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / _______

    If delivery of this prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                        CALCULATION OF REGISTRATION FEE
- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------
                                                                                          PROPOSED MAXIMUM
                                                                       PROPOSED MAXIMUM      AGGREGATE
               TITLE OF EACH CLASS OF                  AMOUNT TO BE     OFFERING PRICE        OFFERING          AMOUNT OF
            SECURITIES TO BE REGISTERED                 REGISTERED         PER UNIT           PRICE(1)       REGISTRATION FEE
- -----------------------------------------------------------------------------------------------------------------------------
     % Senior Notes.................................   $200,000,000           N/A           $200,000,000        $68,965.52
- -----------------------------------------------------------------------------------------------------------------------------
Guarantees of Subsidiaries..........................            N/A           N/A                    N/A                (2)

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o).

(2) No separate fee payable pursuant to Rule 457(n).

                               ------------------

   THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                            BOYD GAMING CORPORATION

                             CROSS-REFERENCE SHEET

               PURSUANT TO ITEM 501(B) OF REGULATION S-K SHOWING
      LOCATION IN PROSPECTUS OF INFORMATION REQUIRED BY ITEMS OF FORM S-3

              ITEM NUMBER AND HEADING IN
            FORM S-3 REGISTRATION STATEMENT                   LOCATION IN PROSPECTUS
     ---------------------------------------------  -------------------------------------------
  1. Forepart of this Registration Statement and
     Outside Front Cover Page of Prospectus.......  Outside Front Cover Page
  2. Inside Front and Outside Back Cover Pages of
     Prospectus...................................  Inside Front and Outside Back Cover Pages
  3. Summary Information, Risk Factors and Ratio
     of Earnings to Fixed Charges.................  Prospectus Summary; Summary Consolidated
                                                    Financial Data; Risk Factors
  4. Use of Proceeds..............................  Prospectus Summary; Use of Proceeds;
                                                    Management's Discussion and Analysis of
                                                    Financial Condition and Results of
                                                    Operations
  5. Determination of Offering Price..............  Outside Front Cover Page; Underwriting
  6. Dilution.....................................  Not Applicable
  7. Selling Security Holders.....................  Not Applicable
  8. Plan of Distribution.........................  Outside Front Cover Page; Underwriting
  9. Description of Securities to be Registered...  Prospectus Summary; Capitalization;
                                                    Description of Indebtedness; Description of
                                                    Notes
 10. Interests of Named Experts and Counsel.......  Legal Matters; Experts
 11. Material Changes.............................  Pro Forma Consolidated Financial Statements
 12. Incorporation of Certain Information By
     Reference....................................  Incorporation of Certain Documents By
                                                    Reference
 13. Disclosure of Commission Position on
     Indemnification for Securities Act
     Liabilities..................................  Not Applicable

     Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This Prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

                             SUBJECT TO COMPLETION
                                  JUNE 7, 1996
PROSPECTUS

$200,000,000                                                              [LOGO]

BOYD GAMING CORPORATION
    % SENIOR NOTES DUE 2003

The   % Senior Notes Due 2003 (the "Notes") are being offered (the "Offering")
by Boyd Gaming Corporation (the "Company") and will mature on            , 2003.
Interest on the Notes will be payable semi-annually on            and
           of each year commencing            , 1996. The Notes will be
redeemable at the option of the Company, in whole or in part, on or after
           , 2000, at the redemption prices set forth herein, plus accrued and unpaid interest, if any, to the date of redemption. See "Description of Notes -- Optional Redemption." Upon a Change of Control (as defined herein), and, when the Company has reached Investment Grade Status (as defined herein), upon a Change of Control and a Ratings Decline (as defined herein), holders of the Notes may require the Company to purchase all or a portion of the Notes at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest (if any) to the date of purchase. See "Description of Notes -- Repurchase at the Option of Holders Upon a Change of Control."

Concurrent with the Offering, the Company is offering 4,000,000 shares and selling stockholders are offering 1,297,201 shares of Common Stock of the Company to the public (the "Common Stock Offering" and, collectively with the Offering, the "Offerings"). See "Prospectus Summary -- The
Offering -- Concurrent Offering of Common Stock." Consummation of the Offering is not contingent upon consummation of the Common Stock Offering, and there can be no assurance that the Common Stock Offering will be consummated.

The Notes will be senior unsecured obligations of the Company and will rank pari passu in right of payment to all present and future senior Indebtedness (as defined herein) of the Company and senior to all current and future subordinated Indebtedness of the Company. The payment of principal and interest on the Notes will be unconditionally guaranteed on a senior unsecured basis by certain existing and future Restricted Subsidiaries (as defined herein) of the Company (the "Guarantors"). See "Prospectus Summary -- The Offering -- Guaranties,"
"-- Potential Par-A-Dice Guaranties" and "Description of Notes." On a pro forma basis, giving effect to the Offerings and the Par-A-Dice Acquisition (as defined herein), the total consolidated Indebtedness of the Company at March 31, 1996 would have been $716 million. At such date, the Company had $335 million of Indebtedness subordinated to the Notes. See "Use of Proceeds," "Business -- New Developments -- Par-A-Dice Acquisition" and "Description of Indebtedness." Under certain circumstances, the Notes could be structurally subordinated to the obligations of Subsidiaries (as defined herein). See "Risk Factors -- Holding Company Structure and Ability to Service Debt; Effective Subordination."

The Notes will be represented by one or more Global Securities registered in the name of the nominee of The Depository Trust Company, which will act as the depository (the "Depository"). Beneficial interests in the Global Security will be shown on, and transfers thereof will be effected only through, records maintained by the Depository and its participants. Except as described herein, Notes in definitive form will not be issued. See "Description of Notes -- Book-Entry System."

SEE "RISK FACTORS" ON PAGE 10 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS OF THE NOTES.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

NONE OF THE NEVADA GAMING COMMISSION, THE NEVADA STATE GAMING CONTROL BOARD, THE MISSISSIPPI GAMING COMMISSION, THE MISSOURI GAMING COMMISSION, THE LOUISIANA GAMING CONTROL BOARD OR ANY OTHER GAMING AUTHORITY HAS PASSED UPON THE ADEQUACY
OR ACCURACY OF THIS PROSPECTUS OR THE INVESTMENT MERITS OF THE NOTES OFFERED HEREBY. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.
- --------------------------------------------------------------------------------

                                                              UNDERWRITING           PROCEEDS TO
                                   PRICE TO PUBLIC (1)          DISCOUNT            COMPANY (1)(2)
Per Note.........................  %                      %                      %
Total............................  $                      $                      $

- --------------------------------------------------------------------------------

(1) Plus accrued interest, if any, from           , 1996 to the date of
    delivery.

(2) Before deducting expenses payable by the Company, estimated to be $500,000.

The Notes are offered subject to receipt and acceptance by the Underwriters, to prior sale and to the Underwriters' right to reject any order in whole or in part and to withdraw, cancel or modify the offer without notice. It is expected that delivery of the Notes will be made through the facilities of The Depository
Trust Company, on or about          , 1996.
SALOMON BROTHERS INC
                GOLDMAN, SACHS & CO.
                                 CIBC WOOD GUNDY
                                      SECURITIES
                                     CORPORATION
                                             BT SECURITIES CORPORATION
The date of this Prospectus is             , 1996.

                                    [LOGOS]

NEVADA REGION:

STARDUST                                    CALIFORNIA HOTEL                                      FREMONT
SAM'S TOWN                                      ELDORADO                                           JOKERS
LAS VEGAS                                                                                            WILD
                          MAIN STREET                               SAM'S TOWN
                            STATION                                    RENO
                       expected opening                          expected opening
                          end of 1996                               spring 1998
CENTRAL REGION:
SAM'S TOWN                                     SAM'S TOWN                                      PAR-A-DICE
TUNICA                                         KANSAS CITY                           expected acquisition
                                                                                            mid/late 1996
                            SILVER                                TREASURE CHEST
                             STAR                                      CHEST
NEW JERSEY REGION:
                                                STARDUST
                                              ATLANTIC CITY
                                            expected opening
                                                  1999

     IN CONNECTION WITH THE OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE SECURITIES OFFERED HEREBY AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                                [PHOTOS & MAPS]

LAS VEGAS                                              LAS VEGAS MAP
                                                  DEPICTING SEVEN PROPERTY
                                                         LOCATIONS

            STARDUST
              HOTEL

                                   ATRIUM AT
                                   SAM'S TOWN
                                   LAS VEGAS

                               [PHOTOS AND MAPS]

                                                           THE FREMONT
                                                        AND FREMONT STREET
                                                            EXPERIENCE

RENO
                       RENO MAP
                       DEPICTING
                       LOCATION OF
                       SAM'S TOWN
                       RENO

                          RENDERING OF
                            SAM'S TOWN
                                  RENO

                               PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by the more detailed information and financial statements included or incorporated in this Prospectus. Unless otherwise indicated, or the context otherwise requires, the term "Company" refers to Boyd Gaming Corporation, a Nevada corporation, and its subsidiaries. See "Risk Factors" for certain factors a prospective investor should consider in evaluating the Company before purchasing the Notes offered hereby.

                                  THE COMPANY

     Boyd Gaming Corporation is one of the leading casino entertainment companies in the United States. The Company is a multi-jurisdictional gaming company which currently owns or operates ten casino entertainment facilities, is in the process of constructing its eleventh property, acquiring its twelfth property and acquiring the land upon which it intends to construct its thirteenth property. The Company has operated successfully for more than two decades in the highly competitive Las Vegas market and has entered four new gaming jurisdictions in the past two years. The Company owns and operates six facilities in three distinct markets in Las Vegas, Nevada: the Stardust Resort and Casino (the "Stardust") on the Las Vegas Strip; Sam's Town Hotel and Gambling Hall ("Sam's Town Las Vegas"), the Eldorado Casino (the "Eldorado") and the Jokers Wild Casino ("Jokers Wild") on the Boulder Strip; and the California Hotel and Casino (the "California") and the Fremont Hotel and Casino (the "Fremont") in downtown Las Vegas. The Company also owns or manages four facilities in new gaming jurisdictions, all opened during 1994 and 1995. The Company owns and operates Sam's Town Hotel and Gambling Hall, a dockside gaming and entertainment complex in Tunica County, Mississippi that is currently undergoing a hotel and parking garage addition ("Sam's Town Tunica") and Sam's Town Kansas City, a riverboat gaming and entertainment complex in Kansas City, Missouri. The Company manages and owns a minority interest in the Treasure Chest Casino (the "Treasure Chest"), a riverboat casino in Kenner, Louisiana, and manages for the Mississippi Band of Choctaw Indians the Silver Star Hotel and Casino (the "Silver Star"), a land-based casino in the midst of a major expansion project, located near Philadelphia, Mississippi. The Company plans to open Main Street Station Hotel and Casino ("Main Street Station") by the end of calendar year 1996 in downtown Las Vegas, and recently entered into a definitive purchase agreement to acquire a riverboat casino in East Peoria, Illinois (the "Par-A-Dice Acquisition"). The Company is in the process of acquiring land on which it plans to develop a casino, hotel and entertainment complex in Reno, Nevada ("Sam's Town Reno"). Following the land acquisition, the Company expects to commence construction of Sam's Town Reno by the end of calendar year 1996. In addition, the Company and Mirage Resorts, Inc. ("Mirage") recently announced the signing of a joint venture agreement to jointly develop and own a casino hotel entertainment facility in Atlantic City, New Jersey. Assuming the completion of Main Street Station, completion of the Par-A-Dice Acquisition, development of Sam's Town Reno and completion of the expansion projects currently underway at certain of its existing facilities, the Company will own or operate an aggregate of approximately 618,000 square feet of casino space containing approximately 17,850 slot machines and over 610 table games. See "Prospectus
Summary -- Property Data."

     The Company's operating strategy stresses delivering to its primarily middle-income patrons a high-value, customer-friendly casino entertainment experience. To execute this strategy, the Company, on an ongoing basis, reinvests in its properties in order to keep them fresh and competitive, especially with respect to its slot products, and strives to achieve the highest level of customer satisfaction in order to build customer loyalty. The Company also draws upon its long-standing experience in the gaming industry to design each of its facilities to appeal to a broad range of customers within its respective markets and employs sophisticated marketing programs and techniques, including database marketing and consumer research, tailored to accomplish property-specific and company-wide objectives. The Company has successfully developed its Sam's Town western theme into a widely-recognized brand name and has similar plans for the Stardust name. The Company integrates the operations of its facilities to benefit from economies of scale and to foster collaborative generation of new ideas, products and strategies between properties.

     The Company's development and expansion strategy is to grow and further diversify its business through development and acquisition of new facilities and expansion and improvement of its existing properties. The Company masterplans its facilities to accommodate additional development and monitors its operations on an ongoing basis to expand and modify its existing properties as needed to address changing market dynamics, as demonstrated at Sam's Town Tunica and as intended at the Stardust and Sam's Town Las Vegas. The Company seeks expansion opportunities which complement its existing business. To accomplish this, the Company identifies strategic opportunities in established and new gaming jurisdictions that include one or more of the following characteristics: (i) close proximity to large population centers or high volume regional tourist areas, (ii) an imposed or legislated limited competition environment, and (iii) no significant overlap with the Company's existing properties.

NEW DEVELOPMENTS

     On April 26, 1996, the Company entered into a definitive purchase agreement to acquire 100% of the capital stock of Par A-Dice Gaming Corporation ("Par-A-Dice Gaming") and 100% of the capital stock of East Peoria Hotel, Inc. ("EPH"), each an Illinois corporation, for an aggregate consideration of approximately $175 million. The Company expects to use borrowings under its New Bank Credit Facility (as defined herein) to fund the Par-A-Dice Acquisition. See "Use of Proceeds." Par-A-Dice Gaming is the owner and operator of the Par-A-Dice Riverboat Casino in East Peoria, Illinois, and EPH is the general partner of a limited partnership which is developing a 204-room full-service hotel (the "Par-A-Dice Hotel") located immediately adjacent to the Par-A-Dice Riverboat Casino (the Par-A-Dice Riverboat Casino and the Par-A-Dice Hotel are together referred to herein as the "Par-A-Dice"). The Par-A-Dice is located in East Peoria, Illinois, approximately 170 miles from Chicago and features a state-of-the-art riverboat casino with gaming on four levels and non-gaming amenities, including three restaurants and the Par-A-Dice Hotel which is scheduled to be completed in the fall of 1996.

     The Company has identified a site in Reno, Nevada upon which it plans to develop Sam's Town Reno, a $92 million casino, hotel and entertainment complex, featuring the Sam's Town brand name and western theme. Sam's Town Reno is planned to include a 33,000 square foot casino, a hotel with 211 guest rooms and suites, five restaurants, an outdoor arena, an events center and various other amenities. The Company is in the process of acquiring the site and is currently planning to commence construction of the project by the end of calendar year 1996, with the opening occurring as early as spring 1998.

     On May 29, 1996, the Company, through a wholly-owned subsidiary, entered into a joint venture agreement with a subsidiary of Mirage (the "Mirage Joint Venture") to jointly develop and own a casino hotel entertainment facility in Atlantic City, New Jersey (the "Atlantic City Project"). The Atlantic City Project, which is expected to cost approximately $500 million, is planned to be one component of a multi-facility casino entertainment development, master-planned by Mirage for the Marina district of Atlantic City. Pursuant to the joint venture agreement, the Company will control the development and operation of the Atlantic City Project. The Atlantic City Project will be adjacent and connected to Mirage's planned wholly-owned resort. Construction is anticipated to begin after completion of the environmental remediation of the property and is expected to take approximately 24 months to complete. The Mirage Joint Venture will give the Company a presence in Atlantic City, the primary casino gaming market serving the eastern United States.

     In addition to the Par-A-Dice Acquisition and the above-mentioned expansion and development projects, the Company continues to consider development opportunities in established and new gaming markets as well as expansion of its existing facilities. The Company is currently exploring expansion opportunities at certain of its Las Vegas properties, including further development of its 61-acre Stardust site and its 63-acre Sam's Town Las Vegas site.

     The Company was incorporated in Nevada in 1988 to serve as a holding company for California Hotel and Casino ("CH&C") which was incorporated in 1973. The executive offices of the Company are located at 2950 South Industrial Road, Las Vegas, Nevada 89109, and its telephone number is (702) 792-7200.

                                 PROPERTY DATA

     The following table sets forth certain information regarding the Company's properties. Certain of these properties are in various stages of expansion or development or in the process of being acquired. There can be no assurance that such properties will contain the casino square footage, gaming units, hotel rooms or restaurants as set forth below when and if such expansion, development or acquisition is completed. See "Risk Factors -- Expansion to Other Locations; Additional Financing Requirements," "-- Uncertainties of Consummation of the Par-A-Dice Acquisition and Development of Sam's Town Reno and the Mirage Joint Venture Project" and "Business -- New Developments."

                                      CASINO
                                       SPACE         SLOT       TABLE     HOTEL                      LAND
                                     (SQ. FT.)     MACHINES     GAMES     ROOMS     RESTAURANTS     (ACRES)
                                     ---------     --------     -----     -----     -----------     -------
LAS VEGAS STRIP
Stardust Resort and Casino.........    87,000        1,976        76      2,320           7            61
DOWNTOWN LAS VEGAS
California Hotel and Casino........    36,000        1,130        38       781            5            16
Fremont Hotel and Casino...........    32,000        1,106        31       452            5             2
Main Street Station Hotel and
  Casino(a)........................    28,500          900        25       404            3            15
BOULDER STRIP
Sam's Town Las Vegas...............   118,000        2,763        55       650           12            63
Eldorado Casino....................    16,000          558        11        --            3             4
Jokers Wild Casino.................    22,500          647        13        --            2            13
NORTHERN NEVADA
Sam's Town Reno(b).................    33,000        1,200        36       211            5           100
CENTRAL REGION
Sam's Town Tunica(c)...............    75,000        1,806        78       858            5           150
Sam's Town Kansas City.............    28,000        1,018        65        --            5            34
Silver Star Hotel and Casino(d)....    85,000        2,906        89       503            5            20
Treasure Chest Casino..............    24,000          855        54        --            4            --
Par-A-Dice(e)......................    33,000          997        42       204            3            19
                                                                                         --
                                      -------       ------       ---      -----                       ---
         Total(f)..................   618,000       17,862       613      6,383          64           497
                                      =======       ======       ===      =====          ==           ===

- ---------------

(a) The information presented reflects Main Street Station after its completion, which is expected to be completed by the end of calendar year 1996.

(b) The information presented reflects Sam's Town Reno, after consummation of the pending land acquisition and completion of the project, which is expected to be completed as early as spring 1998.

(c) The information presented reflects Sam's Town Tunica after completion of the expansion, which is expected to be completed by the end of calendar year 1996. Prior to the expansion, Sam's Town Tunica had 508 hotel rooms.

(d) The information presented reflects the Silver Star after completion of the expansion, which is expected to be completed in early calendar year 1997. Prior to the expansion, Silver Star had 66,000 square feet of casino space, 1,885 slot machines, 81 table games, 100 hotel rooms and four restaurants.

(e) Pending acquisition. Reflects the Par-A-Dice Hotel after its construction which is expected to be completed by the end of calendar year 1996.

(f) Includes 504,500 square feet of casino space, 13,744 slot machines, 502 table games, 4,811 hotel rooms, 52 restaurants and 363 acres of land at existing properties, prior to completion of any expansion projects.

                                  THE OFFERING

Issuer.....................  Boyd Gaming Corporation (the "Company").

Securities Offered.........  $200 million principal amount of      % Senior
                             Notes (the "Notes") Due 2003 (the "Offering").

Maturity Date..............            1, 2003.

Interest...................  Interest on the Notes will be payable semi-annually
                             on each                1 and                1,
                             commencing                1, 1996.

Guaranties.................  The Notes will be guaranteed unconditionally as to principal, premium, if any, and interest on a senior unsecured basis (the "Guaranties") by all material existing, and certain future, Restricted Subsidiaries of the Company (the "Guarantors").

Potential Par-A-Dice
  Guaranties...............  Par-A-Dice Gaming and EPH will not be Guarantors on the date the Notes are issued, but an application is pending before the Illinois Gaming Board seeking approval for Par-A-Dice Gaming and EPH to be Guarantors. If such approval is not obtained prior to the consummation of the Par-A-Dice Acquisition, until such time as approval is so obtained, all liabilities of Par-A-Dice Gaming and EPH (including Indebtedness and trade payables, which as of March 31, 1996 aggregated $18.2 million) will effectively be senior to the Notes. While no assurance can be given that such approval will be obtained, in the event approval is obtained, Par-A-Dice Gaming and EPH would become Guarantors and guarantee the Notes unconditionally as to principal, premium, if any, and interest on a senior unsecured basis (the "Par-A-Dice Guaranties").

Ranking....................  The Notes will rank pari passu in right of payment with all existing and future unsecured senior Indebtedness of the Company and senior to all future subordinated Indebtedness of the Company. The Guaranties will be senior unsecured general obligations of the Guarantors and will rank pari passu with all existing and future senior Indebtedness of the Guarantors and senior to all future subordinated Indebtedness of the Guarantors. However, to the extent that any Indebtedness of the Company or the Guarantors is secured by Liens on any assets of the Company or the Guarantors, as will be the case with respect to Indebtedness under the New Bank Credit Facility (as defined below), the holders of such Indebtedness will have prior claim to such assets and will effectively be senior to the Notes. Under certain circumstances, the Notes could be structurally subordinated to the obligations of Subsidiaries (as defined herein). See "Risk Factors -- Holding Company Structure and Ability to Service Debt; Effective Subordination."

Optional Redemption........  The Notes will be redeemable at the option of the
                             Company, in whole or in part, at any time on or
                             after             , 2000 at the redemption prices
                             set forth herein plus accrued and unpaid interest, if any, to the date of redemption. See "Description of Notes -- Optional Redemption."

Special Redemption.........  If any Noteholders are found unsuitable under applicable Gaming Laws, the Company may, at its option, redeem such holder's Notes at the lesser of
                             (i) the Current Market Price of the Notes, (ii) the price at which the Notes were acquired by such Noteholders, excluding premium, if any, and without accrued interest, or (iii) the principal amount of such Notes without accrued interest, if any.

Change of Control..........  Upon a Change of Control, and, when the Company has reached Investment Grade Status, upon a Change of Control and a Ratings Decline, each holder of Notes will have the right to require the Company to repurchase all or any part of such holder's Notes at a repurchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, through the date of repurchase.

Certain Covenants..........  The Indenture for the Notes contains limitations on, among other things, (a) the ability of the Company to Incur additional Indebtedness, (b) the payment of dividends and other distributions with respect to the Capital Stock of the Company and the purchase, redemption or retirement of Capital Stock of the Company, (c) the making of certain Investments, (d) the Incurrence of certain Liens,
                             (e) Assets Sales, (f) the issuance and sale of Capital Stock of Restricted Subsidiaries, (g) transactions with Affiliates, (h) payment restrictions affecting Restricted Subsidiaries, and
                             (i) certain consolidations, mergers and transfers of assets. All of these limitations will be subject to a number of important qualifications. See "Description of Notes."

Use of Proceeds............  The net proceeds of the Offering (estimated to be approximately $195 million) will be used to reduce indebtedness outstanding under the Company's and CH&C's $500 million reducing revolving bank credit facility ("New Bank Credit Facility") and increase the availability thereunder. The Company expects to use borrowings under the New Bank Credit Facility to fund the Par-A-Dice Acquisition. See "Use of Proceeds" and "Description of Indebtedness."

Concurrent Offering of
  Common Stock.............  Concurrently with the Offering, the Company is offering 4,000,000 shares, and selling stockholders are offering 1,297,201 shares, of Common Stock of the Company (without giving effect to the underwriters' over-allotment options). In addition, the Company and certain Selling Stockholders have granted the underwriters options to purchase up to 730,000 additional shares of Common Stock to cover over-allotments, if any. Neither the Offering nor the Common Stock Offering is conditioned on consummation of the other. The net proceeds to the Company from the Common Stock Offering will be used to reduce outstanding indebtedness under its New Bank Credit Facility and for general corporate purposes.

                      SUMMARY CONSOLIDATED FINANCIAL DATA

     The consolidated financial information set forth below has been derived from the Consolidated Financial Statements of the Company for the respective periods presented and is qualified in its entirety by, and should be read in conjunction with, the Consolidated Financial Statements and notes thereto, "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the other financial and statistical data included elsewhere or incorporated in this Prospectus.

                                   NINE MONTHS
                                      ENDED
                                    MARCH 31,                     FISCAL YEAR ENDED JUNE 30,
                               -------------------   ----------------------------------------------------
                                 1996       1995       1995       1994       1993       1992       1991
                               --------   --------   --------   --------   --------   --------   --------
                                                    (IN THOUSANDS, EXCEPT FOR RATIO)
INCOME STATEMENT DATA
Net revenues.................  $581,509   $492,385   $660,340   $468,219   $431,174   $406,804   $349,932
Operating income.............    81,752     80,818    110,570     54,248     62,919     47,395     37,748
Interest expense, net(a).....    38,335     36,258     46,371     36,093     32,378     37,762     34,545
Income before cumulative
  effect of a change in
  accounting principle and
  extraordinary item.........    26,102     24,295     36,249     10,650     20,134      6,114        752
Income before extraordinary
  item.......................    26,102     24,295     36,249     12,685     20,134      6,114        752
Net income...................    26,102     24,295     36,249     12,685     12,737      6,114        752
Ratio of earnings to fixed
  charges(b).................      1.87       1.95       1.98       1.24       1.87       1.24         --
OTHER OPERATING DATA
Depreciation and
  amortization...............    45,868     40,953     54,518     42,136     39,450     38,853     31,957
Preopening expense...........    10,004         --         --      4,605         --         --         --
Capital expenditures.........    59,153     82,150    183,299    326,829     24,485     18,702    104,042

                                                                                          MARCH 31,
                                                                                             1996
                                                                                        --------------
                                                                                        (IN THOUSANDS)
BALANCE SHEET DATA
Total assets..........................................................................     $941,953
Long-term debt (excluding current portion)............................................      548,034
Stockholders' equity..................................................................      230,067

- ---------------
(a) Net of interest income and amounts capitalized.

(b) The ratio for fiscal 1991 has been omitted because earnings were not sufficient to cover fixed charges. The coverage deficiency was $2.1 million for fiscal 1991. For the purpose of computing the ratio of earnings to fixed charges, "earnings" consist of income before fixed charges and income taxes, adjusted to exclude interest capitalized, and "fixed charges" consist of interest cost and a portion of rental expense deemed to be interest.

                 PRO FORMA SUMMARY CONSOLIDATED FINANCIAL DATA

     The following pro forma summary consolidated financial information for the Company reflects the Par-A-Dice Acquisition. The pro forma consolidated income statement data for the nine months ended March 31, 1996 and for the year ended June 30, 1995 has been presented as if the Par-A-Dice Acquisition occurred on July 1, 1994. The pro forma consolidated balance sheet data as of March 31, 1996 has been presented as if the Par-A-Dice Acquisition occurred on March 31, 1996. The pro forma information set forth below should be read in conjunction with the consolidated financial statements of the Company, the consolidated financial statements of Par-A-Dice Gaming and the pro forma consolidated financial statements (including the notes to such financial statements) included elsewhere or incorporated in this Prospectus. The operating results for the nine months ended March 31, 1996 are not necessarily indicative of the results that may be expected for the full fiscal year.

                                             NINE MONTHS                               FISCAL YEAR
                                                ENDED                                     ENDED
                                           MARCH 31, 1996                             JUNE 30, 1995
                               ---------------------------------------   ---------------------------------------
                                COMPANY       PAR-A-DICE      COMPANY     COMPANY       PAR-A-DICE      COMPANY
                               HISTORICAL     HISTORICAL     PRO FORMA   HISTORICAL     HISTORICAL     PRO FORMA
                               ----------     ----------     ---------   ----------     ----------     ---------
                                                       (IN THOUSANDS, EXCEPT FOR RATIO)
INCOME STATEMENT DATA
Net revenues.................   $ 581,509      $ 79,909      $661,418     $ 660,340      $100,017      $760,357
Operating income.............      81,752        21,996       101,248       110,570        26,980       134,216
Interest expense, net (a)....      38,335           611        48,051        46,371           979        59,556
Net income...................      26,102        21,074        32,431        36,249        25,493        42,951
OTHER OPERATING DATA
Depreciation and
  amortization...............      45,868         3,306        51,674        54,518         4,426        62,278
Preopening expense...........      10,004            --        10,004            --            --            --
Capital expenditures.........      59,153        11,316        70,469       183,299         2,517       185,816

                                                                                    MARCH 31, 1996
                                                                                 ---------------------
                                                                                  ACTUAL    PRO FORMA
                                                                                 --------   ----------
                                                                                    (IN THOUSANDS)
BALANCE SHEET DATA
Total assets...................................................................  $941,953   $1,128,313
Long-term debt (excluding current portion).....................................   548,034      728,809
Stockholders' equity...........................................................   230,067      230,067

- ---------------
(a) Net of interest income and amounts capitalized.

                                  RISK FACTORS

     This Prospectus contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended. Discussions containing such forward-looking statements may be found in the material set forth under "Prospectus Summary," "Use of Proceeds," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business," as well as within the Prospectus generally (including the documents incorporated by reference therein). Also, documents subsequently filed by the Company with the Commission may contain forward-looking statements. Actual results could differ materially from those projected in the forward-looking statements as a result of the risk factors set forth below and the matters set forth or incorporated by reference in the Prospectus generally. The Company cautions the reader, however, that this list of factors may not be exhaustive, particularly with respect to future filings. Before making a decision to purchase any of the securities described in this Prospectus, prospective investors should carefully consider the following factors.

HOLDING COMPANY STRUCTURE AND ABILITY TO SERVICE DEBT; EFFECTIVE SUBORDINATION

     The Company is a holding company whose operations are conducted through subsidiaries. The Company, therefore, will be dependent on the earnings and cash flow of its subsidiaries to meet its debt obligations, including its obligations with respect to the Notes. The ability of certain subsidiaries of the Company to make payments to the Company is governed by the gaming laws of certain jurisdictions, which place limits on the amount of funds which may be transferred to the Company and may require prior or subsequent approval for any such payments. See "Risk Factors -- Governmental Regulation; Environmental Risk." Accordingly, there can be no assurance that the subsidiaries will be able to, or will be permitted to, pay to the Company amounts necessary to service the Notes.

     The Guaranties of the Notes may provide a basis for a direct claim against the Guarantors; however, it is possible that the Guaranties may not be enforceable. See "Risk Factors -- Fraudulent Transfer Considerations" and
"-- Governmental Regulation; Environmental Risk." If the Guaranties are not enforceable, the Notes will effectively be subordinated to all indebtedness, trade payables and other liabilities of the Guarantors. On March 31, 1996, the Guarantors had aggregate trade payables of $88 million and total consolidated long-term debt (excluding current portion) of approximately $548 million. Additionally, the Guarantors have other liabilities, including contingent liabilities, which may be substantial. Par-A-Dice Gaming and EPH will be required by the Indenture to guarantee the Notes.

     Obligations under the New Bank Credit Facility are secured by liens on certain assets of the Company. Subject to compliance with certain tests in the Indenture that limit the aggregate amount of senior indebtedness that may be incurred by the Company, the Company is entitled to increase the amounts available for borrowings and outstanding indebtedness under the New Bank Credit
Facility above the initial availability of $   million, up to the aggregate
amount that is so permitted, from time to time, under such tests. In such event, such additional indebtedness could likely be secured by liens on certain or all of the Company's and its Subsidiaries' assets at such time. Upon any distribution of the assets of the Company or the Guarantors upon liquidation, reorganization or insolvency, the New Bank Credit Facility creditors would be entitled to payment in full out of the assets securing the New Bank Credit Facility prior to payment to the Holders of the Notes, and the rights of the Holders of the Notes are therefore effectively subordinated to the rights of such creditors. If the New Bank Credit Facility creditors were to foreclose on the collateral securing the New Bank Credit Facility, it is possible that insufficient assets would remain after satisfaction of such indebtedness to satisfy fully the claim of the Holders of the Notes.

LEVERAGE AND DEBT SERVICE

     At March 31, 1996, the Company had total consolidated long-term debt (excluding current portion) of approximately $548 million, including $228 million under its Former Bank Credit Facilities (as defined herein) which the
Company replaced with the New Bank Credit Facility on June   , 1996. The New
Bank Credit Facility is a five-year, $500 million reducing revolving credit facility. Debt service requirements on the New Bank Credit Facility consists of interest expense on outstanding indebtedness. Beginning in

December 1998, the total principal amount available under the New Bank Credit Facility will be reduced by $25 million and reduced by an additional $50 million at the end of each six-month period thereafter. Debt service requirements on the 11% Notes (as defined herein) issued by a financing subsidiary of CH&C consist of semi-annual interest payments and repayment of the $185 million principal amount on December 1, 2002, and debt service requirements under the Company's 10.75% Notes (as defined herein) consist of semi-annual interest payments and repayment of the $150 million principal amount on September 1, 2003. The Company expects to fund the Par-A-Dice Acquisition from borrowings under the New Bank Credit Facility. The Company also will fund its existing $40 million expansion project for Sam's Town Tunica, the $45 million renovation, expansion and re-equipping of Main Street Station, the $92 million Sam's Town Reno project and its subsidiary's capital contributions to the Mirage Joint Venture with borrowings under the New Bank Credit Facility, proceeds from the Offerings and other financing to the extent not funded from cash flow from operations. The Company's ability to service its debt will be dependent on its future performance, which will be affected by prevailing economic conditions and financial, business and other factors, certain of which are beyond the Company's control. Accordingly, no assurance can be given that the Company will maintain a level of operating cash flow that will permit it to service its obligations. If the Company is unable to generate sufficient cash flow or is unable to refinance or extend outstanding amounts, it will have to adopt one or more alternatives, such as reducing or delaying planned expansion and capital expenditures, selling assets, restructuring debt or obtaining additional equity capital. There is no assurance that any of these financing strategies could be effected on satisfactory terms. In addition, certain states' laws contain restrictions on the ability of companies engaged in the gaming business to undertake certain financing transactions. Such restrictions may prevent the Company from obtaining necessary capital. See "Capitalization," "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources," "Risk Factors -- Expansion to Other Locations; Additional Financing Requirements" and "-- Governmental Regulation; Environmental Risks."

UNCERTAINTIES OF CONSUMMATION OF THE PAR-A-DICE ACQUISITION AND DEVELOPMENT OF SAM'S TOWN RENO AND THE MIRAGE JOINT VENTURE PROJECT

     On April 26, 1996, the Company entered into a definitive stock purchase agreement for the Par-A-Dice Acquisition. The Par-A-Dice Acquisition is subject to regulatory approvals, including the approval of the Illinois Gaming Board and the Mississippi Gaming Commission. No assurance can be given that the necessary approvals will be received. The Company has no prior experience in Illinois, and no assurance can be given that the Company will be able to compete successfully in this market. Furthermore, the Par-A-Dice Acquisition is subject to certain closing conditions, and there can be no assurance that the acquisition will be completed according to the terms currently contemplated, if at all.

     The Company has reached preliminary agreement for the acquisition of a 100-acre parcel of land upon which it plans to build a casino hotel and entertainment complex in Reno, Nevada. Sam's Town Reno is subject to a number of contingencies, including, but not limited to, execution of an definitive acquisition agreement, approval of, and licensing by, the Nevada gaming authorities, land-use permits, building and zoning permits and liquor licenses. Accordingly, there can be no assurance that Sam's Town Reno will be completed according to the terms currently contemplated, if at all.

     On May 29, 1996, the Company entered into a joint venture agreement with Mirage to jointly develop and own a casino hotel entertainment facility in the Marina district of Atlantic City, New Jersey. The casino hotel project contemplated by the Mirage Joint Venture is subject to a number of contingencies, including, but not limited to, approval and funding by government authorities of highway improvements necessary to accommodate the additional traffic that would be generated to and from the Marina district, approval of, and licensing by, the New Jersey gaming authorities, state and local land-use permits, building and zoning permits, liquor licenses and funding requirements. Accordingly, there can be no assurance that the Atlantic City Project will be completed according to the terms currently contemplated, if at all. In addition, the Company has no prior experience in New Jersey, and no assurance can be given that, if the project is completed, the Company will be able to successfully compete in this market. See "Business -- New Developments."

EXPANSION TO OTHER LOCATIONS; ADDITIONAL FINANCING REQUIREMENTS

     The Company is engaged in several projects to expand its operations, and regularly evaluates development and expansion opportunities. See
"Business -- Properties." Each of these projects will be subject to the many risks inherent in the establishment of a new business enterprise, including unanticipated design, construction, regulatory, environmental and operating problems, and the significant risks commonly associated with implementing a marketing strategy in new markets. There can be no assurance that any of these projects will become operational within the time frames and budgets currently contemplated or at all. Moreover, the Company will incur significant costs and expenses in connection with its current expansion projects. There can be no assurance that these expenditures will ultimately result in the establishment of profitable operations.

     Many permits, licenses and approvals necessary for the Company's expansion projects have not yet been obtained. The scope of the approvals required for projects of this nature is extensive, including, without limitation, gaming approvals, state and local land-use permits, building and zoning permits and liquor licenses. Unexpected changes or concessions required by local, state or federal regulatory authorities could involve significant additional costs and delay the scheduled openings of the facilities. There can be no assurance that the Company will receive the necessary permits, licenses and approvals or that such permits, licenses and approvals will be obtained within the anticipated time frame. In addition, although the Company designs its expansion projects for existing facilities to minimize disruption of business operations, major expansion projects, such as those currently underway at Sam's Town Tunica and the Silver Star and those being considered for the Stardust and Sam's Town Las Vegas, require, from time to time, portions of the casino and parking areas to be closed and disrupt portions of existing casino or hotel operations to some extent. Any significant disruption in casino or hotel operations could have a material adverse effect on the Company's business and results of operations.

     The Company intends to finance its current and future expansion projects primarily with cash flow from operations, borrowings under its New Bank Credit Facility, proceeds from the Offerings, and vendor and other financing, which may include additional borrowings to the extent permitted under its existing debt agreements and funds obtained through public offerings and/or private placements of equity and debt securities. No assurance can be given that the aforementioned sources of funds will be sufficient to finance the Company's expansion, or that other financing will be available on acceptable terms, in a timely manner or at all. In addition, the 11% Notes, the 10.75% Notes, the New Bank Credit Facility and the Notes contain certain restrictions on the ability of the Company to incur additional indebtedness. See "Risk Factors -- Holding Company Structure and Ability to Service Debt; Effective Subordination," "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources," "Description of Notes" and "Description of Indebtedness."

COMPETITION

     The gaming industry is highly competitive. Gaming activities include: traditional land-based casinos; riverboat and dockside gaming; casino gaming on Indian land; state-sponsored lotteries; video poker in restaurants, bars and hotels; pari-mutuel betting on horse racing, dog racing and jai-alai; sports bookmaking and card rooms. The casinos owned, managed and being developed by the Company compete and will in the future compete with all these forms of gaming and will compete with any new forms of gaming that may be legalized in existing and additional jurisdictions, as well as with other types of entertainment. The Company also competes with other gaming companies for opportunities to acquire legal gaming sites in emerging and established gaming jurisdictions and for the opportunity to manage casinos on Indian land. Some of the competitors of the Company have greater financial and other resources than the Company. Such competition in the gaming industry could adversely affect the Company's ability to compete for new gaming opportunities. In addition, further expansion of gaming into new jurisdictions could also adversely affect the Company's business by diverting its customers to competitors in such new jurisdictions. In particular, the expansion of casino gaming in or near any geographic area from which the Company attracts or expects to attract a significant number of its customers could have a material adverse effect on the Company's business. See "Business -- New Developments."

GOVERNMENTAL REGULATION; ENVIRONMENTAL RISKS

     The ownership and operation of the Company's gaming facilities and the Par-A-Dice are subject, and the Atlantic City Project will be subject, to extensive regulation by state and local regulatory authorities. Nevada, Mississippi, Missouri, Louisiana, Illinois and New Jersey have each promulgated detailed regulations governing gaming operations. Regulatory authorities in these states have broad powers with respect to the licensing of casino operations, and may revoke, suspend, condition or limit the Company's gaming licenses, impose substantial fines and take other actions, any one of which could have a material adverse effect on the Company's business. Directors, officers and certain key employees of the Company must also be approved by certain state regulatory authorities. If state regulatory authorities were to find a person occupying any such position unsuitable, the Company would be required to sever its relationship with that person. Charles L. Ruthe, President and a director of the Company, has been on a leave of absence as President and a director of the Company since September 1995 pending investigation by the Missouri Gaming Commission of certain matters relating to Mr. Ruthe's suitability to hold a Missouri gaming license. There can be no assurance that Mr. Ruthe's application for a Missouri gaming license will be granted. Certain public issuances of securities and certain other transactions by the Company also require the approval of certain state regulatory authorities. In addition, Mississippi gaming authorities must approve any future expansion of the Company's gaming operations outside of Mississippi.

     The Company operates the Silver Star pursuant to a management agreement with the Mississippi Band of Choctaw Indians. The operation and management of the Silver Star is subject to the regulating authority of the National Indian Gaming Commission ("NIGC") and the Choctaw Gaming Commission. Under the Indian Gaming Regulatory Act of 1988 ("IGRA"), management contracts for Indian gaming facilities must be approved by the NIGC. In addition, the Company, its directors, persons with management responsibility, certain owners of the Company and certain persons with a financial interest in the management agreement as determined by the NIGC and the Choctaw Gaming Commission must provide background information and be investigated by the NIGC and the Choctaw Gaming Commission and be approved in connection with the approval of a management contract by the NIGC and issuance of a license to the Company to operate a gaming facility by the Choctaw Gaming Commission. Persons who acquire beneficial ownership of the Company's securities may be subject to certain reporting and qualification procedures established by the NIGC and the Choctaw Gaming Commission. Such limitations could adversely affect the marketability of the Notes or could affect or prevent certain corporate transactions, including mergers or other business combinations.

     The Company is subject to a variety of regulations in the states in which it operates. If additional gaming regulations are adopted in a state in which the Company operates, such regulations could impose restrictions or costs that could have a material adverse effect on the Company. From time to time, various proposals are introduced in some of the legislatures of the states in which the Company has existing or planned operations that, if enacted, would adversely affect the tax, regulatory, operational or other aspects of the gaming industry and the Company. No assurance can be given that such legislation will not be enacted. The federal government has also previously considered a federal tax on casino revenues and may consider such tax in the future. In addition, gaming companies are currently subject to significant state and local taxes and fees in addition to normal federal and state corporate income taxes, and such taxes and fees are subject to increase at any time. Any material increase in these taxes or fees could adversely affect the Company.

     The Company is subject to certain federal, state and local safety and health laws, regulations and ordinances that apply to non-gaming businesses generally, such as the Clean Air Act, Clean Water Act, Occupational Safety and Health Act, Resource Conservation Recovery Act and the Comprehensive Environmental Response, Compensation and Liability Act. The Company has not made, and does not anticipate making, material expenditures with respect to such environmental laws and regulations.

However, the coverage and attendant compliance costs associated with such laws, regulations and ordinances may result in future additional costs to the Company's operations. For example, in 1990 the U.S. Congress enacted the Oil Pollution Act to consolidate and rationalize mechanisms under various oil spill response laws. Pursuant to the Oil Pollution Act, the Department of Transportation implemented regulations requiring owners and operators of certain vessels to establish and maintain through the U.S. Coast Guard evidence of financial responsibility sufficient to meet their potential liability under both the Oil Pollution Act and the Comprehensive Environmental Response, Compensation, and Liability Act for discharges of oil or hazardous substances. This requirement may be satisfied by either proof of adequate insurance (including self-insurance) or the posting of a surety bond or guaranty.

     The riverboats operated by the Company must comply with U.S. Coast Guard requirements as to boat design, on-board facilities, equipment, personnel and safety. Each of them must hold a Certificate of Seaworthiness or must be approved by the American Bureau of Shipping ("ABS") for stabilization and flotation, and may also be subject to local zoning and building codes. The U.S. Coast Guard requirements establish design standards, set limits on the operation of the vessels and require individual licensing of all personnel involved with the operation of the vessels. Loss of a vessel's Certificate of Seaworthiness or ABS approval would preclude its use as a floating casino. In addition, U.S. Coast Guard regulations require a hull inspection at a U.S. Coast Guard-approved dry docking facility for all cruising riverboats at five-year intervals. Currently, the closest such facility to Sam's Town Kansas City is located in St. Louis, Missouri. The travel to and from such docking facility, as well as the time required for inspections of the Sam's Town Kansas City and Treasure Chest riverboats, and, if the Par-A-Dice Acquisition is consummated, the Par-A-Dice riverboat, could be significant. The loss of a dockside casino or riverboat casino from service for any period of time could adversely affect the Company's operating results.

MANAGEMENT CONTRACT OF LIMITED DURATION

     The management contract for the Silver Star, which is owned by the Mississippi Band of Choctaw Indians, expires in July 2001. The Company must submit any renewal of the management contract to the NIGC, which has the right to review management contracts. There can be no assurance that the current management contract will be renewed upon expiration or approved by the NIGC upon any such review. The failure to renew the Company's management contract would result in the loss of revenues to the Company derived from the Silver Star management contract which could have an adverse effect on the Company. The NIGC also has the right to review contracts and has the authority to reduce the term of a management contract or the management fee or otherwise require modification of the contract, which could have an adverse effect on the Company.

RELIANCE ON CERTAIN MARKETS

     The California and the Fremont derive a substantial portion of their customers from the Hawaiian market. In fiscal 1995, patrons from Hawaii made up over 90% of the room nights at the California and over 60% at the Fremont. An increase in fuel costs or transportation prices, a decrease in airplane seat availability or a deterioration of relations with tour and travel agents, as they affect travel between the Hawaii markets and the Company's facilities, could materially adversely affect the Company's results. The Company's Las Vegas properties also draw a substantial number of customers from certain other specific geographic areas, including Southern California, Arizona, Las Vegas and the Midwest. Sam's Town Tunica draws patrons from northern Mississippi, western Tennessee (principally Memphis) and Arkansas. The Treasure Chest appeals primarily to local market patrons and attracts patrons from the western suburbs of New Orleans. The Silver Star draws customers from central Mississippi, including the greater Jackson area, and central Alabama, including Birmingham, Montgomery and Tuscaloosa. Sam's Town Kansas City draws customers from the greater Kansas City metropolitan area, as well as from other parts of Missouri and Kansas. The Par-A-Dice draws customers not only from the greater Peoria area but also from Chicago, Indiana, Iowa and Missouri. Adverse economic conditions in any of these markets, or the failure of the Company's facilities to continue to attract customers from these geographic markets as a result of increased competition in those markets, could have a material adverse effect on the Company's operating results.

FRAUDULENT TRANSFER CONSIDERATIONS

     The obligation of each of the Guarantors of the Notes may be subject to review under state or federal fraudulent transfer laws. Under such laws, if a court in a lawsuit by an unpaid creditor or representative of creditors of a subsidiary, such as a trustee in bankruptcy or such Guarantor as debtor-in-possession, were to find that at the time such obligation was incurred, such Guarantor, among other things, (a) did not receive fair consideration or reasonably equivalent value therefor and (b) either (i) was insolvent, (ii) was rendered insolvent, (iii) was engaged in a business or transaction for which its remaining unencumbered assets constituted unreasonably small capital, or (iv) intended to incur or believed that it would incur debts beyond its ability to pay such debts as they matured, such court could avoid such Guarantor's obligation and direct the return of any payments made under the Guaranty to such Guarantor or to a fund for the benefit of its creditors. Moreover, regardless of the factors identified in the foregoing clauses (i) through (iv), such court could avoid such obligation and direct such repayment, if it found that the obligation was incurred with intent to hinder, delay or defraud such Guarantor's creditors. In any such event, the holders of the Notes would have to seek repayment from other Guarantors whose guarantee obligations had not been avoided.

     The measure of insolvency for purposes of the foregoing will vary depending upon the law of the jurisdiction being applied. Generally, however, an entity would be considered insolvent if the sum of its debts is greater than all of its property at a fair valuation or if the present fair salable value of its assets is less than the amount that will be required to pay its probable liability on its existing debts as they become absolute and matured.

REGULATORY REDEMPTION

     If the ownership of any of the Notes by any person or entity will preclude, interfere with, threaten or delay the issuance, maintenance, existence or reinstatement of any gaming or liquor license, permit or approval, or result in the imposition of burdensome terms or conditions on such license, permit or approval, as determined by any governmental authority or the Board of Directors of the Company, such Holder shall be required to dispose of such Notes within a specified time and, if the Holder of the Notes fail to dispose of them within such time, the Company shall have the right to redeem the Notes at a price, without accrued interest, if any, equal to the lowest of the Holder's cost, the principal amount of such Notes or the average of the current market prices of such Notes. See "Description of Notes -- Mandatory Disposition or Redemption Pursuant to Gaming Laws."

LACK OF PUBLIC MARKET

     The Notes are a new issue of securities, have no established trading market and may not be widely distributed. The Underwriters have informed the Company that they intend to make a market in the Notes as permitted by applicable laws and regulations; however, the Underwriters are not obligated to do so and may discontinue such market-making activities at any time without notice to the holders of the Notes. Accordingly, there can be no assurance that a trading market for the Notes will develop or be maintained. Moreover, if a market for the Notes does develop, holders may not be able to resell the Notes for an extended period of time, if at all. If a trading market develops for the Notes, future trading prices of such securities will depend on many factors, including, among other things, prevailing interest rates, the Company's results of operations and the market for similar securities.

                                USE OF PROCEEDS

     The net proceeds to the Company from the Offering, after deduction of selling and offering expenses, are estimated to be approximately $195 million. The Company intends to use the net proceeds of this Offering to reduce outstanding indebtedness under its New Bank Credit Facility. If the concurrent Common Stock Offering is consummated, the net proceeds to the Company from that offering are estimated to be $62.9 million ($72.4 million if the underwriters' over-allotment options are exercised in full). The Company intends to use those net proceeds to reduce outstanding indebtedness under its New Bank Credit Facility and for general corporate purposes.

     Borrowings under the New Bank Credit Facility mature in June 2001 and bear interest based on the agent bank's reference rate or the London Interbank
Offered Rate, at the Company's discretion. As of June   , 1996, the interest
rate for the New Bank Credit Facility was      % per annum. The indebtedness
under the New Bank Credit Facility was used to pay outstanding amounts under the Company's and certain of its subsidiaries' former bank credit facilities ("Former Bank Credit Facilities") and for general corporate purposes. The Company expects to incur substantial additional borrowings under the New Bank Credit Facility to fund the Par-A-Dice Acquisition and as necessary on a periodic basis in connection with the completion of construction at Sam's Town Tunica, Main Street Station, the Sam's Town Reno, the Company's capital contributions to the Mirage Joint Venture and for general corporate purposes, including certain elements of other planned improvements and expansions at the Company's existing facilities. In addition, the Company may use borrowings under the New Bank Credit Facility to fund the redemption of the 10.75% Notes which become redeemable in September 1996. For a description of the New Bank Credit Facility, see "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources" and "Description of Indebtedness."

                                 CAPITALIZATION

     The following sets forth (i) the consolidated capitalization of the Company as of March 31, 1996, (ii) such capitalization as adjusted to give effect to the Offerings (without giving effect to the exercise of the Underwriters' over-allotment options) and the New Bank Credit Facility, and (iii) the capitalization as adjusted and pro forma to reflect the Par-A-Dice Acquisition. This table should be read in conjunction with the pro forma consolidated financial statements of the Company and the consolidated financial statements of the Company and of Par-A-Dice Gaming which are included elsewhere or incorporated in this Prospectus.

                                                                     MARCH 31, 1996
                                                        ----------------------------------------
                                                                     AS ADJUSTED
                                                                       FOR THE       AS ADJUSTED
                                                                     OFFERINGS/        AND PRO
                                                                      NEW BANK        FORMA FOR
                                                                       CREDIT        PAR-A-DICE
                                                         ACTUAL       FACILITY       ACQUISITION
                                                        --------     -----------     -----------
                                                                     (IN THOUSANDS)
Cash, cash equivalents and marketable securities......  $ 51,918      $  78,018      $    58,637
                                                        ========       ========       ==========
Long-term debt, including current portion
  Notes payable under Former Bank Credit
     Facilities(a)....................................  $228,250      $      --      $        --
  Notes payable under New Bank Credit Facility(b).....        --             --          155,675
    % Notes due 2003..................................        --        200,000          200,000
  11% Senior Subordinated Notes due 2002(c)...........   185,000        185,000          185,000
  10.75% Senior Subordinated Notes due 2003(d)........   150,000        150,000          150,000
  Other...............................................    25,441         25,441           25,441
                                                        --------       --------       ----------
          Total long-term debt........................   588,691        560,441          716,116
Stockholders' equity..................................   230,067        292,219          292,219
                                                        --------       --------       ----------
          Total capitalization........................  $818,758      $ 852,660      $ 1,008,335
                                                        ========       ========       ==========

- ---------------
(a) Borrowings under the Company's and its subsidiaries' Former Bank Credit Facilities at March 31, 1996 represented obligations of subsidiaries of the Company as follows: $144.3 million for CH&C; $54.0 million for Sam's Town Tunica; and $30.0 million for Sam's Town Kansas City.

(b) Represents borrowings under the New Bank Credit Facility to fund the Par-A-Dice Acquisition.

(c) The 11% Notes are obligations of California Hotel Finance Corporation, a wholly-owned special purpose subsidiary of CH&C and are guaranteed on a senior subordinated basis by CH&C.

(d) The 10.75% Notes are obligations of the Company.

                      SELECTED CONSOLIDATED FINANCIAL DATA

     The selected consolidated financial data presented below as of and for the fiscal years ended June 30, 1995 and 1994, and for the fiscal year ended June 30, 1993, have been derived from consolidated financial statements of the Company audited by Deloitte & Touche LLP and contained elsewhere in this Prospectus. The selected consolidated financial data presented below as of June 30, 1993, and as of and for the fiscal years ended June 30, 1992 and 1991, have been derived from audited consolidated financial statements of the Company not contained herein. The selected consolidated financial data presented below as of March 31, 1996 and for the nine months ended March 31, 1996 and 1995 have been derived from unaudited consolidated financial statements of the Company. Management believes that the unaudited consolidated financial statements include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the results for such periods. Operating results for the nine months ended March 31, 1996 and the fiscal years shown below are not necessarily indicative of the results that may be expected for the full fiscal year.

                                            NINE MONTHS          FISCAL YEAR ENDED JUNE 30,
                                               ENDED
                                             MARCH 31,
                                                           --------------------------
                                                   ------------------------------------------------------
                                          1996       1995         1995       1994       1993       1992       1991
                                        --------   --------     --------   --------   --------   --------   --------
                                                           (IN THOUSANDS, EXCEPT FOR RATIO DATA)
INCOME STATEMENT DATA
Net revenues..........................  $581,509   $492,385     $660,340   $468,219   $431,174   $406,804   $349,932
Operating expense.....................   499,757    411,567      549,770    413,971    368,255    359,409    312,184
                                        --------   --------     --------   --------   --------   --------   --------
Operating income......................    81,752     80,818      110,570     54,248     62,919     47,395     37,748
Interest expense(a)...................    38,335     36,258       46,371     36,093     32,378     37,762     34,545
Gain (loss) on investment.............        --         --           --         --      1,062         --     (1,820)
                                        --------   --------     --------   --------   --------   --------   --------
Income before provision for income
  taxes, cumulative effect of a change
  in accounting principle and
  extraordinary item..................    43,417     44,560       64,199     18,155     31,603      9,633      1,383
Provision for income taxes............    17,315     20,265       27,950      7,505     11,469      3,519        631
                                        --------   --------     --------   --------   --------   --------   --------
Income before cumulative effect of a
  change in accounting principle and
  extraordinary item..................    26,102     24,295       36,249     10,650     20,134      6,114        752
Cumulative effect of a change in
  accounting for income taxes.........        --         --           --      2,035         --         --         --
                                        --------   --------     --------   --------   --------   --------   --------
Income before extraordinary item......    26,102     24,295       36,249     12,685     20,134      6,114        752
Extraordinary item, net of tax........        --         --           --         --     (7,397)        --         --
                                        --------   --------     --------   --------   --------   --------   --------
Net income............................    26,102     24,295       36,249     12,685     12,737      6,114        752
Dividends on preferred stock..........        --         --           --        467      1,881      1,920      1,929
                                        --------   --------     --------   --------   --------   --------   --------
Net income (loss) applicable to common
  stock...............................  $ 26,102   $ 24,295     $ 36,249   $ 12,218   $ 10,856   $  4,194   $ (1,177)
                                        ========   ========     ========   ========   ========   ========   ========
Ratio of earnings to fixed
  charges(b)..........................      1.87       1.95         1.96       1.24       1.87       1.24         --
OTHER OPERATING DATA
Depreciation and amortization.........  $ 45,868   $ 40,953     $ 54,518   $ 42,136   $ 39,450   $ 38,853   $ 31,957
Preopening expense....................    10,004         --           --      4,605         --         --         --
Capital expenditures..................    59,153     82,150      183,299    326,829     24,485     18,702    104,042

                                                  NINE MONTHS
                                                     ENDED
                                                   MARCH 31,                 FISCAL YEAR ENDED JUNE 30,
                                                  -----------   ----------------------------------------------------
                                                     1996         1995       1994       1993       1992       1991
                                                  -----------   --------   --------   --------   --------   --------
                                                                            (IN THOUSANDS)
BALANCE SHEET DATA
Total assets....................................   $ 941,953    $949,513   $836,297   $500,123   $467,133   $514,861
Long-term debt (excluding current portion)......     548,034     587,957    525,637    364,927    317,106    361,743
Stockholders' equity............................     230,067     202,613    164,405     72,686     62,668     58,532

- ---------------
(a) Net of interest income and amounts capitalized.

(b) The ratio for fiscal 1991 has been omitted because earnings were not sufficient to cover fixed charges. The coverage deficiency was $2.13 million for fiscal 1991. For the purpose of computing the ratio of earnings to fixed charges, "earnings" consist of income before fixed charges and income taxes, adjusted to exclude interest capitalized, and "fixed charges" consist of interest cost and a portion of rental cost deemed to be interest.

                            BOYD GAMING CORPORATION

                  PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

     The accompanying pro forma consolidated financial statements present pro forma information for the Company and Par-A-Dice Gaming giving effect to the Par-A-Dice Acquisition. The pro forma consolidated financial statements of the Company are based on the historical consolidated financial statements of the Company and Par-A-Dice Gaming as of and for the nine months ended March 31, 1996 and the year ended June 30, 1995.

     The accompanying pro forma consolidated income statements for the nine months ended March 31, 1996 and for the year ended June 30, 1995, have been presented as if the Par-A-Dice Acquisition occurred on July 1, 1994. The accompanying pro forma consolidated balance sheet at March 31, 1996 has been presented as if the Par-A-Dice Acquisition occurred on March 31, 1996.

     The pro forma adjustments are based on currently available information and upon certain assumptions that management of the Company believes are reasonable under the circumstances.

     THESE PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS ARE PROVIDED FOR INFORMATIONAL PURPOSES ONLY AND ARE NOT NECESSARILY INDICATIVE OF THE RESULTS THAT WILL BE ACHIEVED FOR FUTURE PERIODS. THESE PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS DO NOT PURPORT TO REPRESENT WHAT THE COMPANY'S RESULTS OF OPERATIONS OR FINANCIAL POSITION WOULD ACTUALLY HAVE BEEN IF THE PAR-A-DICE ACQUISITION IN FACT HAD OCCURRED AT JULY 1, 1994 OR MARCH 31, 1996. THESE PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS AND THE RELATED NOTES THERETO SHOULD BE READ IN CONJUNCTION WITH THE COMPANY'S CONSOLIDATED FINANCIAL STATEMENTS AND THE CONSOLIDATED FINANCIAL STATEMENTS OF PAR-A-DICE GAMING INCLUDED ELSEWHERE OR INCORPORATED IN THIS PROSPECTUS.

                            BOYD GAMING CORPORATION

                     PRO FORMA CONSOLIDATED BALANCE SHEETS
                                 MARCH 31, 1996
                                 (IN THOUSANDS)

                                                                       ADJUSTMENTS
                                            COMPANY      PAR-A-DICE        AND            COMPANY
                                           HISTORICAL    HISTORICAL    ELIMINATIONS      PRO FORMA
                                           ----------    ----------    -----------       ----------
ASSETS
Current assets
  Cash and cash equivalents..............   $  51,918     $  6,719      $  180,775(a)
                                                                            (3,000)(b)
                                                                           (17,100)(c)
                                                                          (160,675)(d)   $   58,637
  Accounts receivable, net...............      17,358          384                           17,742
  Inventories............................       6,455          266                            6,721
  Prepaid expenses.......................      17,039          391                           17,430
                                             --------      -------                       ----------
     Total current assets................      92,770        7,760                          100,530
Property, equipment and leasehold
  interests, net.........................     782,754       50,077               (e)        832,831
Other assets and deferred charges........      55,810        1,271           3,000(b)
                                                                            (1,117)(d)       58,964
Goodwill and intangibles, net............      10,619                      125,369(d)       135,988
                                             --------      -------        --------       ----------
     Total assets........................   $ 941,953     $ 59,108      $  127,252       $1,128,313
                                             ========      =======        ========       ==========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
  Current portion of long-term debt......   $  40,657     $  2,400      $   (2,400)(c)   $   40,657
  Accounts payable.......................      40,066        1,091                           41,157
  Accrued liabilities....................
     Payroll and related.................      21,491           --                           21,491
     Interest and other..................      25,229        3,494                           28,723
  Income taxes payable...................       3,882           --                            3,882
                                             --------      -------        --------       ----------
     Total current liabilities...........     131,325        6,985          (2,400)         135,910
Long-term debt, net of current
  maturities.............................     548,034       14,700         180,775(a)
                                                                           (14,700)(c)      728,809
Deferred income taxes....................      32,527           --                           32,527
Minority interest........................          --        1,000                            1,000
Commitments..............................
Stockholders' equity
  Common stock...........................         571           --                              571
  Additional paid-in capital.............     101,436        9,048          (9,048)(d)      101,436
  Retained earnings......................     128,060       27,375         (27,375)(d)      128,060
                                             --------      -------        --------       ----------
     Total stockholders' equity..........     230,067       36,423         (36,423)         230,067
                                             --------      -------        --------       ----------
     Total liabilities and stockholders'
       equity............................   $ 941,953     $ 59,108      $  127,252       $1,128,313
                                             ========      =======        ========       ==========

  The accompanying notes are an integral part of these pro forma consolidated financial statements.

                            BOYD GAMING CORPORATION

                  PRO FORMA CONSOLIDATED STATEMENTS OF INCOME
                        NINE MONTHS ENDED MARCH 31, 1996
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                         ADJUSTMENTS
                                          COMPANY       PAR-A-DICE           AND              COMPANY
                                         HISTORICAL     HISTORICAL      ELIMINATIONS         PRO FORMA
                                         ----------     ----------     ---------------       ---------
Revenues
  Casino...............................   $ 413,097      $ 74,012         $                  $ 487,109
  Food and beverage....................     105,703         5,861                              111,564
  Rooms................................      52,308            --                               52,308
  Other................................      35,300         1,705                               37,005
  Management fees and joint venture....      30,893            --                               30,893
                                           --------       -------          --------           --------
Gross revenues.........................     637,301        81,578                              718,879
Less promotional allowances............      55,792         1,669                               57,461
                                           --------       -------          --------           --------
     Net revenues......................     581,509        79,909                              661,418
                                           --------       -------          --------           --------
Costs and expenses
  Casino...............................     203,769        25,319                              229,088
  Food and beverage....................      74,337         5,598                               79,935
  Rooms................................      17,910            --                               17,910
  Other................................      25,653         1,203                               26,856
  Selling, general and
     administrative....................      83,179        20,327                              103,506
  Maintenance and utilities............      22,620         2,160                               24,780
  Depreciation and amortization........      45,868         3,306            (3,306)(f)
                                                                              5,806(g)          51,674
  Corporate expense....................      16,417            --                               16,417
  Preopening expense...................      10,004            --                               10,004
                                           --------       -------          --------           --------
     Total.............................     499,757        57,913             2,500            560,170
                                           --------       -------          --------           --------
Operating income.......................      81,752        21,996            (2,500)           101,248
                                           --------       -------          --------           --------
Other income (expense)
  Interest income......................         987           516               (63)(h)          1,440
  Interest expense, net of amounts
     capitalized.......................     (39,322)       (1,127)            1,127(i)
                                                                            (10,169)(j)        (49,491)
                                           --------       -------          --------           --------
     Total.............................     (38,335)         (611)           (9,105)           (48,051)
                                           --------       -------          --------           --------
Income before provision for income
  taxes................................      43,417        21,385           (11,605)            53,197
Provision for income taxes.............      17,315           311             3,140(k)          20,766
                                           --------       -------          --------           --------
Net income.............................   $  26,102      $ 21,074         $ (14,745)         $  32,431
                                           ========       =======          ========           ========

  The accompanying notes are an integral part of these pro forma consolidated financial statements.

                            BOYD GAMING CORPORATION

                  PRO FORMA CONSOLIDATED STATEMENTS OF INCOME
                        FOR THE YEAR ENDED JUNE 30, 1995
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                       ADJUSTMENTS
                                          COMPANY       PAR-A-DICE         AND            COMPANY
                                         HISTORICAL     HISTORICAL     ELIMINATIONS      PRO FORMA
                                         ----------     ----------     -----------       ----------
Revenues
  Casino...............................   $ 463,179      $ 93,050       $                $  556,229
  Food and beverage....................     123,527         6,744                           130,271
  Rooms................................      62,300            --                            62,300
  Other................................      37,563         2,520                            40,083
  Management fees and joint venture....      35,763            --                            35,763
                                           --------       -------        --------          --------
Gross revenues.........................     722,332       102,314                           824,646
Less promotional allowances............      61,992         2,297                            64,289
                                           --------       -------        --------          --------
  Net revenues.........................     660,340       100,017                           760,357
                                           --------       -------        --------          --------
Costs and expenses
  Casino...............................     221,844        33,169                           255,013
  Food and beverage....................      90,670         5,278                            95,948
  Rooms................................      24,578            --                            24,578
  Other................................      25,567           349                            25,916
  Selling, general and
     administrative....................      79,785        27,094                           106,879
  Maintenance and utilities............      28,452         2,721                            31,173
  Depreciation and amortization........      54,518         4,426          (4,426)(f)
                                                                            7,760(g)         62,278
  Corporate expense....................      24,356            --                            24,356
                                           --------       -------        --------          --------
     Total.............................     549,770        73,037           3,334           626,141
                                           --------       -------        --------          --------
Operating income.......................     110,570        26,980          (3,334)          134,216
                                           --------       -------        --------          --------
Other income (expense)
  Interest income......................       2,072           457             (84)(h)         2,445
  Interest expense, net of amounts
     capitalized.......................     (48,443)       (1,436)          1,436(i)
                                                                          (13,558)(j)       (62,001)
                                           --------       -------        --------          --------
     Total.............................     (46,371)         (979)        (12,206)          (59,556)
                                           --------       -------        --------          --------
Income before provision for income
  taxes................................      64,199        26,001         (15,540)           74,660
Provision for income taxes.............      27,950           508           3,251(k)         31,709
                                           --------       -------        --------          --------
Net income.............................   $  36,249      $ 25,493       $ (18,791)       $   42,951
                                           ========       =======        ========          ========

  The accompanying notes are an integral part of these pro forma consolidated financial statements.

                            BOYD GAMING CORPORATION

              NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                                 (IN THOUSANDS)

     The pro forma adjustments contained in the accompanying pro forma consolidated financial statements reflect:

(a) The proceeds from the draw down of the New Bank Credit Facility to fund the Par-A-Dice Acquisition.

(b) The payment of $3,000 in fees related to the Par-A-Dice Acquisition.

(c) The retirement of assumed indebtedness of Par-A-Dice Gaming.

(d) The payment of approximately $160,675 to the Par-A-Dice Gaming shareholders, the transfer of certain assets of $1,117 not associated with the Par-A-Dice to the Par-A-Dice Gaming shareholders (the "Transferred Assets"), the elimination of Par-A-Dice Gaming's equity ($9,048 in common stock and $27,375 in retained earnings) and the allocation of the excess purchase price over historical value of acquired assets ($125,369) to intangibles-license rights based on the Company's estimates of the fair market values of the assets being acquired.

(e) No adjustment to property, equipment and leasehold interests is necessary as the book value at March 31, 1996 reflects the fair value of the assets to be acquired in the merger.

(f) The elimination of Par-A-Dice Gaming's historical depreciation and amortization expense for the year ended June 30, 1995 and for the nine-months ended March 31, 1996.

(g) Depreciation and amortization expense as follows:

                                                                                   NINE-
                                                      AMOUNT     LIFE    ANNUAL    MONTHS
                                                     --------    ----    ------    ------
      Property, equipment and leasehold
        interests..................................  $ 50,077     11     $4,426    $3,306
      Other assets.................................     3,000     15        200       150
      Intangibles-license rights...................   125,369     40      3,134     2,350
                                                                         ------    ------
           Total...................................                      $7,760    $5,806
                                                                         ======    ======

(h) The elimination of interest income of $63 and $84, respectively, for the nine months ended March 31, 1996 and the year ended June 30, 1995 related to the transfer of the Transferred Assets.

(i) The elimination of Par-A-Dice Gaming's historical interest expense for the year ended June 30, 1995 and for the nine-months ended March 31, 1996.

(j) Interest expense on $180,775 in debt at an assumed interest rate of 7.5%.

(k) An adjustment to the provision for income taxes of $3,140 and $3,251, respectively, for the nine months ended March 31, 1996 and the year ended June 30, 1995 in order to result in a 36% combined state and federal corporate tax rate due to the conversion from Subchapter S status to C corporate status under the Internal Revenue Code.

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

RESULTS OF OPERATIONS

     The following table sets forth for the periods indicated certain Income Statement Data for the Company's properties. As used herein, "Boulder Strip Properties" consists of Sam's Town Las Vegas, the Eldorado and the Jokers Wild; "Downtown Properties" consists of the California and the Fremont; and "Central Region Properties" consists of Sam's Town Tunica, Sam's Town Kansas City (opened September 1995), management fee income from the Silver Star, and management fee and joint venture income from the Treasure Chest (opened September 1994).

                                         NINE MONTHS ENDED
                                             MARCH 31,            FISCAL YEAR ENDED JUNE 30,
                                        -------------------     ------------------------------
                                          1996       1995         1995       1994       1993
                                        --------   --------     --------   --------   --------
                                          (IN THOUSANDS)                (IN THOUSANDS)
INCOME STATEMENT DATA
Net revenues
     Stardust.........................  $146,336   $147,011     $193,563   $195,899   $191,735
     Boulder Strip Properties.........   143,033    125,682      168,036    125,087    108,982
     Downtown Properties..............   103,787    100,977      135,232    137,726    129,961
     Central Region Properties........   185,345    118,715      163,509      9,507         --
                                        --------   --------     --------   --------   --------
          Total Properties............   578,501    492,385      660,340    468,219    430,678
Operating income
     Stardust.........................    22,164     22,677       30,688     26,713     28,039
     Boulder Strip Properties.........    17,382     10,687       15,551     20,686     24,696
     Downtown Properties..............    13,259     16,305       22,561     23,583     21,810
     Central Region Properties........    58,632     49,650       68,486      2,439         --
     Preopening expense...............   (10,004)        --           --     (4,605)        --
                                        --------   --------     --------   --------   --------
          Total Properties............   101,433     99,319      137,286     68,816     74,545

NINE MONTHS ENDED MARCH 31, 1996 COMPARED TO NINE MONTHS ENDED MARCH 31, 1995

     Consolidated net revenues increased 18.1% for the nine-month period ended March 31, 1996 compared to the comparable period in the prior fiscal year. The Company's Central Region properties accounted for the majority of the increase in revenues for the first nine months of the current fiscal year with Central Region revenues increasing 56%. This increase was primarily attributable to the opening of Sam's Town Kansas City in September 1995 and an increase at Sam's Town Tunica of 16.1% for the nine months ended March 31, 1996 versus the comparable period in the prior fiscal year. Management fees and joint venture income related to the Silver Star and the Treasure Chest also increased 23.7% for the nine-month period ending March 31, 1996. In the Company's Nevada Region, which consists of the Stardust, Sam's Town Las Vegas, the Eldorado, Jokers Wild, the California and the Fremont, revenues increased 5.2% for the nine-month period ended March 31, 1996 versus the comparable period in the prior fiscal year. Revenues at the Boulder Strip Properties increased 13.8% for the nine-month period, while the Stardust revenues declined 0.5%, and revenues at the Downtown Properties increased 2.8%. Revenue growth on a consolidated basis was achieved in all major revenue categories of the Company's operations for the nine-month period ended March 31, 1996, with casino revenue up 18.6%, food and beverage revenue up 6.5%, and room revenue up 24.4%. Slot revenue, which currently accounts for more than 70% of casino revenue, increased 23% for the nine-month period ended March 31, 1996 versus the comparable period in the prior fiscal year. Table games revenue, the only other significant component of casino revenue, increased 9.1% for the nine-month period ended March 31, 1996. The Company's hotel rooms posted an overall occupancy rate of 95% for the nine-month period ended March 31, 1996. Company-wide, occupied rooms increased 6.9% in the nine-month period primarily as a result of Sam's

Town Tunica rooms expansion (300 rooms, opened in December 1994) and the California rooms expansion (146 rooms, opened in December 1994) both of which were open for the full nine-month period ending March 31, 1996. In addition, the Company's average room rate rose 8.7% for the nine-month period ended March 31, 1996, primarily as a result of an increase in the average room rate at the Stardust of 12.0%. Occupancy statistics do not include Main Street Station rooms. The Company purchased Main Street Station in December 1993 as a closed casino hotel facility and has been using its rooms to augment the rooms base at the California and Fremont. Main Street Station is currently undergoing an extensive renovation project and the Company expects to open the property in fiscal 1997 as a complete casino hotel facility.

     Consolidated operating income was $81.8 million for the nine-month period ended March 31, 1996 compared to $80.8 million in the comparable period of the prior fiscal year. Included in this year's results is a charge of $10.0 million recorded in the first quarter of the current fiscal year related to the opening of Sam's Town Kansas City on September 13, 1995. The increase in consolidated operating income for the nine-month period ended March 31, 1996 was primarily the result of increased operating income at the Boulder Strip Properties offset by declines at the Stardust, Downtown Properties and the Central Region. Operating income in the Central Region includes management fees and joint venture income related to the Silver Star and Treasure Chest operations. For the nine-months ended March 31, 1996, consolidated operating income margin was 14.1% versus 16.4% in the comparable period of the prior fiscal year, primarily as a result of preopening expenses related to the opening of Sam's Town Kansas City in September 1995, an operating loss at Sam's Town Kansas City for the nine-month period and a decline in operating income margins at the Downtown Properties offsetting operating income margin gains at the Boulder Strip Properties.

     Net revenues at the Stardust declined 0.5% for the first nine months of the current fiscal year versus the comparable period in the prior fiscal year. Slot revenue declined 1.5% for the nine months ended March 31, 1996 compared to the comparable period in the prior fiscal year. Table games revenue for the nine-month period ended March 31, 1996 was down 6.6% versus the comparable period in the prior fiscal year as a result of flat wagering and lower net winnings. Rooms revenue at the Stardust for the nine-months ended March 31, 1996 increased 8.2%. For the nine months ended March 31, 1996, a decline of 2.8% in occupied rooms was offset by increases in the average room rate of 12.0% versus the comparable period in the prior fiscal year. Operating income margin for the nine-month period ended March 31, 1996 was 15.1%, versus 15.4% in the comparable period in the prior fiscal year. The decline in operating income and operating income margin for the nine-month period was primarily attributable to decreased revenues and higher advertising and promotional expenses partially offset by increased operating income and operating income margins in the rooms department.

     Net revenues at the Boulder Strip Properties increased 13.8% for the nine-month period ended March 31, 1996 compared to the comparable period in the prior fiscal year. Net revenues at Sam's Town Las Vegas increased 15.5% for the nine-month period ended March 31, 1996 versus the comparable period in the prior fiscal year while revenues for the other Boulder Strip Properties increased slightly for the nine-month period ended March 31, 1996. Casino revenues at the Boulder Strip Properties increased 17.5% for the nine-month period ended March 31, 1996, while rooms revenue increased 10.3% and food and beverage revenue increased 7.1%. Operating income margins at the Boulder Strip Properties increased to 12.2% for the nine-month period ended March 31, 1996 versus 8.5%, in the comparable period of the prior year. Sam's Town Las Vegas posted an increase in operating income margin of 4.7 percentage points for the nine-month period ended March 31, 1996. Operating income margins increased 0.6 percentage points at the Eldorado and declined 1.5 percentage points at Jokers Wild for the nine-month period. Declines in operating income margins at the Eldorado and Jokers Wild are primarily a result of lower net winnings in the casino department. The significant increases in revenues, operating income and operating income margins for the nine-month period at Sam's Town Las Vegas are primarily attributable to the implementation of successful aggressive marketing programs creating increased customer awareness and visitation.

     Net revenues at the Downtown Properties increased 2.8% for the nine-month period ended March 31, 1996 versus the comparable period in the prior fiscal year. Slot revenue increased while table games revenue decreased for the nine months ended March 31, 1996. Net revenues at the Fremont increased 3.2% for the nine-month period ended March 31, 1996 versus the comparable period in the prior fiscal year. Net revenues at the California increased 2.4% for the nine-month period ended March 31, 1996 versus the comparable period in the prior fiscal year. Operating income margins at the Downtown Properties were 12.8% for the nine-month period ended March 31, 1996 versus 16.1% in the comparable period of the prior year. The Fremont operating income margin was 12.1% for the nine-month period ended March 31, 1996 versus 15.4%, in the comparable nine-month period in the prior fiscal year. The decline in operating income margin at the Fremont was primarily a result of lower net winnings and increased marketing and promotional costs for the nine-month period ended March 31, 1996. The California had operating income margin of 13.4%, for the nine-month period ended March 31, 1996 versus 16.9%, in the comparable nine-month period in the prior fiscal year. The decline in operating income margin at the California was primarily a result of lower net winnings for the nine-month period ended March 31, 1996. Construction of the Fremont Street Experience project, which was completed and opened to the public in December 1995, negatively impacted the Downtown Properties for the majority of the first and second fiscal quarters. The Fremont Street Experience, which was open for the entire third fiscal quarter, drew additional visitors to the downtown area. The Fremont benefited from increased walk-in visitor traffic due to its proximity to the Fremont Street Experience.

     Net revenues in the Central Region increased 56%, for the nine-month period ended March 31, 1996. The opening of Sam's Town Kansas City on September 13, 1995 accounted for the majority of the increase for the nine-month period. Sam's Town Tunica revenues increased 16.1%, for the nine-month period ended March 31, 1996 versus the comparable period in the prior fiscal year while management fees and joint venture income related to the Silver Star and the Treasure Chest operations increased 23.7%. Since opening, Sam's Town Kansas City has produced a slight operating loss, net of preopening expense. For the nine-month period ended March 31, 1996, operating income in the Central Region increased 18.1% to $58.6 million with Sam's Town Tunica operating income increasing 15.6% and management fees and joint venture operating income increasing 24%.

     Interest expense, net of amounts capitalized, was $39.3 million for the nine-month period ended March 31, 1996, versus $37.9 million in the comparable period in the prior fiscal year. The Company incurred increased interest expense for the nine month period ended March 31, 1996 as a result of increased borrowings and less capitalized interest related to projects under development versus the comparable period in the prior year. Depreciation expense increased $4.9 million for the nine-month period ended March 31, 1996 primarily as a result of the opening of Sam's Town Kansas City in September 1995, the California rooms addition and the Sam's Town Tunica rooms addition, both of which opened in late December 1994.

     As a result of these factors, net income increased $1.8 million or 7.4% for the nine-month period ended March 31, 1996 compared to the same period in the prior fiscal year.

FISCAL 1995 COMPARED TO FISCAL 1994

     Consolidated net revenues increased 41% for fiscal 1995 compared to fiscal 1994. This increase in net revenues in fiscal 1995 resulted from the Company's current expansion program which included the opening of Sam's Town Tunica in May 1994 and a subsequent rooms expansion project in December 1994, the opening of the Silver Star in July 1994 and a subsequent casino expansion in December 1994, the opening of the Treasure Chest in September 1994, the opening of Sam's Town Las Vegas expansion in July 1994 and the opening of the California Hotel rooms expansion in December 1994. The Company's Central Region, which consists of Sam's Town Tunica, the Silver Star and the Treasure Chest, accounted for more than 80% of the increase in net revenues. Only one of these properties was open prior to the start of the fiscal year, as Sam's Town Tunica was open for approximately one month in fiscal 1994. In the Company's Nevada Region, which consists of the Stardust, Sam's Town Las Vegas, the Eldorado, Jokers Wild, the California and the Fremont, net revenues increased 8.3% with net revenues at the Boulder Strip

Properties increasing 34% and net revenues at the Stardust and Downtown Properties declining 1.2% and 1.8%, respectively. Net revenues at the Boulder Strip Properties were enhanced by the opening in July 1994 of the Sam's Town Las Vegas expansion and by the acquisition of the Eldorado and Jokers Wild in October 1993. The Company's revenue growth was achieved in all major revenue categories with casino revenue increasing 36%, room revenue increasing 45%, food and beverage revenue increasing 18.6% and other revenue increasing 28%. Management fee and joint venture revenue relating to the operation of the Silver Star, which opened in July 1994 and the Treasure Chest, which opened in September 1994, totaled $35.8 million for fiscal 1995. Slot revenue, which accounted for more than two-thirds of total casino revenue, increased 38% in fiscal 1995 compared to fiscal 1994. The increase in slot revenue was primarily attributable to the opening of Sam's Town Tunica in May 1994 and the opening of the Sam's Town Las Vegas expansion in July 1994. Table games revenue, the only other significant component of casino revenue, increased 39% also as a result of the opening of Sam's Town Tunica and the Sam's Town Las Vegas expansion. Company-wide room revenue increased 45% for fiscal 1995 compared to fiscal 1994 primarily as a result of a 25% increase in occupied rooms and a 12.7% increase in average daily room rate. The increase in occupied rooms was attributable to the opening of the Sam's Town Las Vegas expansion in July 1994 (650 rooms), the opening and subsequent expansion of Sam's Town Tunica (200 rooms opened May 1994 and an additional 308 rooms opened December 1994) and the opening of the California rooms expansion (146 rooms opened December 1994). The Company's hotel rooms posted an overall occupancy percentage of 95% in fiscal 1995 compared to 98% in fiscal 1994. Occupancy statistics do not include Main Street Station rooms which the Company uses to augment the rooms base at the California and the Fremont. Occupancy rates at the Stardust declined to 97% while Sam's Town Tunica posted an occupancy rate of 87% for fiscal 1995.

     Consolidated operating income increased 104% for fiscal 1995 compared to fiscal 1994 while consolidated operating income margins increased 5.1 percentage points to 16.7% for fiscal 1995 compared to 11.6% in fiscal 1994. The increase in operating income and operating income margins for fiscal 1995 was generated primarily by the Company's Central Region properties which produced $68.5 million in operating income and posted a 42% operating income margin. In the Nevada Region, the Stardust operating income margin increased to 15.9% in fiscal 1995 from 13.6% in fiscal 1994 and operating income margins at the Boulder Strip and Downtown Properties declined to 9.3% and 16.7%, respectively, in fiscal 1995. Higher corporate expense related to the Company's development activities also impacted consolidated operating income margins. Operating income in the Central Region includes management fees and joint venture income related to the Silver Star and the Treasure Chest. Neither of these properties were open in fiscal 1994.

     Net revenues at the Stardust declined 1.2% for fiscal 1995 as compared to the prior fiscal year. Casino and food and beverage revenues declined 3.8% and 5.1% respectively, while rooms revenue increased 14.4% and showroom revenue increased 19.9%. Slot revenue declined 1.8% with a 3.5% increase in wagering offset by lower net winnings. Table games revenue declined 3.8% as a result of a decline of 2.2% in wagering combined with slightly lower net winnings. Other casino revenues declined 15.9% for fiscal 1995 with both the sports book and keno posting declines in wagering, 17.3% and 17.8% respectively, offset by slightly higher net winnings. The decline in wagering in the sports book was primarily attributable to the decline in baseball wagering due to the Major League Baseball strike. Rooms revenue at the Stardust increased 14.4% for fiscal 1995 compared to fiscal 1994 with a 2.6% decline in occupied rooms offset by a 15.7% increase in average daily room rate. The Stardust posted an occupancy rate of 97% in fiscal 1995 versus 99% in the prior fiscal year. Operating income margins increased 2.3 percentage points to 15.9% for fiscal 1995 versus 13.6% in fiscal 1994. The increase in the operating income margin was the result of increased operating income in the rooms department and showroom department combined with slight decreases in payroll and overhead expenses.

     Net revenues for the Boulder Strip Properties increased 34% for fiscal 1995 versus fiscal 1994 primarily as a result of the opening of the Sam's Town Las Vegas expansion in July 1994 and also as a result of the acquisition of the Eldorado and Jokers Wild in October 1993. Sam's Town revenue increased 31% as a result of the expansion with casino revenue increasing 22%, food and beverage revenue increasing 54% and increased rooms revenue as a result of having a full year of rooms revenue in fiscal 1995. For most of fiscal 1994 all 200 hotel rooms at Sam's Town Las Vegas were removed as part of the expansion project. Net revenues at the Eldorado and Jokers Wild increased 40% and 56%, respectively, primarily as a result of their acquisition in October 1993. The operating income margin for the Boulder Strip Properties was 9.3% in fiscal 1995 versus 16.5% in fiscal 1994. The decline in the operating income margin was attributable to a decline in Sam's Town operating income margin to 7.3% from 15.6% and a decline in operating income margins at the Eldorado and Jokers Wild to 14.8% and 19.8%, respectively, from 18.3% and 23.7%, respectively. The decline in operating income margins at Sam's Town Las Vegas was primarily attributable to the growth in revenues which did not match the growth in expenses associated with the expanded property and increased competition, primarily the opening of a new property on the Boulder Strip. The decline in operating income margins at the Eldorado and Jokers Wild resulted from increased competition on the Boulder Strip.

     Net revenues at the Downtown Properties decreased 1.8% for fiscal 1995 as compared to fiscal 1994. Net revenues at the California increased 2.5% in fiscal 1995 with casino revenue increasing 1.5%, rooms revenue increasing 15.9% and food and beverage revenue declining 4.2%. Net revenues at the California were enhanced by the opening in December 1994 of a 146-room expansion project. At the Fremont, net revenues declined 6.1% with casino revenue declining 4.5% and rooms and food and beverage revenue declining 3.8% and 14.3%, respectively. During the third and fourth fiscal quarters, the Fremont and to a lesser extent the California were negatively impacted by the construction of the Fremont Street Experience. The construction of the Fremont Street Experience, as well as work on several adjacent streets, impeded the free flow of both vehicular and pedestrian traffic through downtown Las Vegas. The Company was negatively impacted by this construction until the Fremont Street Experience opened in December 1995. Operating income margins at the Downtown Properties were 16.7% in fiscal 1995 versus 17.1% in fiscal 1994 with operating income margins at the California of 17.5% in fiscal 1995 versus 18.7% in fiscal 1994 and operating income margins at the Fremont of 15.7% in fiscal 1995 versus 15.5% in fiscal 1994. The decline in operating income margin at the California was attributable to increased revenues in lower margin departments and certain inefficiencies associated with the opening of the new hotel rooms.

     The Central Region produced net revenues of $163.5 million for fiscal 1995 versus $9.5 million in fiscal 1994. Sam's Town Tunica, in its first full year of operation, produced net revenues of $127.7 million while management fee and joint venture income from the Silver Star and the Treasure Chest totaled $35.8 million. Operating income and the operating income margin for fiscal 1995 was $68.5 million or 42%. Operating income was $32.7 million at Sam's Town Tunica while operating income from the Silver Star and the Treasure Chest totaled $35.8 million. The Central Region results include the full revenues and income from Sam's Town Tunica which opened in May 1994, management fee income from the Silver Star which opened in July 1994 and management fee and joint venture income from the Treasure Chest which opened in September 1994. Net revenues, operating income and operating income margin were enhanced by the opening of a 308-room expansion at Sam's Town Tunica in December 1994 and a casino expansion at the Silver Star which opened in December 1994.

     Interest income for fiscal 1995 was $2.1 million compared to $3.4 million in fiscal 1994. Interest expense, net of amounts capitalized, increased $9.0 million or 22.7% for fiscal 1995 versus the prior year as a result of increased borrowings and higher interest rates. Depreciation expense for fiscal 1995 increased 29% primarily as a result of the openings of Sam's Town Tunica and the Sam's Town Las Vegas expansion.

     The Company's tax rate for fiscal 1995 was 44% as compared to 41% for fiscal 1994. The increase in the Company's tax rate was primarily a result of the increase in certain non-deductible expenses related to the Company's development efforts.

     As a result of these factors, net income before the cumulative effect of a change in accounting principle increased $25.6 million or 240% for fiscal 1995 as compared to fiscal 1994. Net income increased $24.0 million or 197% during fiscal 1995 compared to the prior fiscal year.

FISCAL 1994 COMPARED TO FISCAL 1993

     Consolidated net revenues increased 8.6% for fiscal 1994 compared to fiscal 1993. The Company experienced revenue growth in each of its areas with net revenues at the Stardust increasing 2.2%, and net revenues at the Boulder Strip Properties and Downtown Properties increasing 14.8% and 6.0%, respectively. Revenues at the Boulder Strip Properties were enhanced by the acquisition of the Eldorado and Jokers Wild in October 1993 in connection with the Company's initial public offering. Revenues at these properties offset declines at Sam's Town Las Vegas which occurred as a result of construction disruption related to the expansion project at that property. The expanded Sam's Town Las Vegas facility opened in July 1994. Revenues for fiscal 1994 were also enhanced by the opening in May 1994 of Sam's Town Tunica, located in Tunica County, Mississippi, which posted revenues of $9.5 million for its first month of operation. Revenue growth was achieved in both casino and food and beverage operations for fiscal 1994 compared to fiscal 1993, with casino revenue increasing 10.7% and food and beverage revenue increasing 6.5%. Slot revenue, which accounted for more than two-thirds of total casino revenue in fiscal 1994, increased 11.7%. The increased slot revenue was primarily attributable to the acquisition of the Eldorado and Jokers Wild, the opening of Sam's Town Tunica, and increases at the Stardust and Downtown Properties. Table games revenue, the only other significant component of casino revenue, increased 5.8% also as a result of the acquisition of the Eldorado and Jokers Wild and the opening of Sam's Town Tunica. The Company's hotel rooms posted an overall occupancy percentage of 98% for fiscal 1994, up 1.5 percentage points from fiscal 1993, led by the Stardust which posted a 2.2% increase in occupied rooms over the prior year. Occupancy percentages do not include Main Street Station rooms which the Company uses to augment the rooms base at the California and the Fremont. Company-wide rooms revenue decreased 4.1% during fiscal 1994 due primarily to the absence of rooms for the majority of the year at Sam's Town Las Vegas, as a result of the expansion project at that property, and decreased rooms revenue at the Stardust as a result of a slightly lower average room rate and increased promotional allowances.

     Consolidated operating income margins were 11.6% for fiscal 1994 compared to 14.6% for fiscal 1993. The decline in operating income margins resulted from the write-off of $4.6 million in preopening expenses related to Sam's Town Tunica and the effects of construction disruption at Sam's Town Las Vegas related to the expansion project at that facility.

     Net revenue at the Stardust rose 2.2% for fiscal 1994 as compared to the prior fiscal year as a result of increases in casino revenue (3.0%), food and beverage revenue (10.8%) and occupied rooms (2.2%). Slot revenue increased 2.1% with a 9.8% increase in slot wagering offset by lower net winnings. Slot revenue increased in the first half of the fiscal year and decreased in the second half due to the Company's plan, implemented in the second quarter of the fiscal year, to offer customers a more competitive slot product. The initial impact of this plan resulted in increased wagering not offsetting lower net winnings. Table games revenue decreased 1.3% with a decline in wagering of 3.0% offset by slightly higher net winnings. Other casino revenues increased 26.8%, with keno and sports book posting 75.0% and 45.8% increases, respectively, based on higher net winnings. The Stardust achieved an occupancy rate of 99%, up 2.1 percentage points from the prior fiscal year. Operating income margins were 13.6% for fiscal 1994 compared to 14.6% in fiscal 1993. The decline in operating income margin was the result of higher marketing costs associated with the opening of three new properties on the Las Vegas Strip in fiscal 1994.

     Net revenues for the Boulder Strip Properties increased 14.8% for fiscal 1994 versus fiscal 1993 as a result of the acquisition of the Eldorado and Jokers Wild. Sam's Town Las Vegas revenue decreased 5.6% during fiscal 1994 as a result of construction disruption related to the expansion project which took place at the property during fiscal 1994. The expanded Sam's Town Las Vegas facility opened July 1, 1994. Decreases in rooms revenue, resulting from the removal of all 200 hotel rooms as part of the expansion project, decreases in slot revenue (5.1%), table games revenue (5.0%), and food and beverage revenue (6.6%) all contributed to the revenue decline at Sam's Town Las Vegas. The operating income margin at the Boulder Strip Properties was 16.5% in fiscal 1994 versus 22.7% in fiscal 1993, with Sam's Town Las Vegas operating income margin declining to 15.6% in fiscal 1994 from 22.7% in the prior fiscal year. Higher operating income margins at the Eldorado and Jokers Wild during 1994 partially offset the decline at Sam's Town Las Vegas. The Eldorado and Jokers Wild had operating income margins of 18.3% and 23.6%, respectively.

     Net revenues at the California and the Fremont increased 6.0% for fiscal 1994 versus fiscal 1993. Slot revenues rose 6.3% during fiscal 1994 on an increase of 4.6% in slot wagering and slightly higher net winnings. Table games revenue also rose, increasing 3.9% in fiscal 1994 on slightly higher wagering and net winnings. The Downtown Properties posted significant increases in rooms revenue in fiscal 1994 (15.9%) as a result of the use of additional rooms at Main Street Station, located across the street from the California, for the entire year. Operating income at the Downtown Properties increased 8.1% over the prior year as a result of the increased revenues and higher operating margins overall. The Downtown Properties achieved an operating margin of 17.1% overall for fiscal 1994 versus 16.8% for the prior year.

     Interest income rose over the prior year primarily due to excess proceeds from the Company's senior subordinated note offering in September 1993 and the proceeds from the Company's initial public offering in October 1993. Interest expense, net of amounts capitalized, increased 16.5% versus the prior fiscal year due to increased borrowings. Interest incurred and capitalized during fiscal 1994 that was related to construction of new properties and major additions totaled $6.6 million.

     During the prior fiscal year, the Company recorded a gain on the sale of an investment of $1.1 million. Also during the prior fiscal year, the Company recorded an extraordinary loss (net of tax) of $7.4 million resulting from the redemption at 106% of the Company's $135 million 12 3/4% senior subordinated note issue due 1996 and the write-off of certain associated expenses.

     The Company adopted Statement of Financial Accounting Standard (SFAS) No. 109, Accounting for Income Taxes, effective July 1, 1993. As a result, the Company recorded a cumulative effect of a change in an accounting principle of $2.0 million in fiscal 1994.

     As a result of these factors, net income decreased 0.4% during fiscal 1994 as compared to the prior fiscal year. Net income per common share rose to $.23 in fiscal 1994 from $.22 in fiscal 1993 as a reduction in preferred dividends resulting from the conversion of the outstanding $100 preferred stock offset slightly lower net income and additional shares outstanding.

LIQUIDITY AND CAPITAL RESOURCES

     For the nine months ended March 31, 1996, the Company's net cash provided by operating activities was $84.8 million compared to $58.3 million in the first nine months of the prior fiscal year. Net cash provided by operating activities in the prior fiscal year was negatively impacted by significant reductions in accounts payable and increases in other assets related to the opening of new properties and the timing of payments related to the opening of those projects. As of March 31, 1996, the Company had balances of cash and cash equivalents of approximately $52.0 million and had approximately $83.0 million of credit available under bank credit agreements. In June 1996, the Company and its wholly-owned subsidiary, CH&C, entered into the New Bank Credit Facility, a $500 million five-year reducing revolving credit facility which replaced the Company's and certain of its subsidiaries' Former Bank Credit Facilities. Availability under the new facility will be reduced by $25 million at the end of two-and-a-half years and reduced by an additional $50 million at the end of each six-month period thereafter until maturity. Interest on the New Bank Credit Facility is based upon the agent bank's quoted reference rate or the London Interbank Offered Rate, at the discretion of the Company. The interest rate
under the New Bank Credit Facility at June   , 1996 was      %. As of the
            , 1996 closing of the New Bank Credit Facility, the Company and CH&C had approximately $270 million in unused availability. The Company intends to use the proceeds of the Offerings to reduce outstanding indebtedness under the New Bank Credit Facility.

     The Company's principal sources of funds for the year ending June 30, 1995 consisted of cash flows from operating activities of $83.1 million and borrowings under the Former Bank Credit Facilities. As of June 30, 1995, the Company had $12.0 million available under the Former Bank Credit Facilities. For the fiscal year ended June 30, 1994, the Company's principal sources of funds consisted of proceeds from the issuance of long-term debt of $148.5 million, proceeds from the issuance of Common Stock of $72.4 million and cash flows from operating activities of $75.8 million. For the fiscal year ended June 30, 1993, the Company's principal sources of funds consisted of cash flows from operating activities of $54.4 million and proceeds from the issuance of long-term debt of $28.9 million, net of amounts refinanced.

     For the nine months ended March 31, 1996, cash used in investing activities was $81.6 million, primarily related to the completion of Sam's Town Kansas City (approximately $31.1 million) and the acquisition of property and equipment ($50.5 million). The Company's principal uses of funds for the three years ended June 30, 1995 consisted of cash used in investing activities, primarily for the acquisition of property and equipment, and cash used in financing activities, primarily cash paid to reduce long-term debt. For the year ended June 30, 1995, cash used in investing activities was $145.5 million, primarily related to the completion of the Sam's Town Las Vegas expansion and the construction of Sam's Town Kansas City. For the year ended June 30, 1994, cash used in investing activities was $310.4 million and was primarily related to the $105 million expansion project at Sam's Town Las Vegas and the construction of Sam's Town Tunica. For the year ended June 30, 1993, cash used in investing activities was $23 million, primarily for the acquisition of property and equipment.

     The Company is currently involved in several projects to expand its operations. On April 26, 1996 the Company entered into a definitive stock purchase agreement for the Par-A-Dice Acquisition for an aggregate consideration of approximately $175 million. Closing of the transaction is conditioned upon, among other things, approval by the Illinois Gaming Board. The Company plans to fund the Par-A-Dice Acquisition from borrowings under the New Bank Credit Facility. The Company recently began construction of a $40 million expansion at Sam's Town Tunica. This project will include a 350-room hotel tower and a 1,000-space parking garage. The Company recently began the renovation and expansion of Main Street Station. This project, which is expected to cost approximately $45 million, will include a redesign of the property's public space, expanded restaurant facilities, a refurbishment of the property's 400 hotel rooms, acquisition of all new gaming equipment and increased parking. The Company has identified a casino hotel site in Reno, Nevada and is currently in the process of acquiring the land. Upon acquisition of the land, the Company plans to develop Sam's Town Reno on the site at a total estimated cost of approximately $92 million. On May 29, 1996 the Company, through a wholly-owned subsidiary, executed a Joint Venture Agreement with Mirage for the Mirage Joint Venture. The Mirage Joint Venture Agreement provides for $100 million in capital contributions by the Company during the course of the construction of the Atlantic City Project. In addition, the Company is exploring the possible expansion of its Stardust and Sam's Town Las Vegas properties; substantial funds would be required for any such expansion of those properties. The Company has been selected by the City of Cape Girardeau, Missouri to be the developer and operator of a riverboat casino facility in downtown Cape Girardeau. There can be no assurance that any of the above mentioned projects will go forward and ultimately become operational. The source of funds required to meet the Company's working capital needs (including maintenance capital expenditures) and those required to complete the above mentioned projects is expected to be cash flow from operations, availability under bank credit agreements, new borrowings to the extent permitted under existing debt agreements, the proceeds of the Offerings, the issuance of additional equity and vendor and other financing. There is no assurance that required financing strategies can be effected on satisfactory terms.

     The Company's ability to service its debt will be dependent on its future performance, which will be affected by prevailing economic conditions and financial, business and other factors, certain of which are beyond the Company's control.

                                    BUSINESS

GENERAL

     Boyd Gaming Corporation is one of the leading casino entertainment companies in the United States. The Company is a multi-jurisdictional gaming company which currently owns or operates ten casino entertainment facilities, is in the process of constructing its eleventh property, acquiring its twelfth property and acquiring land upon which it intends to construct its thirteenth property. The Company owns and operates six facilities in three distinct markets in Las Vegas, Nevada: the Stardust on the Las Vegas Strip; Sam's Town Las Vegas, the Eldorado and Jokers Wild on the Boulder Strip; and the California and the Fremont in downtown Las Vegas. The Company also owns or manages four facilities in new gaming jurisdictions, all opened during 1994 and 1995. The Company owns and operates Sam's Town Tunica, a dockside gaming and entertainment complex in Tunica County, Mississippi currently undergoing a hotel and parking garage addition and Sam's Town Kansas City, a riverboat gaming and entertainment complex in Kansas City, Missouri. The Company manages and owns a minority interest in the Treasure Chest, a riverboat casino in Kenner, Louisiana, and manages for the Mississippi Band of Choctaw Indians the Silver Star, a land-based casino in the midst of a major expansion project, located near Philadelphia, Mississippi. The Company plans to open Main Street Station in downtown Las Vegas and commence construction of Sam's Town Reno by the end of calendar year 1996 following the pending acquisition of the land for the Sam's Town Reno project. In addition, the Company recently entered into a definitive purchase agreement to acquire the Par-A-Dice in East Peoria, Illinois and recently announced the signing of a joint venture agreement with Mirage to jointly develop and own a casino hotel entertainment facility in Atlantic City, New Jersey. Assuming completion of Main Street Station, completion of the Par-A-Dice Acquisition, development of Sam's Town Reno and completion of the expansion projects currently underway at certain of its existing facilities, the Company will own or operate an aggregate of approximately 618,000 square feet of casino space containing approximately 17,850 slot machines and over 610 table games.

     The Company currently conducts substantially all of its business through five wholly-owned subsidiaries: California Hotel and Casino ("CH&C"); Boyd Tunica, Inc. ("Boyd Tunica"); Boyd Kenner, Inc. ("Boyd Kenner"); Boyd Mississippi, Inc. ("Boyd Mississippi"); and Boyd Kansas City, Inc. ("Boyd Kansas City"). CH&C directly owns and operates Sam's Town Las Vegas and the California and owns and operates the Stardust, the Fremont and the Eldorado and Jokers Wild, and owns and will operate Main Street Station, through wholly owned subsidiaries. Boyd Tunica owns and operates Sam's Town Tunica; Boyd Kenner operates the Treasure Chest and owns a 15% equity interest in the Treasure Chest, L.L.C. ("Treasure Chest L.L.C."), the owner of the Treasure Chest; Boyd Mississippi operates Silver Star; and Boyd Kansas City owns and operates Sam's Town Kansas City. The Par-A-Dice will be owned and operated by Boyd Illinois, a wholly-owned subsidiary of the Company, and Sam's Town Reno will be owned and operated by a wholly-owned subsidiary of the Company or CH&C.

OPERATING STRATEGY

     The Company believes that the following key elements have contributed to the success of the Company in the past and are central to its future success.

     High-Value Casino Entertainment Experience

     The Company is committed to providing a high-quality casino entertainment experience to its primarily middle-income customers at an attractive price in order to develop customer loyalty. The Company delivers value to its customer through providing high levels of service in an inviting and entertaining environment. The Company delivers additional value to its customers through attractively priced casino entertainment, hotel, restaurant and live entertainment offerings and regularly reinvests in its existing facilities in an effort to maintain the quality and competitiveness of its properties.

     Fun, Friendly, Fresh Atmosphere

     Each of the Company's facilities offers fast, friendly service in an informal, fun and fresh atmosphere. The Company believes that its innovative employee training programs and highly accessible management inspire and motivate its employees to provide friendly, attentive service. The Company has a strong and responsive customer feedback system, which features guest comment cards in its restaurants and hotel rooms, and regularly conducts other consumer research. In addition to providing a measure of customer service, comment cards and consumer research allow the Company to obtain valuable customer feedback and marketing information for its database.

     Emphasis on Slot Play

     The Company emphasizes slot machine wagering, the most consistently profitable segment of the casino entertainment business. Technological advances in slot product have resulted in sophisticated interactive games which offer customers greater variety, higher and more frequent payoffs and longer periods of play for their casino entertainment dollar. The Company continually invests in state-of-the-art machines, the development of proprietary slot games and related equipment at all of its facilities in order to further enhance the slot customer's experience.

     Comprehensive Marketing and Promotion

     The Company's marketing strategy focuses on promoting visitation, identifying customers and rewarding customers based on their gaming potential to encourage repeat visitation. The Company stimulates visitation by actively promoting its casino entertainment offerings, its hotels, destination restaurants and live entertainment using a variety of promotional advertising media including outdoor advertising and print and broadcast media. The Company develops and maintains an extensive customer database. The database is expanded daily, adding new casino customers by obtaining their mailing addresses and other marketing information. To encourage repeat visitation, the Company employs a direct mail program targeting its database customers with a variety of product offerings, including incentives to visit the Company's facilities frequently. During fiscal 1995, the Company distributed approximately 10 million pieces of mail to its database customers. The Company also provides complimentary rooms, food and other services to valued customers, but maintains limits on such items consistent with its focus on middle-income patrons.

PROPERTIES

     The Company currently owns and operates six properties in Las Vegas: the Stardust; Sam's Town Las Vegas; the Eldorado; Jokers Wild; the California; and the Fremont. The Company also owns and/or operates four properties outside the State of Nevada: Sam's Town Tunica, in Tunica County, Mississippi; Silver Star, in central Mississippi; Treasure Chest in the western suburbs of New Orleans; and Sam's Town Kansas City in Kansas City, Missouri.

     The Stardust

     The Stardust, situated on 52 acres of land owned and nine acres of land leased by the Company on the Las Vegas Strip, is a casino hotel complex with approximately 87,000 square feet of casino space, a conference center containing approximately 35,000 square feet of meeting space and a 900-seat showroom. The casino offers nearly 2,000 slot machines and 76 table games, including tables featuring "21," craps, roulette, baccarat, mini-baccarat, pai gow, Caribbean stud and poker, as well as keno. The Stardust features "Enter the Night," a critically acclaimed production show that includes computerized lighting, lasers and digital surround sound. The Stardust also has one of the largest and best known race and sports books in the United States, and is the home of the Stardust line, a racing and sports line service which is quoted throughout the United States and abroad. The Stardust features more than 2,300 guest rooms, 1,500 in its 32-story hotel tower. Notwithstanding the increased number of rooms available in Las Vegas, the Stardust achieved a 97% occupancy rate in fiscal 1995 and a 95% occupancy rate for the nine months ended March 31, 1996. The Stardust complex, which is distinguished by dramatic award-winning building lighting, has seven restaurants, a shopping arcade, two swimming pools and parking spaces for approximately 2,900 cars.

     The Stardust caters primarily to adult Las Vegas visitors seeking the classic Las Vegas gaming experience. Using its extensive database, the property promotes customer loyalty and generates repeat customer business by continually communicating with its customers regarding special events, new product offerings and special incentive promotions at the property. The Company uses a network of tour operators and wholesalers to reach customers who prefer packaged trips and print and broadcast media to attract the independent traveler. The Company attracts proven slot and table game players through direct mail promotions for tournaments, events and a variety of special offers. With its conference center, the Stardust also attracts meeting and banquet business. In addition, the Stardust draws a significant number of walk-in customers. Patrons of the Stardust come primarily from the western United States, including Southern California and Arizona, and the Midwest.

     The Company has developed a master plan for the Stardust, calling for, among other things, as many as two additional hotel towers, and previously took steps for a future expansion, including incorporating footings for one of the two proposed additional towers in the existing facility. In addition, the Company has determined that the 61-acre Stardust site is capable of accommodating the development of an entirely new casino entertainment facility adjacent to the existing Stardust and is exploring the feasibility of such a project.

     Boulder Strip Properties

     Sam's Town Las Vegas is situated on 56 acres of land owned and seven acres of land leased by the Company on the Boulder Strip, approximately six miles east of the Las Vegas Strip. Following a $105 million expansion completed in July 1994, Sam's Town features an approximately 118,000 square foot casino, a 56-lane state-of-the-art bowling center and the 25,000 square foot Western Emporium retail store. The gaming facilities now include nearly 2,800 slot machines and 55 table games, including tables featuring "21," craps, roulette, pai gow, poker and Caribbean stud, as well as keno, an expanded race and sports book and a large bingo parlor. The expanded property has 650 guest rooms, 12 restaurants, approximately 3,200 parking spaces, including two parking garages which together can accommodate up to 2,000 cars and approximately 500 recreational vehicles. The expanded Sam's Town facility features a 25,000 square foot atrium enclosing a Sierra Nevada-style park with extensive foliage and trees, streams, bridges and water features. Fronting the park are an Italian restaurant, a western steakhouse and a food court, as well as new retail outlets. Also available at the property is a 5,400 square foot sports bar featuring interactive activities, an outdoor recreation complex with a swimming pool and volleyball court and a conference facility.

     Sam's Town Las Vegas has a western theme and features an informal, friendly atmosphere that appeals to both local residents and visitors. Gaming and bowling tournaments, paycheck sweepstakes, costume contests, and holiday parties, together with motivated and well-trained employees, many of whom are familiar to regular visitors, create a social center that attracts many Las Vegas residents. The property hosts two of the largest events on the Ladies Professional Bowling Tour, including the Sam's Town Ladies Professional Bowling Tournament, which events are televised on ESPN, and a premier amateur bowling tournament which attracts participants from throughout the world. Additionally, the Company attracts local market patrons, many of whom are repeat customers, by offering excellent price/value relationships in its food and beverage operations, and by aggressive slot marketing programs which include more generous slot payouts. The popularity of Sam's Town Las Vegas among local residents allows it to benefit from the rapid development of the Las Vegas community, which has been one of the fastest growing communities in the United States over the last decade. The addition of 650 new guest rooms, as well as destination restaurants and other amenities, as part of the expansion has increased the appeal of Sam's Town Las Vegas to Las Vegas visitors. Since completion of the expansion, overnight visitation to the property has substantially increased. The Company has developed a master plan for Sam's Town Las Vegas calling for, among other things, a second hotel tower. Although the Company has not yet made any decision regarding a future Sam's Town Las Vegas expansion, it is currently exploring the feasibility of such a project.

     The Eldorado is situated on four acres of land owned by the Company in downtown Henderson, which is southeast of Las Vegas. The casino has over 16,000 square feet of gaming space featuring approximately 560 slot machines and 11 table games, including tables featuring "21," craps, roulette and pai gow, as well as keno, bingo and a sports book. The facility also offers three restaurants, a live entertainment lounge and a parking garage for up to 500 cars. The principal customers at the Eldorado are Henderson residents.

     Jokers Wild is situated on 13 acres of land owned by the Company on the Boulder Strip. Following a $5.6 million expansion completed in April 1994, the property offers over 22,500 square feet of casino space with approximately 650 slot machines and 13 table games, including tables featuring "21," craps, roulette, pai gow, Caribbean stud and poker, as well as keno and a sports book. The facility also offers a buffet restaurant, a coffee shop, an entertainment lounge, a video arcade and approximately 800 parking spaces. Jokers Wild serves both local residents and visitors to the Las Vegas area traveling on the Boulder Highway.

     Downtown Properties

     The California is situated on 13.9 acres of land owned and 1.6 acres of land leased by the Company in downtown Las Vegas. The California was the Company's first property and has over 36,000 square feet of gaming space, 781 guest rooms, five restaurants, approximately 5,000 square feet of meeting space, more than 800 parking spaces, including a parking garage for up to 425 cars, and an approximately 220-space recreational vehicle park, the only such facility in the downtown area. The casino offers over 1,100 slot machines and 38 table games, including tables featuring "21," craps, roulette, mini-baccarat, pai gow and Caribbean stud, as well as keno and a sports book. In December 1994, the Company completed a $15 million expansion of the California that added 140 new guest rooms and six suites, as well as other amenities.

     The Fremont is situated on 1.4 acres of land owned and 0.9 acres of land leased by the Company on the principal thoroughfare in downtown Las Vegas. The property offers nearly 32,000 square feet of casino space including approximately 1,100 slot machines, and 31 table games, including tables featuring "21," craps, roulette, pai gow, poker and Caribbean stud, as well as keno and a race and sports book. The hotel has 452 guest rooms and five restaurants including the Second Street Grill, an upscale contemporary restaurant, and the Paradise Buffet, which features tropical themed surroundings. The property also has approximately 8,200 square feet of meeting space and a parking garage for up to 350 cars.

     While many casinos in downtown Las Vegas compete with other downtown properties and properties on the Las Vegas Strip for the same customers, the Company has developed a distinctive niche for its Downtown Properties focusing primarily on customers from Hawaii. The Company's marketing strategy for the Downtown Properties focuses on gaming enthusiasts from Hawaii and tour and travel agents from Hawaii with whom the Company has cultivated relationships since it opened the California in 1975. Through the Company's recently acquired Hawaiian travel agency, the Company operates two DC-10 charter flights from Honolulu to Las Vegas each week, helping to ensure stable, reasonably priced air seats. This, as well as the Company's strong, informal relationships with other Hawaiian travel agencies, its moderately priced, all-inclusive packages and its Hawaiian promotions have allowed the California and the Fremont to capture a significant share of the Hawaiian tourist trade in Las Vegas. For more than a decade the Downtown Properties have been the leading Las Vegas destination for visitors from Hawaii. The Company attributes this success to the amenities and atmosphere at the Downtown Properties, which are designed to appeal specifically to visitors from Hawaii, and to its marketing strategy featuring significant promotions in Hawaii and a monthly newsletter circulated to over 68,000 households, primarily in Hawaii. In fiscal 1995, patrons from Hawaii comprised over 90% of the room nights at the California and over 60% of the room nights at the Fremont.

     In December 1993, the Company acquired for $16.5 million Main Street Station, a casino/hotel which is not currently in operation located across the street from the California. The Company has used the facility, where it previously leased rooms, to provide lodging for additional customers at the Downtown Properties. The renovation and expansion of Main Street Station is currently underway, and the Company expects to open the facility as a full service casino hotel by the end of calendar 1996. The project includes a 28,500 square foot, newly-equipped casino with 25 table games and over 900 slot machines. The project also includes a complete renovation of the property's hotel rooms and an expansion and renovation of the property's food facilities to include a 500-seat buffet, a 130-seat specialty restaurant, a 100-seat cafe, a 200-seat brew pub and oyster bar and expanded parking to include 2,000 spaces.

     With the opening of Main Street Station, the Company's third property in downtown Las Vegas, the Company has begun coordinating marketing efforts, consolidating support functions and standardizing operating procedures and systems with the goal of enhancing revenues and reducing expenses. This effort will include a consolidated database and marketing program for all Downtown Properties. The Company believes these efforts will provide it with a competitive advantage.

     The Company, together with other downtown casino operators and the City of Las Vegas, retained a well-known urban design firm to develop a major new attraction known as the Fremont Street Experience. The attraction was designed to capitalize on Fremont Street's famous lights and features a semi-circular space frame nine stories above the street, stretching along four city blocks against which a sound and light spectacle is displayed. As part of the project, vehicular traffic on portions of Fremont Street has been eliminated, asphalt replaced by a patterned streetscape and special events have been brought to the downtown area to entertain visitors. The Fremont Street Experience cost approximately $70 million. Of this amount, $22 million was provided by eight downtown casino operators (including the Company), and the remainder was provided by local bond issuances. The Company invested approximately $5 million in the project. The Company believes that, since its opening in December 1995, the Fremont Street Experience has significantly enhanced the experience of visiting downtown Las Vegas and has attracted additional customers to the downtown area. However, no assurance can be given that the Fremont Street Experience will materially benefit the operating results of the Company's Downtown Properties.

     Central Region Properties

     The Company has exported its popular Sam's Town western theme and atmosphere to the growing Mississippi dockside gaming market by developing Sam's Town Tunica, which opened on May 25, 1994. Sam's Town Tunica is located in Tunica County near State Highway 61 approximately 25 miles south of Memphis, Tennessee. The adult population within a 200-mile radius is over 3 million and includes the cities of Nashville, Tennessee; Jackson, Mississippi; and Little Rock, Arkansas. The Company has distinguished itself from other operators in the area by developing a major casino entertainment complex with extensive amenities including a 508-room hotel, an entertainment lounge featuring country-western music, five destination restaurants including Corky's B-B-Q, featuring the food of that popular Memphis eatery, bars, specialty shops and River Palace Arena, a 1,650 seat entertainment facility featuring country-western entertainers. In December 1994, an $18 million expansion was completed which included the addition of 308 guest rooms surrounded by a swimming pool and recreational area. The complex offers a two-story casino of approximately 75,000 square feet featuring over 1,800 slot machines and 78 table games, including tables featuring "21," craps, roulette, poker, Caribbean stud and pai gow, as well as keno. The design of the facility integrates the water-based and land-based components of the facility. The Company, seeking to further its strong position in both the overnight and drive-in markets in Tunica, is currently expanding Sam's Town Tunica. The $40 million expansion project, which is currently under construction and expected to be completed by the end of calendar year 1996, includes a 350-room hotel tower and a 1,000 car parking garage. The new hotel tower will bring the total room count to 858, and the garage will be the first enclosed parking structure at a Tunica County casino.

     The Company has extended its popular Sam's Town theme to the Kansas City market with the opening of Sam's Town Kansas City on September 13, 1995. Sam's Town Kansas City was completed at a cost of approximately $145 million, including land, capitalized interest and pre-opening costs. The facility, which is situated on 34 acres located on the Missouri River and Interstate 435, features a continuously docked riverboat housing a 28,000 square foot casino on three decks with over 1,000 slot machines and 65 table games. The 80,000 square foot land-based facility contains five food facilities, including a 7,000 square foot sports bar, and ticketing services, all surrounding a turn-of-the-century Kansas City streetscape. The facility also features a 1,350-space garage, connected to the main facilities by an enclosed moving walkway. Including surface parking, the property offers a total of 2,000 parking spaces. The Kansas City metropolitan area has an adult population of over one million. The Company's facility is located near the Interstate 435 entertainment corridor in Kansas City which provides access to the Worlds of Fun and Oceans of Fun theme parks, the Kansas City Zoo, and the Kansas City Chiefs' and Kansas City Royals' Stadiums. In connection with the operation of Sam's Town Kansas City, the Company has entered into an agreement to pay the City of Kansas City approximately $250,000 per year for a period of ten years beginning in September 1995. The Company intends to offer 10% of the capital stock of Boyd Kansas City, the entity that owns and operates Sam's Town Kansas City, to certain persons or entities located in the Kansas City area. The price to be paid by such persons or entities will be based on the total cost of the project.

     The Company manages and partly owns the Treasure Chest, a riverboat casino operation located on Lake Pontchartrain in Kenner, Louisiana, which opened in September 1994. Located near the New Orleans International Airport, the Treasure Chest primarily serves patrons from Jefferson Parish, including suburbs on the west side of New Orleans. The gaming operation features a classic paddle-wheel riverboat with a total capacity of 2,000 persons, approximately 24,000 square feet of casino space, over 850 slot machines and 54 table games, including tables for "21," craps, roulette and poker. Each of the riverboat's three decks has a different theme, with one featuring a contemporary Las Vegas-style decor, one offering a nautical environment and one providing a festive Mardi Gras setting.

     The management agreement between the Company and Treasure Chest L.L.C. provides for an initial five-year term expiring June 1999, extendible at the Company's option for three additional five-year periods if certain operating results are achieved. The agreement also provides for a management fee of 10% of the enterprise's net operating profit before interest, depreciation, income taxes, amortization, extraordinary items and the management fee. The Company owns a 15% equity interest in Treasure Chest L.L.C.

     Pursuant to an agreement with the Mississippi Band of Choctaw Indians, the Company operates the Silver Star, the only land-based casino in the State of Mississippi. The facility, which opened in July 1994, is located on tribal lands in central Mississippi. The principal markets served by the facility are central Mississippi and Alabama, with the Birmingham, Montgomery and Tuscaloosa metropolitan areas located within approximately 200 miles of the site. The property, a contemporary Las Vegas-style facility emphasizing light, color and geometric design, includes a 100-room hotel and a casino with approximately 66,000 square feet of gaming space with over 1,880 slot machines and 81 table games, including tables for "21," craps, roulette, mini baccarat and Caribbean stud, as well as a lounge suitable for entertainment and dancing, a swimming pool, four restaurants and more than 1,300 parking spaces. A $10 million casino expansion project was completed in December 1994, and a 55,000 square foot conference center was completed in June 1995. In addition, an expansion project, including 400 additional rooms and suites, a casino expansion, a new restaurant, an 18-hole golf course and a full-service spa, is currently under construction.

     The management agreement for Silver Star provides for a seven-year term expiring in July 2001 and a management fee of 30% of the enterprise's operating income before debt service for the first five years and 40% of its operating income before debt service for the final two years. Under the agreement, the Company provided $30.5 million in debt financing for the construction and start-up of the facility, which amount was repaid during fiscal 1995 from the enterprise's cash flow. The Company has loaned to the tribe an additional $10 million for a casino expansion project which was completed in December 1994. This loan is being repaid over five years.

NEW DEVELOPMENTS

     Par-A-Dice Acquisition

     On April 26, 1996, the Company entered into a definitive purchase agreement for the Par-A-Dice Acquisition. The Par-A-Dice is a riverboat facility located along the Illinois River in East Peoria, Illinois, approximately 170 miles from Chicago. The Par-A-Dice initially commenced operations in November 1991, operating from a temporary facility in downtown Peoria. In May 1993, the facility was relocated across the Illinois River to a newly constructed land-based pavilion, containing two restaurants, a bar, gift shop, ticketing area and surface parking for 750 cars, located on 19 acres in East Peoria. In May 1994, the original Par-A-Dice Casino replica paddle-wheel riverboat was replaced with a new, state-of-the-art, twin hull cruise ship. The new boat measures 238 feet long and 66 feet wide and since the recent completion of an expansion in March 1996, features 33,000 square feet of gaming space on four levels with approximately 1,000 slot machines and 42 table games, as well as limited food and beverage services. The Par-A-Dice Hotel, which is currently under construction and scheduled to be completed in the fall of 1996, is a 204-room full-service hotel with extensive food and beverage and banquet and meeting facilities. The Company believes the hotel will enable the Par-A-Dice to further develop an overnight customer base for the facility and provides much needed banquet and meeting capabilities.

     The Par-A-Dice is the primary casino entertainment facility serving central Illinois, and is strategically located within 1/8 of a mile from an exit off of Interstate 74, a major regional east-west interstate highway. The Par-A-Dice is the only casino entertainment facility within approximately 100 miles of Peoria. There are more than 350,000 people living within the Peoria metropolitan area and over 1.7 million people over the age of 21 within 100 miles of Peoria. The Par-A-Dice Acquisition is subject to certain closing conditions including the obtaining of regulatory approvals from the Mississippi Gaming Commission and the Illinois Gaming Board. See "Risk Factors -- Uncertainties of Consummation of the Par-A-Dice Acquisition and Development of Sam's Town Reno and the Mirage Joint Venture Project."

     Sam's Town Reno

     The Company recently announced its plans for a $92 million casino hotel and entertainment complex in Reno, Nevada. The Company is in the process of acquiring by the end of July a 100-acre parcel of land south of Reno and adjacent to a newly opened freeway interchange. Plans for the Sam's Town Reno project include a 33,000 square foot casino, featuring over 1,200 slot machines and 36 table games and a hotel with 211 guest rooms and suites. The project is also planned to include five destination restaurants, two entertainment lounges, a 5,000-seat outdoor arena, an approximately 15,000 square foot events arena, retail shops and two old time movie theaters. The Company has reached preliminary agreement with the owner of the property to acquire the land and is in the process of completing that acquisition. Following the land acquisition, the Company expects to commence construction of Sam's Town Reno by the end of this calendar year, with the opening occurring as early as spring 1998.

     William S. Boyd, Chairman and Chief Executive Officer of the Company, and Warren L. Nelson, a Director of the Company, each owns a 17.5% partnership interest in the partnership which owns the land to be acquired. The $6 million purchase price for the land is based upon an independent third-party appraisal and the purchase of the land from the partnership has been approved by an independent committee of the Company's Board of Directors. See "Risk
Factors -- Uncertainties of Consummation of the Par-A-Dice Acquisition and Development of Sam's Town Reno and the Mirage Joint Venture Project."

     Mirage Joint Venture

     On May 29, 1996, the Company, through a wholly-owned subsidiary, entered into a joint venture agreement with a subsidiary of Mirage to jointly develop and own a casino hotel entertainment facility in Atlantic City, New Jersey. The Atlantic City Project is planned to be one component of a multi-facility casino entertainment development, master-planned by Mirage for the Marina district of Atlantic City. The Atlantic City Project is expected to cost approximately $500 million. The agreement contemplates that the joint venture would fund $300 million of the project cost with non-recourse third-party financing. The remaining $200 million is expected to be funded equally by capital contributions from the partners, including, in the case of Mirage, contribution of the land. Pursuant to the joint venture agreement, the Company will control the development and operation of the Atlantic City Project. The Atlantic City Project will include a hotel of at least 1,000 rooms and will be adjacent and connected to Mirage's planned wholly-owned resort. Construction is anticipated to begin after completion of the remediation of the property and to take approximately 24 months to complete. The Mirage Joint Venture will give the Company a presence in Atlantic City, the primary casino gaming market serving the eastern United States. See "Risk Factors -- Uncertainties of Consummation of the Par-A-Dice Acquisition and Development of Sam's Town Reno and the Mirage Joint Venture Project."

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth the current directors and executive officers of Boyd Gaming Corporation:

           NAME              AGE                            POSITION
- ---------------------------  ---   ----------------------------------------------------------
William S. Boyd............  64    Chairman of the Board of Directors and Chief Executive
Charles L. Ruthe...........  62    President and Director
Robert L. Boughner.........  43    Executive Vice President, Chief Operating Officer and
                                   Director
Ellis Landau...............  52    Senior Vice President, Chief Financial Officer and
                                   Treasurer
Ralph Purnell..............  61    Senior Vice President-Director of Operations, Nevada
                                   Region
Maunty C. Collins..........  53    Senior Vice President-Director of Operations, Central
                                   Region
James Hippler..............  49    Senior Vice President-Administration
Charles E. Huff............  51    Vice President, Secretary and General Counsel
Keith E. Smith.............  35    Vice President and Controller
Brian Larson...............  39    Vice President-Development and Assistant Secretary
William R. Boyd............  36    Vice President and Director
Marianne Boyd Johnson......  37    Assistant Secretary and Director
Perry B. Whitt.............  73    Vice Chairman of the Board of Directors and Director
Kenny C. Guinn.............  59    Director
Warren L. Nelson...........  82    Director
Donald Snyder..............  48    Director

     William S. Boyd is the father of William R. Boyd and Marianne Boyd Johnson.

     William S. Boyd has served as a director of the Company since its inception in June 1988 and as Chairman of the Board of Directors and Chief Executive Officer since August 1988. A co-founder of CH&C, he has served as a director and President of CH&C since its inception in 1973, and has also held several other offices with CH&C. Mr. Boyd has also served as President and a Director of Eldorado, Inc., which operates the Eldorado Properties. Prior to joining the Company, Mr. Boyd practiced law in Las Vegas for 15 years. Between 1970 and 1974 he also was Secretary and Treasurer and a member of the Board of Directors of the Union Plaza Hotel and Casino. Mr. Boyd has been active in numerous business and civic organizations in Las Vegas.

     Charles L. Ruthe has served as a director of the Company since its inception, President since August 1988 and Chief Operating Officer from August 1988 to April 1990. Mr. Ruthe is currently on a leave of absence from his positions as President of the Company and as a director pending approval by the Missouri Gaming Commission of Mr. Ruthe's gaming license application. He has served as a director of CH&C since its inception and has also held several offices with CH&C. Mr. Ruthe is active in many Las Vegas business and civic organizations. Mr. Ruthe is a director of Sierra Health Services, Inc., a healthcare company. In 1995, Mr. Ruthe was appointed President of Boyd Development Corporation, a wholly-owned subsidiary of the Company.

     Robert L. Boughner has been Executive Vice President and Chief Operating Officer of the Company since April 1990 and has served as a director since April 1996. From 1985 until April 1990, he served as Senior Vice President of Administration of CH&C and prior to that time he held various management positions in the Company. Mr. Boughner is active in civic and industry affairs, and serves on the Board of Directors of the Las Vegas Convention and Visitors Authority, the Nevada Hotel and Motel Association and the Nevada Restaurant Association.

     Ellis Landau has been Senior Vice President, Chief Financial Officer and Treasurer of the Company since August 1990. From April 1990 through July 1990, he served as a consultant to the Company. Prior to joining the Company, Mr. Landau held various management positions with Ramada, Inc., a gaming and hospitality company whose gaming operations were transferred to Aztar Corporation, including Vice President and Treasurer of that company from 1978 to February 1990.

     Ralph Purnell has been Senior Vice President-Director of Operations, Nevada Region of the Company since its inception. From the inception of the Company until April 1994, Mr. Purnell served as Senior Vice President-Gaming of the Company. From 1975 to 1988, Mr. Purnell held various positions with CH&C, including General Manager of the Stardust and the California. Mr. Purnell serves on the Board of Directors of the Nevada Resort Association.

     Maunty C. Collins has been Senior Vice President-Director of Operations, Central Region of the Company since June 1993. From December 1991 through June 1993, he served as Assistant General Manager at the Stardust. From 1985 until December 1991, he was General Manager at Sam's Town Gold River in Laughlin, Nevada. From 1978 to 1985, Mr. Collins held various positions at properties owned by the Company.

     James W. Hippler has been Senior Vice President-Administration of the Company since April 1990. From 1980 to 1990, Mr. Hippler held various positions with CH&C, including Director of Risk Management, Director of Internal Audit and Director of Human Resources.

     Charles E. Huff has been Vice President, Secretary and General Counsel of the Company since its inception. He has served as Vice President and General Counsel of CH&C since July 1986 and Secretary since January 1988. Prior to joining CH&C, Mr. Huff practiced law in Las Vegas for 13 years.

     Keith E. Smith became Vice President and Controller of the Company in June 1993. From September 1990 to June 1993 he served as Corporate Controller of the Company. From May 1989 to September 1990, Mr. Smith was Vice President-Finance of the Dunes Hotel, Casino and Country Club in Las Vegas. From 1982 to May 1989, he was employed by Ramada, Inc. in a variety of positions, including Controller of the Tropicana Resort and Casino in Las Vegas.

     Brian A. Larson became Vice President-Development of the Company in June 1993 and Assistant Secretary in August 1993. He has also served as Associate General Counsel of the Company since March 1993. From 1987 through February 1993, Mr. Larson was associated with the law firm of Snell & Wilmer in Phoenix, Arizona, in which he became a partner on January 1, 1992.

     William R. Boyd has been a Vice President of the Company since December 1990 and a director since September 1992. From June 1987 until December 1990, he was director of operations at the Fremont. From 1978 until 1987, he held various positions at the California and at Sam's Town Las Vegas.

     Marianne Boyd Johnson has been Assistant Secretary of the Company since September 1989 and a director since September 1990. From 1976 until September 1990, she held a variety of full and part-time sales and marketing positions with the Company and CH&C.

     Perry B. Whitt has served as a director of the Company since its inception and Vice Chairman of the Board of Directors since August 1988. He has served as a director of CH&C since its inception, and has also held several offices with CH&C. Mr. Whitt has over 40 years experience in the gaming industry, much of it with the Boyd family. He is also President of Utility Shareholders Association of Nevada and serves on the Board of Directors of BankWest of Nevada.

     Kenny C. Guinn has served as a director of the Company since January 1994. He has served as Chairman of the Board of Southwest Gas Corporation ("Southwest") since May 1993 and Chairman of the Board of PriMerit Bank, a subsidiary of Southwest ("PriMerit"), since 1987. From 1978 to May 1993, Mr. Guinn served in various other executive positions for Southwest and PriMerit, including Chief Executive Officer of Southwest from 1988 to 1993 and Chief Executive Officer of PriMerit until 1992. He served as Interim President of the University of Nevada, Las Vegas from May 1994 until May 1995. Mr. Guinn is also a director of Oasis Residential, Inc. and Del Webb, Inc.

     Warren L. Nelson has served as a director of the Company since its inception and as a director of CH&C since its inception. For the last 28 years, he has been a co-owner and director of the Club Cal

Neva, a gaming facility in Reno, Nevada. Mr. Nelson has over 55 years experience in the gaming industry. He is a Director of International Game Technology, a slot machine manufacturer.

     Donald Snyder has served as a director of the Company since April 1996. From 1993 to the present, Mr. Snyder has served as Chairman, President and Chief Executive Officer of the Fremont Street Experience Limited Liability Company, the developer and operator of the Fremont Street Experience in Downtown Las Vegas. From 1992 to 1993, he was President of Strategic Associates, Inc., a consulting firm. From 1987 through 1991, he served as Chairman of the Board and Chief Executive Officer of First Interstate Bank of Nevada.

                          DESCRIPTION OF INDEBTEDNESS

     The following summary of the terms of certain outstanding indebtedness of the Company, certain of its wholly-owned subsidiaries, CH&C, Boyd Tunica and Boyd Kansas City and California Hotel Finance Corporation, a wholly-owned finance subsidiary of CH&C, does not purport to be complete and is qualified in its entirety by reference to the various governing instruments, copies of which have been filed, or incorporated by reference, as exhibits to the Registration Statement of which this Prospectus is a part.

     Capitalized terms used but not defined herein have the meanings ascribed to them in the various governing instruments.

10.75% SENIOR SUBORDINATED NOTES

     The 10.75% Senior Subordinated Notes (the "10.75% Notes") were issued under an indenture dated September 3, 1993 (the "10.75% Indenture"), between the Company and State Street Bank and Trust Company, as Trustee. The aggregate principal amount of the Company's 10.75% Notes is $150 million. The 10.75% Notes mature on September 1, 2003 and bear interest at a rate of 10.75% per annum, payable semi-annually on September 1 and March 1. The 10.75% Notes are subject to redemption at the Company's option after September 1, 1996 at redemption prices ranging from 105.00% in 1996 to 100.00% in 1999 and thereafter of their principal amount, plus accrued interest to the redemption date. In addition, upon a Change of Control, as defined in the 10.75% Indenture, each Holder of 10.75% Notes has the right to require the Company to repurchase each Holder's 10.75% Notes at a purchase price in cash equal to 101% of the principal amount thereof.

     The 10.75% Indenture contains restrictive covenants which, among other things, impose significant restrictions on the Company's operations, including restrictions on the Company's ability to make investments in or loans to affiliates, to incur additional debt, to create or permit liens on assets or to sell or dispose of its assets or to merge or consolidate with other entities.

     The Company may redeem the 10.75% Notes with borrowings under the New Bank Credit Facility once the 10.75% Notes become redeemable in September 1996.

11% SENIOR SUBORDINATED NOTES

     The 11% Senior Subordinated Notes (the "11% Notes") were issued under an indenture dated November 15, 1992 (the "11% Indenture"), among California Hotel Finance Corporation, a wholly-owned subsidiary of CH&C ("CHFC"), CH&C, as Guarantor, and State Street Bank and Trust Company, as Trustee. The aggregate outstanding principal amount of the 11% Notes is $185 million. CH&C has guaranteed the payment of the 11% Notes (the "CH&C Guaranty"). The CH&C Guaranty ranks junior in right to payment to all Senior Debt of CH&C and pari passu with all other subordinated debt of CH&C.

     The 11% Notes mature on December 1, 2002 and bear interest at a rate of 11% per annum, payable semiannually on June 1 and December 1. The 11% Notes are subject to redemption at the option of CHFC after December 1, 1997, at redemption prices ranging from 104.125% in 1997 to 100% in 1999 and thereafter of the principal amount outstanding plus accrued interest to the redemption date. In addition, upon a Change of Control, as defined in the 11% Indenture, each Holder of 11% Notes has the right to require CHFC to repurchase the Holder's 11% Notes at a purchase price in cash equal to 101% of the principal amount thereof.

     The 11% Indenture contains restrictive covenants which, among other things, impose significant restrictions on CH&C's operations, including restrictions on CH&C's ability to make investments in or loans to affiliates, incur additional debt, to create or permit liens on assets or to sell or dispose of its assets or to merge or consolidate with other entities.

     Each of CHFC and CH&C will be a "Restricted Subsidiary" under the Indenture for the Notes. See "Description of Notes."

RIVERBOAT LOAN

     The Credit Agreement dated June 14 ,1995 ("Riverboat Credit Agreement"), by and among the Company, certain commercial lending institutions and First Security Bank of Utah, NA, as Trustee, provide for borrowing of $18.5 million, of which approximately $17.8 million was outstanding on March 31, 1996 (the "Riverboat Loan"). The proceeds of the Riverboat Loan were used to reimburse the Company for its costs to construct a riverboat and acquire associated personal property, and the Company's obligations under the Riverboat Loan are secured by that riverboat and the personal property contained therein. The Riverboat Loan is nonrecourse to the Company. The Riverboat Credit Agreement contains restrictive covenants which, among other things, require the Company and its subsidiaries to maintain their corporate existence subject to certain permitted consolidations and mergers.

     The Company does not anticipate that the Riverboat Loan will be retired with proceeds of the New Bank Credit Facility or with proceeds of the Offerings but that it will remain outstanding after the closing of this Offering.

NEW BANK CREDIT FACILITY

     On June   , 1996, the Company and CH&C (collectively referred to herein as the "Borrowers") entered into the New Bank Credit Facility pursuant to which Canadian Imperial Bank of Commerce ("CIBC") and certain other financial institutions (collectively, the "Banks") have provided a five-year reducing revolving credit facility under which the Borrowers are able to borrow, on a revolving basis, up to $500 million and under which CIBC serves as the agent (the "Agent"). The available commitment under the New Bank Credit Facility,
which will mature June   , 2001, began at $500 million and will be reduced over
the course of the five-year period according to a predetermined schedule pursuant to which the commitment will be reduced to $475 million two-and-one-half years from the closing date and will be further reduced by an additional $50 million at the end of each six-months thereafter until maturity. The New Bank Credit Facility includes a sublimit for standby letters of credit in an amount up to $15 million to support various obligations of the Borrowers and their Subsidiaries. Borrowings under the New Bank Credit Facility bear interest, at the option of the Borrowers, at a margin above (a) the Eurodollar Rate (as defined therein) or (b) the highest of the following: (i) the Agent's reference rate, (ii) the Federal Funds Rate plus 1/2 of 1%, and (iii) the CD Published Moving Rate plus 1%. The margin above such rates, and the fee on the unfunded portions of the New Bank Credit Facility, vary based on the Company's ratio of Funded Debt (as defined therein) to EBITDA (as defined therein) and at
June   , 1996 was      %

     The New Bank Credit Facility initially is guaranteed by Mare-Bear, Inc., Sam-Will, Inc., Eldorado Inc., Boyd Tunica, Boyd Mississippi, Boyd Kansas City, Boyd Kenner, and MSW, Inc. and thereafter must be guaranteed by any other Significant Subsidiaries (as defined therein) created after the closing of the New Bank Credit Facility (collectively, the "Guarantors").

     The obligations under the New Bank Credit Facility are secured by: (a) first deeds of trust on (i) the Stardust, (ii) Sam's Town Las Vegas, (iii) the California, (iv) the Fremont, (v) Sam's Town Tunica and (vi) Sam's Town Kansas City; (b) first security interest in all furniture, fixtures, accounts, inventory, equipment (other than leased or financed items) of Borrowers and Guarantors; (c) a negative pledge on (i) the real and personal property of any other Significant Subsidiaries excepting permitted liens and (ii) the Silver Star and Treasure Chest management contracts; and (d) first preferred ship mortgages on the whole of the Patco 400 Riverboat, moored at Sam's Town Tunica, and the Judy's Prize Riverboat, moored at Sam's Town Kansas City. The deeds of trust and security interest also secure the Borrower's obligations under any hedging arrangements with any Bank.

     The New Bank Credit Facility contains certain financial and other covenants, including, without limitation, various covenants (i) requiring the maintenance of a minimum Tangible Net Worth (as defined therein) and minimum Fixed Charge Coverage Ratio (as defined therein), and establishing a maximum permitted Funded Debt to EBITDA ratio, (ii) imposing limitations on the incurrence of additional Indebtedness and the creation of Liens (as defined therein), (iii) imposing limits on the maximum permitted Maintenance Capital Expenditures (as defined therein), and (iv) imposing restrictions on Investments (as defined therein), the purchase or redemption of subordinated debt prior to its stated maturity, dividend distributions, and the redemption or purchase of capital stock of the Company.

                              DESCRIPTION OF NOTES

     The Notes will be issued under an indenture to be dated as of             ,
1996 (the "Indenture") among the Company, the Guarantors and             , as
trustee (the "Trustee"). A copy of the Indenture may be obtained by contacting the Office of the Secretary at the principal executive offices of the Company, 2950 South Industrial Road, Las Vegas, Nevada 89109, telephone: (702) 792-7200.

     The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), as in effect on the date of the Indenture. The Notes are subject to all such terms, and holders of the Notes (the "Holders") are referred to the Indenture and the Trust Indenture Act for a statement of those terms. The statements under this caption relating to the Notes and the Indenture are summaries and do not purport to be complete. Such summaries may make use of certain terms defined in the Indenture and are qualified in their entirety by express reference to the Indenture. For the purposes of this section "Description of Notes", the term "Company" shall mean Boyd Gaming Corporation only, and shall not include any of its subsidiaries.

GENERAL

     The Notes will mature on             , 2003 and will be limited to an
aggregate principal amount of $200 million. The Notes will be issued in fully registered form only and will be issued in denominations of $1,000 and integral multiples thereof. The Notes may be presented for registration of transfer and exchange at the offices of the Registrar, which initially will be the offices of the Trustee.

PAYMENT TERMS

     The Notes will bear interest at a rate of   % per annum until maturity,
payable semiannually on             and             of each year, commencing
     1996, to the persons who are registered Holders thereof at the close of
business on the           or           immediately preceding such interest
payment date.

     The Indenture provides that interest on the Notes will be computed on the basis of a 360-day year of twelve 30-day months. Initially, the Trustee will act as Paying Agent and Registrar. Principal and interest will be payable initially at the offices of the Trustee but, at the option of the Company, interest may be paid by check mailed to Holders at their registered addresses. The Company or any domestically incorporated Restricted Subsidiary may act as Paying Agent and Registrar, and the Company may change the Paying Agent or Registrar without prior notice to Holders.

RANKING

     The Indebtedness evidenced by the Notes will be senior unsecured obligations of the Company, will rank pari passu in right of payment with all existing and future senior Indebtedness of the Company, will be senior in right of payment to all future subordinated Indebtedness of the Company and will be Guaranteed (the "Guaranty") by certain existing Restricted Subsidiaries of the Company, which contain substantially all of the income-producing properties of the Company, and any future Subsidiaries to which any Guarantor transfers assets unless: (x) with respect to each such transfer the transfer is at least as favorable to such Guarantor as could be obtained in a similar transaction in arm's-length dealings with a Person who is not an Affiliate of such Guarantor, and with respect to each transfer (i) involving aggregate payments in excess of $5 million, the Company delivers to the Trustee an Officers' Certificate certifying that such transfer was approved by a majority of the disinterested members of the Board of Directors of the Company as complying with the foregoing standard and (ii) involving aggregate payments in excess of $10 million, the Company delivers to the Trustee an opinion letter from an Independent Advisor to the effect that such transfer is fair, from a financial point of view, to the Guarantor; and (y) each such transfer is for Property other than securities of the transferee and its Affiliates. Any Person required by the preceding sentence to become a Guarantor because of a transfer of assets must be or become a Restricted Subsidiary at the time of such transfer. The Company will use all reasonable efforts to cause

Par-A-Dice and EPH to become Guarantors as described below under "Guaranty by Par-A-Dice and EPH". All Subsidiaries required to Guarantee the Notes in accordance with the foregoing are referred to as the "Guarantors". Except in the case of Par-A-Dice and EPH, and as a result of asset transfers referred to above, the Indenture does not require future Restricted Subsidiaries to become Guarantors.

     The Notes will be structurally subordinated to all present and future obligations of the Company's Subsidiaries that are not Guarantors and could be effectively subordinated to obligations of the Guarantors. See "Guaranties" and "Risk Factors -- Holding Company Structure and Ability to Service Debt; Effective Subordination". As of March 31, 1996, after giving effect to the Offering and the application of the net proceeds thereof, the total Indebtedness and liabilities (including trade payables and accrued liabilities) of Subsidiaries reflected on the Company's balance sheet would have been
approximately $     million. Although the Indenture contains limitations on the amount of additional Indebtedness which the Company and its Restricted Subsidiaries may Incur, the amounts of such Indebtedness could be substantial and, in any case, all of such Indebtedness may be Indebtedness of Subsidiaries (which could be effectively senior in right of payment to the Notes).

GUARANTIES

     The obligations of the Company pursuant to the Indenture, including the repurchase obligation resulting from a Change of Control, will be unconditionally Guaranteed, jointly and severally, on a senior unsecured basis, by each of the Guarantors under such Guarantor's Guaranty. Each Guaranty by a Guarantor will be limited in amount to an amount not to exceed the maximum amount that can be guaranteed by that Guarantor without rendering the Guaranty, as it relates to such Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally. As such, a Guaranty could be effectively subordinated to all other obligations (including guarantees and other contingent liabilities) of the applicable Guarantor, and, depending on the amount of such obligations among other factors, a Guarantor's liability on its Guaranty could be reduced to zero. See "Risk Factors -- Holding Company Structure and Ability to Service Debt; Effective Subordination".

     Each Guarantor will also agree to contribute to any Guarantor or Guarantors which make payments pursuant to a Guaranty or Guaranties an amount equal to its proportionate share of such Guaranty payment, based on the net worth of such Guarantor relative to the aggregate net worth of the Guarantors.

GUARANTY BY PAR-A-DICE AND EPH

     The Indenture provides that the Company shall use all reasonable efforts, and shall cause Par-A-Dice and EPH to use all reasonable efforts, to obtain all necessary approvals of Gaming Authorities in the State of Illinois for Par-A-Dice and EPH to execute a supplemental indenture, in the form prescribed by the Indenture and containing its Guaranty, in favor of the Holders at the consummation of the Par-A-Dice Acquisition or as soon thereafter as possible. Regardless of whether such approval is obtained, at all times following consummation of the Par-A-Dice Acquisition, Par-A-Dice and EPH will be subject to all of the covenants applicable to a Guarantor under the Indenture.

MANDATORY DISPOSITION OR REDEMPTION PURSUANT TO GAMING LAWS

     If a Holder or beneficial owner of a Note is required to be licensed, qualified or found suitable under applicable Gaming Laws and is not so licensed, qualified or found suitable, the Holder shall be obliged, at the request of the Company, to dispose of such Holder's Notes within 30 days after receipt of notice of failure to be found suitable or such earlier date prescribed by any Gaming Authority (in which event the Company's obligation to pay any interest after the receipt of such notice shall be limited as provided in such Gaming
Laws), and thereafter, the Company shall have the right to redeem, on the date fixed by the Company for the redemption of such Notes, such Holder's Notes at a redemption price equal to the lowest of (i) the price at which such Holder or beneficial owner acquired the Notes without accrued interest, if any (unless the payment of such interest is permitted by the applicable Gaming Authority),

(ii) the Current Market Price of the Notes on such redemption date and (iii) the principal amount of such notes without accrued interest, if any (unless the payment of such interest is permitted by the applicable Gaming Authority). The Company is not required to pay or reimburse any Holder or beneficial owner of a Note for the costs of licensure or investigation for such licensure, qualification or finding of suitability. Any Holder or beneficial owner of a Note required to be licensed, qualified or found suitable under applicable Gaming Laws must pay all investigative fees and costs of the Gaming Authorities in connection with such qualification or application therefor.

OPTIONAL REDEMPTION

     The Notes will not be redeemable at the option of the Company prior to 2000. On or after that date, the Notes will be redeemable at the option of the Company, in whole at any time or in part from time to time, on at least 30 but not more than 60 days' prior notice, mailed by first-class mail to the Holders' registered addresses, at the redemption prices (expressed in percentages of principal amount) specified below plus accrued interest to the redemption date,
if redeemed during the 12-month period beginning           of the years
indicated below:

YEAR     PERCENTAGE
- ----     ----------
2000             %
2001             %
2002             %

     If fewer than all the Notes are to be redeemed, selection of Notes for redemption will be made by the Trustee, pro rata or by lot or by any other means the Trustee determines to be fair and appropriate and which complies with applicable legal requirements.

MANDATORY SINKING FUND

     There are no mandatory sinking fund payments for the Notes.

BOOK-ENTRY SYSTEM

     The Notes will initially be issued in the form of Global Securities (as defined in the Indenture) held in book-entry form. Accordingly, The Depository Trust Company ("DTC") or its nominee will initially be the sole registered holder of the Notes for all purposes under the Indenture.

     Upon the issuance of a Global Security, DTC or its nominee will credit the accounts of persons holding through it with the respective principal amounts of the Notes represented by such Global Security purchased by such persons in the Offering. Such accounts shall be designated by the Underwriters with respect to Notes placed by the Underwriters for the Company. Ownership of beneficial interests in a Global Security will be limited to persons that have accounts with DTC ("participants") or persons that may hold interests through participants. Ownership of beneficial interests by participants in a Global Security will be shown on, and the transfer of that ownership interest will be effected only through, records maintained by DTC for such Global Security. Ownership of beneficial interest in such Global Security by persons that hold through participants will be shown on, and the transfer of that ownership interest within such participant will be effected only through, records maintained by such participant. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interest in a Global Security.

     Payment of principal and interest on Notes represented by any such Global Security will be made to DTC or its nominee, as the case may be, as the sole registered owner and the sole holder of the Notes represented thereby for all purposes under the Indenture. None of the Company, the Trustee, any agent of the Company, or the Underwriters will have any responsibility or liability for any aspect of DTC's records relating to or payments made on account of beneficial ownership interests in a Global Security representing any Notes or for maintaining, supervising, or reviewing any of DTC's records relating to such beneficial ownership interests.

     The Company has been advised by DTC that upon receipt of any payment of principal of, or interest on, any Global Security, DTC will immediately credit, on its book-entry registration and transfer system, the accounts of participants with payments in amounts proportionate to their respective beneficial interests in the principal or face amount of such Global Security as shown on the records of DTC. Payments by participants to owners of beneficial interests in a Global Security held through such participants will be governed by standing instructions and customary practices as is now the case with securities held for customer accounts registered in "street name" and will be the sole responsibility of such participants.

     A Global Security may not be transferred except as a whole by DTC or a nominee of DTC to a nominee of DTC. A Global Security is exchangeable for certificated Notes only if (i) DTC notifies the Company that it is unwilling or unable to continue as a depositary for such Global Security or if at any time DTC ceases to be a clearing agency registered under the Exchange Act, (ii) the Company executes and delivers to the Trustee a notice that such Global Security shall be so transferable, registerable, and exchangeable, and such transfers shall be registerable or (iii) there shall have occurred and be continuing an Event of Default or an event which, with the giving of notice or lapse of time or both, would constitute an Event of Default with respect to the Notes represented by such Global Security. Any Global Security that is exchangeable for certificated Notes pursuant to the preceding sentence will be transferred to, and register and exchanged for, certificated Notes in authorized denominations and registered in such names as the Depositary holding such Global Security may direct. Subject to the foregoing, a Global Security is not exchangeable, except for a Global Security of like denomination to be registered in the name of the Depositary or its nominee. In the event that a Global Security becomes exchangeable for certificated Notes, (i) certificated Notes will be issued only in fully registered form in denominations of $1,000 or integral multiples thereof, (ii) payment of principal, any repurchase price, and interest on the certificated Notes will be payable, and the transfer of the certificated Notes will be registerable, at the office or agency of the Company maintained for such purposes and (iii) no service charge will be made for any registration of transfer or exchange of the certificated Notes, although the Company may require payment of a sum sufficient to cover any tax or governmental charge imposed in connection therewith.

     So long as the Depositary for a Global Security, or its nominee, is the registered owner of such Global Security, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Notes represented by such Global Security for the purposes of receiving payment on the Notes, receiving notices, and for all other purposes under the Indenture and the Notes. Beneficial interests in Notes will be evidenced only by, and transfers thereof will be effected only through, records maintained by the Depositary and its participants. Cede & Co. has been appointed as the nominee of the Depositary. Except as provided above, owners of beneficial interests in a Global Security will not be entitled to and will not be considered the Holders thereof for any purposes under the Indenture. Accordingly, each person owning a beneficial interest in a Global Security must rely on the procedures of the Depositary, and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a Holder under the Indenture, including suing for nonpayment of principal or interest. The Depository has advised the Company in the Indenture that it will exercise the rights of a Holder thereunder only at the direction of one or more participants whose accounts have been credited with interests in a Global Security which have been so directed. As a result, in the event that the Company requests any action of Holders or that an owner of a beneficial interest in a Global Security desires to give or take any which a Holder is entitled to give or take under the Indenture, the Depositary would authorize the participants holding the relevant beneficial interest to give or take such action and such participants would authorize beneficial owners owning through such participants to give or take such action or would otherwise act upon the instructions of beneficial owners owning through them.

     DTC has advised the Company that DTC is a limited-purpose trust company organized under the Banking Law of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" register under the Exchange Act. DTC was created to hold the securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC's participants include securities brokers and dealers (including the Underwriters), banks, trust companies, clearing corporations, and certain other organizations some of whom (and/or their representatives) own DTC. Access to DTC's book-entry system is also available to others, such as banks, brokers, dealers, and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

REPURCHASE AT THE OPTION OF HOLDERS UPON A CHANGE OF CONTROL

     Upon the occurrence of a Change of Control, each Holder shall have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes pursuant to the offer described below (the "Change of Control Offer") at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to the purchase date (the "Change of Control Payment").

     Within 30 days following any Change of Control, the Company shall mail a notice to each Holder stating, among other things: (1) that a Change of Control has occurred and a Change of Control Offer is being made pursuant to the covenant entitled "Repurchase at the Option of Holders Upon a Change of Control" and that all Notes (or portions thereof) timely tendered will be accepted for payment; (2) the purchase price and the purchase date, which shall be, subject to any contrary requirements of applicable law, no earlier than 30 days nor later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"); (3) that any Note (or portion thereof) accepted for payment (and for which payment has been duly provided on the Change of Control Payment Date) pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date; (4) that any Notes (or portions thereof) not tendered will continue to accrue interest; (5) a description of the transaction or transactions constituting the Change of Control; and (6) the procedures that Holders must follow in order to tender their Notes (or portions thereof) for payment and the procedures that Holders must follow in order to withdraw an election to tender Notes (or portions thereof) for payment.

     The Company will comply, to the extent applicable, with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the purchase of Notes in connection with a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions relating to the Change of Control Offer, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations described above by virtue thereof.

     Except as described above with respect to a Change of Control, the Indenture does not contain any other provisions that permit the Holders to require that the Company repurchase or redeem the Notes in the event of a takeover, recapitalization or similar restructuring.

     In the event the Notes have Investment Grade Status at the earlier of the public announcement of (x) the occurrence of a Change of Control or (y) (if applicable) the intention of the Company to effect a Change of Control, the foregoing Change of Control provisions shall not apply unless both a Change of Control with respect to the Company and a Rating Decline shall occur. If the Notes have Investment Grade Status at the earlier of the public announcement of
(x) the occurrence of a Change of Control or (y) (if applicable) the intention of the Company to effect a Change of Control, and the Company effects defeasance of the Notes under the Indenture prior to the date of a Rating Decline, the Company will not be obligated to make a repurchase offer as a result of such Change of Control and Rating Decline.

     There can be no assurance that the Company will be able to fund any such repurchase of the Notes. Certain existing credit agreements contain and any future credit agreements or other agreements relating to indebtedness of the Company may contain prohibitions or restrictions on the Company's ability to effect a Change of Control Payment. In the event a Change of Control occurs at a time when such prohibitions or restrictions are in effect, the Company could seek the consent of its lenders to the purchase of Notes or could attempt to refinance the borrowings that contain such prohibition. If the Company does not obtain such a consent or repay such borrowings, the Company will be effectively prohibited from purchasing Notes. In such case, the Company's failure to purchase tendered Notes would constitute an Event of Default under the Indenture.

     The definition of Change of Control includes a phrase relating to the sale, lease, conveyance or transfer of "all or substantially all" of the Company's assets. Although there is a developing body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a Holder to require the Company to repurchase such Notes as a result of a sale, lease, conveyance or transfer of less than all of the assets of the Company to another person may be uncertain.

CERTAIN COVENANTS

     Set forth below are certain covenants contained in the Indenture. During any period of time that (i) the Notes have Investment Grade Status and (ii) no Default or Event of Default has occurred and is continuing under the Indenture with respect to the Notes, the Company and its Restricted Subsidiaries will not be subject to the provisions of the Indenture with respect to the Notes described below under "-- Limitation on Indebtedness", "-- Limitation on Restricted Payments" and "-- Limitation on Asset Sales" (collectively, the "Suspended Covenants"). In the event that the Company and its Restricted Subsidiaries are not subject to the Suspended Covenants with respect to the Notes for any period of time as a result of the preceding sentence and, subsequently, at least two of the three Rating Agencies withdraw their ratings or assign the Notes a rating below the required Investment Grade Ratings, then the Company and its Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants for the benefit of the Notes and compliance with the Suspended Covenants with respect to Restricted Payments made after the time of such withdrawal or assignment will be calculated in accordance with the terms of the covenant described below under "--Limitation on Restricted Payments" as if such covenant had been in effect during the entire period of time from the Issue Date with respect to the Notes.

     Limitation on Indebtedness. The Company shall not, and shall not permit any Restricted Subsidiary to, Incur any Indebtedness unless no Event of Default has occurred and is continuing and unless (after giving effect to (i) the Incurrence of such Indebtedness as if such Indebtedness was Incurred at the beginning of the Reference Period and (if applicable) the application of the net proceeds thereof to repay other Indebtedness as if the application of such proceeds occurred at the beginning of the Reference Period, (ii) the Incurrence and retirement of any other Indebtedness since the first day of the Reference Period as if such Indebtedness was Incurred or retired at the beginning of the Reference Period and (iii) the acquisition or disposition of any company or business by the Company or any Restricted Subsidiary since the first day of the Reference Period including any acquisition or disposition which will be consummated contemporaneously with the Incurrence of such Indebtedness, as if such acquisition or disposition occurred at the beginning of the Reference Period), the Company's Consolidated Fixed Charge Coverage Ratio would not exceed
2.0 to 1.

     Notwithstanding the foregoing limitation, the Company may Incur the following Indebtedness: (i) Indebtedness evidenced by the Notes; (ii) Indebtedness outstanding on the Issue Date; (iii) so long as no Event of Default has occurred and is continuing, Indebtedness under the Credit Facility in an aggregate amount outstanding at any time not to exceed $500 million, as such amount may be reduced as a result of repayments pursuant to the covenant "Limitation on Asset Sales; Events of Loss" of Indebtedness outstanding under the Credit Facility; (iv) Indebtedness of the Company or a Restricted Subsidiary owing to and held by a Restricted Subsidiary or the Company; provided, however, that any subsequent issuance or transfer of any Capital Stock or other event that results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of any such Indebtedness except to the Company or a Restricted Subsidiary shall be deemed in each case to constitute the Incurrence of such Indebtedness by the issuer thereof; (v) Indebtedness under Interest Rate Agreements entered into for the purpose of limiting interest rate risks, provided that the obligations under such agreements are related to payment obligations on Indebtedness otherwise permitted by the terms of this covenant; (vi) Indebtedness under Currency Exchange Protection Agreements, provided that such Currency Exchange Protection Agreements were entered into for the purpose of limiting exchange rate risks in connection with transactions entered into in the ordinary course of business; (vii) Indebtedness in connection with one or more standby letters of credit, performance bonds or completion guarantees issued in the ordinary course of business or pursuant to selfinsurance obligations and not in connection with the borrowing of money or the obtaining of advances or credit; (viii) Indebtedness outstanding under Permitted FF&E Financings which are either (x) Non-Recourse Indebtedness of the Company and its Restricted Subsidiaries or (y) limited in amount for each Gaming Facility owned or leased by the Company or any of its Restricted Subsidiaries to the lesser of (1) the amount of FF&E used in such Gaming Facility and financed by such Permitted FF&E Financing or (2) $10 million; (ix) so long as no Event of Default has occurred and is continuing, Indebtedness of the Company not otherwise permitted to be Incurred pursuant to the provisions of the immediately preceding paragraph or this paragraph in an aggregate amount Incurred not to exceed $25 million; or (x) Permitted Refinancing Indebtedness Incurred in respect of Indebtedness outstanding pursuant to the provisions of the immediately preceding paragraph or clauses (i), (ii), (iii), (viii) and this clause (x) of this paragraph.

     Limitation on Restricted Payments. The Company shall not make, and shall not permit any Restricted Subsidiary to make, any Restricted Payment if at the time of, and after giving effect to, such proposed Restricted Payment, (a) a Default or an Event of Default shall have occurred and be continuing, (b) the Company could not Incur at least $1.00 of additional Indebtedness pursuant to the first paragraph of "-- Limitation on Indebtedness" or (c) the aggregate amount of such Restricted Payment and all other Restricted Payments made from and after the date of the Indenture (the amount of any Restricted Payment, if made other than in cash, to be based upon Fair Market Value) would exceed an amount equal to the sum of (i) 50% of the Consolidated Net Income accrued during the period (treated as one accounting period) from the end of the most recent fiscal quarter ended immediately prior to the date of the Indenture to the end of the most recent fiscal quarter ended immediately prior to the date of such Restricted Payment (or, in the case such Consolidated Net Income shall be a deficit, minus 100% of such deficit); (ii) the aggregate Net Cash Proceeds received by the Company from the issue or sale of its Capital Stock (other than Disqualified Stock) subsequent to the end of the most recent fiscal quarter ended immediately prior to the date of the Indenture (other than an issuance or sale to a Subsidiary of the Company or an employee stock ownership plan or other trust established by the Company or any of its Subsidiaries or pursuant to clauses (iii) or (iv) in the following paragraph); (iii) the amount by which Indebtedness of the Company or any Guarantor is reduced on the Company's balance sheet upon the conversion or exchange (other than an issuance or sale to a Subsidiary of the Company or an employee stock ownership plan or other trust established by the Company or any of its Subsidiaries) subsequent to the end of the most recent fiscal quarter ended immediately prior to the date of the Indenture, of any Indebtedness of the Company or any Guarantor convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company (less the amount of any cash or other property distributed by the Company or any Restricted Subsidiary upon such conversion or exchange); (iv) the amount equal to the net reduction in Investments resulting from (A) payments of dividends, repayments of loans or advances or other transfers of assets to the Company or any Guarantor or the satisfaction or reduction (other than by means of payments by the Company or any Restricted Subsidiary) of obligations of other Persons which have been Guaranteed by the Company or any Guarantor or (B) the redesignation of Unrestricted Subsidiaries as Restricted Subsidiaries which execute Guaranties, in each case such net reduction in Investments being (x) valued as provided in the definition of "Investment", (y) in an amount not to exceed the aggregate amount of Investments previously made by the Company or any Guarantor which were treated as a Restricted Payment, and (z) included in this clause (iv) only to the extent not included in Consolidated Net Income; (v) payments of dividends, repayments of loans or advances or other transfers of assets to the Company or any Guarantor from the Mirage Joint Venture to the extent such dividends, repayments, advances or other transfers exceed $100 million; and (vi) $75 million.

     The provisions of the preceding paragraph shall not prohibit: (i) the payment of any dividend within 60 days after the date of its declaration if such dividend could have been paid on the date of its declaration in compliance with such provisions; provided that at the time of payment of such dividend no Default under any provision of the Indenture other than this covenant shall have occurred and be continuing (or would result therefrom); (ii) the redemption or repurchase of any Capital Stock or Indebtedness of the Company (other than any Capital Stock or Indebtedness which is held or beneficially owned by, or issued by, any member of the Boyd Family, the Company or any Affiliate of the Company, (A) if the holder or beneficial owner of such Capital Stock or Indebtedness is required to qualify under the Gaming Laws and does not so qualify or (B) if necessary in the reasonable, good faith judgment of the Board of Directors of the Company, as evidenced by a resolution of the Board, to prevent the loss or secure the reinstatement of any Gaming License which if lost or not reinstated, as the case may be, would have a material adverse effect on the business of the Company and its Subsidiaries, taken as a whole, or would restrict the ability of the Company or any of its Subsidiaries to conduct business in any gaming jurisdiction; (iii) any purchase, redemption or other acquisition or retirement of Capital Stock of the Company made by exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock (other than Disqualified Stock) of the Company; (iv) any purchase, redemption or other acquisition or retirement of the Indebtedness of any Person made by exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock (other than Disqualified Stock) of the Company; (v) any purchase, redemption, defeasance or other acquisition or retirement for value of Indebtedness from the proceeds of Permitted Refinancing Indebtedness; (vi) any purchase, redemption or other retirement of the 11% Notes and the 10.75% Notes; (vii) Investments not to exceed $100 million in the Mirage Joint Venture; (viii) Investment Guarantees to the extent permitted by the provisions described under the caption, "-- Limitation on Indebtedness" above that constitute Permitted Joint Venture Investments and Guarantee (with full rights of subrogation) Indebtedness Incurred by a Permitted Joint Venture to acquire or construct Gaming Facilities provided that such Indebtedness (A) is not expressly subordinated in right of payment or otherwise to any other Indebtedness of such Permitted Joint Venture and (B) is secured by first priority security interests in such Gaming Facilities, and (ix) payments pursuant to Investment Guarantees which were entered into in compliance with clause (viii) of this paragraph.

     The full amount of any Restricted Payments pursuant to clauses (i) and (ii) of the preceding paragraph (but not pursuant to clauses (iii), (iv), (v), (vi) and (vii) of the preceding paragraph) shall be included in the calculation of the aggregate amount of the Restricted Payments referred to in the next preceding paragraph. With respect to any Investment Guarantee, (x) if at any time the Company or any Restricted Subsidiary ceases to control the day-to-day operations of the Permitted Joint Venture the Indebtedness of which is Guaranteed by the Investment Guarantee, the full amount of such Investment Guarantee shall thereafter be included in the calculation of the aggregate amount of Restricted Payments referred to in the next preceding paragraph and
(y) if the Company or a Restricted Subsidiary retains such control, any amount actually paid pursuant to such Investment Guarantee shall be included in the calculation of the aggregate amount of Restricted Payments referred to in the next preceding paragraph.

     Limitation on Liens. The Company shall not, and shall not permit any Guarantor or Par-A-Dice and EPH to, directly or indirectly, Incur or suffer to exist, any Lien upon any of its Property, whether now owned or hereafter acquired, or any interest therein or any income or profits therefrom, unless it has made or will make effective provision whereby the Notes will be secured by such Lien equally and ratably with (or prior to) all other Indebtedness of the Company or any Guarantor, Par-A-Dice or EPH secured by such Lien except for: (i) Permitted Liens; (ii) Liens on assets financed through Permitted FF&E Financings securing Indebtedness permitted under clause (viii) of "Limitation on Indebtedness"; (iii) Liens on the Property of the Company or any Guarantor, Par-A-Dice or EPH existing on the date of the Indenture; (iv) Liens securing Indebtedness Incurred pursuant to the Credit Facility; (v) Liens in favor of the Company or a Guarantor; (vi) Liens on the Property of a Person (except for Par-A-Dice and EPH) at the time such Person becomes a Guarantor; provided, however, that any such Lien may not extend to any other Property of the Company or any Guarantor or Boyd Illinois; provided further, however, that any such Lien was not Incurred in anticipation of or in connection with the transaction or series of related transactions pursuant to which such Person became a Guarantor; or (vii) Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancings, refundings, extensions, renewals or replacements) as a whole or in part of any Indebtedness secured by any Lien referred to in the foregoing clauses (ii), (iii), (vi) and
(vii); provided, however, that (x) such new Lien shall be limited to all or part of the same Property subject to the original Lien (plus improvements on such Property) and (y) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (A) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (ii), (iii), (vi) or (vii) and (B) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement.

     Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries. The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (a)(i) pay dividends or make any other distributions to the Company or any other Restricted Subsidiary (A) on its Capital Stock or (B) with respect to any other interest or participation in, or measured by, its profits, or (ii) pay any indebtedness owed to the Company or any other Restricted Subsidiary or (b) make loans or advances to the Company or any other Restricted Subsidiary or (c) transfer any of its Property to the Company or any other Restricted Subsidiary, except for such encumbrances or restrictions existing under or by reason of (i) agreements in effect on the Issue Date; (ii) applicable law; (iii) customary nonassignment provisions in leases entered into in the ordinary course of business and consistent with past practices; (iv) Permitted Refinancing Indebtedness; provided, however, that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive than those contained in the agreements governing the Indebtedness being refinanced; or (v) agreements in existence with respect to a Restricted Subsidiary at the time it is so designated; provided, however, that such agreements are not entered into in anticipation or contemplation of such designation. Nothing contained in this covenant shall prevent the Company or any Restricted Subsidiary from granting any Lien permitted by the "-- Limitation on Liens" covenant.

     Limitation on Asset Sales; Event of Loss. Other than upon an Event of Loss, the Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Sale after the Issue Date, where the Assets subject to such Asset Sale have an aggregate Fair Market Value of $10 million, unless: (i) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the Property subject to such Asset Sale; (ii) at least 75% of such consideration consists of cash or Temporary Cash Investments; provided, however, that for purposes of this clause (ii), (x) the assumption of Indebtedness of the Company or a Restricted Subsidiary which is not subordinated to the Notes or any Guarantee shall be deemed to be Temporary Cash Investments if the Company, such Restricted Subsidiary, and all other Restricted Subsidiaries of the Company, to the extent any of the foregoing are liable with respect to such Indebtedness, are expressly released from all liability for such Indebtedness by the holder thereof in connection with such Asset Sale, (y) any securities or notes received by the Company or such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash or Temporary Cash Investments within 10 business days of the date of such Asset Sale shall be deemed to be Temporary Cash Investments and (z) the Company and its Restricted Subsidiaries may receive consideration in the form of securities exceeding 25% of the consideration for one or more Asset Sales so long as the Company and its Restricted Subsidiaries do not hold such securities having an aggregate Fair Market Value in excess of $50 million at any time outstanding; (iii) no Default or Event of Default shall have occurred and be continuing at the time of, or would occur after giving effect, on a pro forma basis, to, such Asset Sale; and (iv) the Board of Directors of the Company determines in good faith that such Asset Sale complies with clauses (i) and
(ii).

     Upon an Event of Loss incurred by the Company or any of its Restricted Subsidiaries, the Net Proceeds received from such Event of Loss shall be applied in the same manner as proceeds from Asset Sales described above and pursuant to the procedures set forth below.

     Within 270 days after the receipt of the Net Proceeds of an Asset Sale or Event of Loss, an amount equal to 100% of the Net Proceeds from such Asset Sale or Event of Loss may be applied by the

Company or a Restricted Subsidiary (A) to permanently repay, redeem or repurchase Indebtedness of the Company or Indebtedness of any Restricted Subsidiary or (B) to reinvest in Additional Assets (including by means of an Investment in Additional Assets by a Restricted Subsidiary with Net Proceeds received by the Company or another Restricted Subsidiary); provided, however, that if the Company or any Restricted Subsidiary contractually commits within such 270-day period to apply such Net Proceeds within 180 days of such contractual commitment in accordance with the above clauses (A) or (B), and such Net Proceeds are subsequently applied as contemplated in such contractual commitment, then the requirement for application of Net Proceeds set forth in this paragraph shall be considered satisfied.

     Any Net Proceeds from an Asset Sale or Event of Loss that are not used in accordance with the preceding paragraph shall constitute "Excess Proceeds". When the aggregate amount of Excess Proceeds exceeds $20 million (taking into account income earned on such Excess Proceeds), the Company shall make an offer to purchase (the "Prepayment Offer"), on a pro rata basis, from all Holders of the Notes, an aggregate principal amount of Notes equal to the Excess Proceeds, at a price in cash at least equal to 100% of the principal amount thereof, plus accrued and unpaid interest, in accordance with the procedures summarized herein and set forth in the Indenture. To the extent that any portion of the Excess Proceeds remains after compliance with the preceding sentence and provided that all Holders have been given the opportunity to tender the Notes for repurchase in accordance with the Indenture, the Company or such Restricted Subsidiary may use such remaining amount for general corporate purposes and the amount of Excess Proceeds shall be reset to zero. Pending application of Net Proceeds pursuant to clause (A) and (B) above, such Net Proceeds will be invested in Temporary Cash Investments.

     Within ten Business Days after the amount of Excess Proceeds exceeds $20 million, the Company shall send a written notice, by first-class mail, to the Holders (the "Prepayment Offer Notice"), accompanied by such information regarding the Company and its Subsidiaries as the Company in good faith believes will enable such Holders to make an informed decision with respect to the Prepayment Offer. The Prepayment Offer Notice will state, among other things,
(a) that the Company is offering to purchase Notes pursuant to the provisions of the Indenture described herein under "-- Limitation on Asset Sales", (b) that any Note (or any portion thereof) accepted for payment (and for which payment has been duly provided on the Purchase Date) pursuant to the Prepayment Offer shall cease to accrue interest after the Purchase Date, (c) the purchase price and purchase date, which shall be, subject to any contrary requirements of applicable law, no less than 30 days nor more than 60 days from the date the Prepayment Offer Notice is mailed (the "Purchase Date"), (d) the aggregate principal amount of Notes (or portions thereof) to be purchased and (e) a description of the procedure which Holders must follow in order to tender their Notes (or portions thereof) and the procedures that Holders must follow in order to withdraw an election to tender their Notes (or portions thereof) for payment.

     The Company will comply, to the extent applicable, with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the purchase of Notes as described above. To the extent that the provisions of any securities laws or regulations conflict with the provisions relating to the Prepayment Offer, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations described above by virtue thereof.

     Limitation on Transactions with Affiliates. The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, conduct any business or enter into or suffer to exist any transaction or series of transactions (including the purchase, sale, transfer, lease or exchange of any Property, the making of any Investment, the giving of any Guarantee or the rendering or receiving of any service) with, from or for the benefit of, (1) any Affiliate, (2) any Related Person or (3) any officer or director of any Affiliate or a Related Person (an "Affiliate Transaction") unless (i) the terms of such Affiliate Transaction are (a) in writing, (b) in the best interest of the Company or such Restricted Subsidiary, as the case may be, and (c) at least as favorable to the Company or such Restricted Subsidiary, as the case may be, as those that could be obtained at the time of such Affiliate Transaction in a similar transaction in arms-length dealings with a Person who is not such an Affiliate, (ii) with respect to each Affiliate Transaction involving aggregate payments to either party in excess of $5 million, the

Company delivers to the Trustee an Officers' Certificate certifying that such Affiliate Transaction was approved by a majority of the disinterested members of the Board of Directors of the Company and that such Affiliate Transaction complies with clause (i), and (iii) with respect to each Affiliate Transaction involving aggregate payments in excess of $10 million, the Company delivers to the Trustee an opinion letter from an Independent Advisor to the effect that such Affiliate Transaction is fair, from a financial point of view.

     Notwithstanding the foregoing limitation, the Company may enter into or suffer to exist the following: (i) any transaction pursuant to any contract in existence on the Issue Date; (ii) any Restricted Payment permitted to be made pursuant to "-- Limitation on Restricted Payments"; (iii) any transaction or series of transactions between the Company and one or more of its Restricted Subsidiaries or between two or more of its Restricted Subsidiaries; and (iv) the payment of compensation (including amounts paid pursuant to employee benefit plans) for the personal services of officers, directors and employees of the Company or any of its Restricted Subsidiaries, so long as the Board of Directors of the Company in good faith shall have approved the terms thereof and deemed the services theretofore or thereafter to be performed for such compensation or fees to be fair consideration therefor.

     Maintenance of Properties and Other Matters. The Company shall, and shall cause each of its Subsidiaries to, maintain its Properties in good working order and condition and make all necessary repairs, renewals and replacements; provided, however, that nothing in this provision shall prevent the Company or any of its Subsidiaries from discontinuing the operation and maintenance of any of its Properties, if such discontinuance is, in the judgment of the Company, both desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and not disadvantageous in any material respect to the Holders.

     The Company shall, and shall cause each of its Subsidiaries to, insure and keep insured, with financially sound and reputable insurers, so much of their respective Properties and in such amounts as is usually and customarily insured by Persons engaged in a similar business with respect to Properties of a similar character against loss by fire and the extended coverage perils. None of the Company or any of its Subsidiaries shall maintain a system of self-insurance in lieu of or in combination with the foregoing insurance with respect to its Properties; provided that deductibles under the insurance policy or policies of the Company and its Subsidiaries shall not be considered to be self-insurance as long as such deductibles accord with financially sound and approved practices of Persons owning or operating Properties of a similar character and maintaining similar insurance coverage.

     The Company shall, and shall cause each of its Subsidiaries to, keep proper books and records of accounts in which full and correct entries will be made of all its business transactions in accordance with GAAP. The Company shall cause the books and records of accounts of the Company and its Subsidiaries to be examined, either on a consolidated or on an individual basis, by one or more firms of independent public accountants not less frequently than annually. The Company shall, and shall cause each of its Subsidiaries to, prepare its financial statements in accordance with GAAP.

     The Company shall, and shall cause each of its Subsidiaries to, comply with all Legal Requirements and to obtain any licenses, permits, franchises or other authorizations, including Gaming Licenses, from Governmental Authorities necessary to the ownership or operation of its Properties or to the conduct of its business.

     Notwithstanding the foregoing provisions in this covenant, failure by the Company or any of its Subsidiaries to comply with such provisions shall not be deemed to be a breach of such provisions to the extent that such failure would not have a material adverse effect on the Company and its Subsidiaries, taken as a whole.

     Limitation on Activities of the Company. The Company shall not, and shall not permit any of its Restricted Subsidiaries to, engage in (through acquisition or otherwise) any business other than a Related Business.

     Limitation on Status as an Investment Company. The Company shall not, and shall not permit any of its Subsidiaries to, become an "investment company" (as that term is defined in the Investment Company Act of 1940), to the extent it is subject to regulation under the Investment Company Act, except for Subsidiaries established for the purpose of financing the operating businesses of the Company and its Subsidiaries.

RELEASE OF GUARANTORS

     If all the Capital Stock of a Guarantor is sold by the Company or any Subsidiary or upon the consolidation or merger of a Guarantor with or into any other person other than the Company or a Subsidiary where the surviving entity to such consolidation or merger is not a Subsidiary of the Company, in circumstances where such sale, consolidation or merger is not prohibited under the covenant "-- Limitation on Asset Sales", such Guarantor shall be deemed automatically and unconditionally released and discharged from all obligations under its Guaranty and the Indenture without any further action required on the part of the Trustee or any Holder.

MERGER, CONSOLIDATION AND SALE OF ASSETS

     Neither the Company nor any Guarantor shall merge or consolidate with or into any other entity (other than a merger or consolidation of a Guarantor with or into the Company or another Guarantor, and other than a merger or consolidation of a Guarantor where the surviving entity is not the Company or a Subsidiary of the Company) or in one transaction or a series of related transactions sell, convey, assign, transfer, lease or otherwise dispose of all or substantially all of its Property unless: (i) the entity formed by or surviving any such consolidation or merger (if the Company or such Guarantor is not the surviving entity) or the Person to which such sale, assignment, transfer, lease or conveyance is made (the "Successor") (a) shall be a corporation organized and existing under the laws of the United States of America or a State thereof or the District of Columbia and such corporation expressly assumes, by supplemental indenture satisfactory to the Trustee, executed and delivered to the Trustee by such corporation, the due and punctual payment of the principal, premium, if any, and interest on all the Notes, according to their tenor, and the due and punctual performance and observance of all the covenants and conditions of the Indenture to be performed by the Company or such Guarantor, as the case may be and (b) the Successor shall have all Gaming Licenses required to operate all Gaming Facilities to be owned by such Successor; (ii) in the case of a sale, transfer, assignment, lease, conveyance or other disposition of all or substantially all of the Company's Property or of such Guarantor's Property, such Property shall have been transferred as an entirety or virtually as an entirety to one Person; (iii) immediately before and after giving effect to such transaction or series of transactions on a pro forma basis, no Default or Event of Default shall have occurred and be continuing;
(iv) immediately after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any Indebtedness Incurred or anticipated to be Incurred in connection with such transaction or series of transactions), the Company or the Successor to the Company, as the case may be, would be able to Incur at least $1.00 of additional Indebtedness under the first paragraph of the covenant entitled "-- Limitation of Indebtedness of the Company"; and (v) immediately after giving effect to such transaction or series of transactions on a pro forma basis including, without limitation, any Indebtedness Incurred or anticipated to be Incurred in connection with such transaction or series of transactions), the Company or the Successor to the Company shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Company immediately prior to the transaction or series of transactions.

SEC REPORTS

     The Indenture provides that whether or not required by the rules and regulations of the Commission, so long as any Notes are outstanding, the Company will file with the Commission and furnish to the Trustee and Holders such annual reports and such information, documents and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and the rules and regulations thereunder and applicable to a U.S. corporation subject to such Sections and the rules and regulations thereunder, such information, documents and other reports to be so filed and provided at the times specified for the filing of such information, documents and reports under such Sections and the rules and regulations thereunder.

EVENTS OF DEFAULT

     The following events are defined in the Indenture as "Events of Default":
(i) default with respect to payment of interest on any of the Notes when it becomes due and payable, and the continuance of such default for a period of 30 days; (ii) default with respect to payment of principal or premium, if any, on any of the Notes when due at maturity, upon acceleration, required purchase or otherwise; (iii) failure by the Company or any Guarantor to observe, perform or comply with the covenants and agreements described in "Merger, Consolidation and Sale of Assets" herein; (iv) failure by the Company or the Guarantors to observe, perform or comply with any of the other covenants and agreements in the Indenture and such failure to observe, perform or comply continues for a period of 30 days after receipt by the Company of a written notice from the Trustee or Holders of not less than 25% of aggregate principal amount of the Notes than outstanding; (v) Indebtedness of the Company or any Restricted Subsidiary is not paid when due within any applicable grace period or is accelerated by the holders thereof and, in either case, the total amount of such unpaid or accelerated Indebtedness exceeds $10 million; (vi) the entry by a court of competent jurisdiction of one or more judgments or orders against the Company or any Restricted Subsidiary in an uninsured aggregate amount in excess of $10 million and such judgment or order is not discharged, waived, stayed or satisfied for a period of 60 consecutive days; (vii) certain events of bankruptcy, insolvency or reorganization affecting the Company or any Restricted Subsidiary; (viii) any revocation, suspension or loss of any Gaming License which results in the cessation of business for a period of more than 90 consecutive days of the business of any Gaming Facility owned, leased or operated directly or indirectly by the Company or any of its Subsidiaries (other than any voluntary relinquishment of a Gaming License if such relinquishment is, in the reasonable, good faith judgment of the Board of Directors of the Company, evidenced by a Board Resolution, both desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and not disadvantageous in any material respect to the Holders); and (ix) any Guaranty ceases to be in full force and effect (other than pursuant to the terms of the Indenture) or is declared null and void or any Guarantor denies that it has any further liability under its Guaranty or gives notice to such effect.

     The Indenture provides that the Trustee, within 90 days after the occurrence of any continuing Default or Event of Default that is known to the Trustee, will give notice to the Holders; provided, however, that, except in the case of a default in payment of principal of or interest on the Notes, the Trustee may withhold such notice as long as it is good faith determines that such withholding is in the interest of the Holders.

     The Indenture provides that if an Event of Default with respect to the Notes (other than an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization with respect to the Company or a Guarantor) shall have occurred and be continuing, the Trustee or the registered holders of not less than 25% in aggregate principal amount of the Notes then outstanding may accelerate the maturity of all the Notes in which event the Notes shall become immediately due and payable; provided, however, that after such acceleration but before a judgment or decree based on acceleration is obtained by the Trustee, the registered holders of a majority in aggregate principal amount of the Notes then outstanding, may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal, have been cured or waived as provided in the Indenture. In case an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization with respect to the Company or a Guarantor shall occur, the Notes shall be due and payable immediately without any declaration or other act on the part of the Trustee or the Holders.

     The Holders of a majority in principal amount of the Notes then outstanding shall have the right to waive any existing Default with respect to the Notes or compliance with any provision of the Indenture or the Notes and to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, subject to certain limitations specified in the Indenture.

     No Holder will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless: (i) such Holder shall have previously given to the Trustee written notice of a continuing Event of Default;
(ii) Holders of at least 25% in aggregate principal amount of the Notes then outstanding shall have made written request and offered reasonable indemnity to the Trustee to institute such proceeding as a trustee; and (iii) the Trustee shall not have received from the Holders of a majority in aggregate principal amount of the Notes then outstanding a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days. However, such limitations do not apply to a suit instituted by a Holder for enforcement of payment of the principal of and premium, if any, or interest on such Note on or after the respective due dates expressed in such Note.

     The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers' Certificate of any Event of Default, its status and what action the Company is taking or proposes to take with respect hereto.

AMENDMENTS AND WAIVERS

     Subject to certain exceptions, the Indenture, the Notes and the Guaranties may be amended with the consent of the Holders of a majority in principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange for the Notes) and any past default or compliance with any provisions may also be waived with the consent of the Holders of a majority in principal amount of the Notes then outstanding. However, without the consent of each Holder of an outstanding Note, no amendment may, among other things, (i) reduce the amount of Notes whose holders must consent to an amendment or waiver,
(ii) reduce the rate of or extend the time for payment of interest on any Note,
(iii) reduce the principal of or extend the Stated Maturity of any Note, (iv) make any Note payable in money other than that stated in the Note, (v) impair the right of any Holder to receive payment of principal of and interest on such Holder's Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder's Notes, (vi) subordinate in right of payment, or otherwise subordinate, the Notes to any other obligation of the Company or any Guarantor or (vii) release any security interest in favor of the Notes or Guaranties.

     Without the consent of any Holder of the Notes, the Company, the Guarantors and the Trustee may amend the Indenture to cure any ambiguity, omission, defect or inconsistency, to provide for the assumption by a successor corporation of the obligations of the Company or any Guarantor under the Indenture, to release a Guarantor from its Guaranty if such Guarantor is sold in compliance with the provisions set forth in "Release of Guarantors" above, to provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of
Section 163(f) of the Internal Revenue Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Internal Revenue Code), to secure the Notes, to add to the covenants of the Company or any Guarantor for the benefit of the Holders or to surrender any right or power conferred upon the Company or any Guarantor, to make any change that does not adversely affect the rights of any Holder or to comply with any requirement of the Commission in connection with the qualification of the Indenture under the Trust Indenture Act.

     The consent of the Holders is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

     After an amendment under the Indenture becomes effective, the Company is required to mail to Holders of the Notes a notice briefly describing such amendment. However, the failure to give such notice to all Holders, or any defect therein, will not impair or affect the validity of the amendment.

DISCHARGE OF INDENTURE AND DEFEASANCE

     When (i) the Company delivers to the Trustee all outstanding Notes (other than Notes replaced because of mutilation, loss, destruction or wrongful taking) for cancellation or (ii) all outstanding Notes have become due and payable, whether at maturity or as a result of the mailing of a notice of redemption as described above, and the Company irrevocably deposits with the Trustee funds sufficient to pay at maturity or upon redemption all outstanding Notes, including interest thereon, and if in either case the Company pays all other sums payable hereunder by the Company, then the Indenture shall, subject to certain surviving provisions, cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of the Indenture on demand of the Company accompanied by an Officers' Certificate and an Opinion of Counsel and at the cost and expense of the Company.

     Subject to conditions to defeasance described below and the survival of certain provisions, the Company at any time may terminate (i) all its obligations under the Notes and the Indenture ("legal defeasance option") or
(ii) its obligations under certain restrictive covenants and the related Events of Default ("covenant defeasance option"). The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

     If the Company exercises its legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default. If the Company exercises its covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified in clause (ii) of the immediately preceding paragraph.

     The Company may exercise its legal defeasance option or its covenant defeasance option only if:

          (a) the Company irrevocably deposits in trust with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Notes to maturity or redemption, as the case may be; and

          (b) certain other conditions, including delivery of certain Opinions of Counsel, are met.

THE TRUSTEE

     [               ] is to be the Trustee under the Indenture and has been
appointed by the Company as Registrar and Paying Agent with regard to the Notes. The Indenture provides that, except during the continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in the Indenture. During the existence of an Event of Default, the Trustee will exercise such rights and powers vested in it under the Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.

GOVERNING LAW

     The Indenture and the Notes will be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

TRANSFER AND EXCHANGE

     Holders may transfer or exchange their Notes in accordance with the Indenture. The Registrar under the Indenture may require a holder, among other things, to furnish appropriate endorsements and transfer documents, and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar is not required to transfer or exchange any Note selected for redemption. Also, the Registrar is not required to transfer or exchange any Note for a period of 15 days before selection of such Note to be redeemed.

     The registered holder of a Note may be treated as the owner of it for all purposes.

CERTAIN DEFINITIONS

     Set forth below is a summary of certain of the defined terms used in the Indenture. Reference is made to the Indenture for the full definition of all such terms as well as any other capitalized terms used herein for which no definition is provided.

     "Additional Assets" means (i) any Property (other than cash, cash equivalents or securities) to be owned by the Company or a Restricted Subsidiary and used in a Related Business, (ii) the costs of improving, restoring, replacing or developing any Property owned by the Company or a Restricted Subsidiary which is used in a Related Business or (iii) Investments in any other Person engaged primarily in a Related Business (including the acquisition from third parties of Capital Stock of such Person) as a result of which such other Person becomes a Restricted Subsidiary in compliance with the procedure for designation of Restricted Subsidiaries set forth below in the definition of "Restricted Subsidiary".

     "Affiliate" means, with respect to any Person, a Person (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such Person, (ii) which directly or indirectly through one or more intermediaries beneficially owns or holds 10% or more of any class of the Voting Stock of such Person (or a 10% or greater equity interest in a Person which is not a corporation) or (iii) of which 10% or more of any class of the Voting Stock (or, in the case of a Person which is not a corporation, 10% or more of the equity interest) is beneficially owned or held directly or indirectly through one or more intermediaries by such Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

     "Asset Sale" means the sale, conveyance, transfer, lease or other disposition, whether in a single transaction or a series of related transactions (including, without limitation, dispositions pursuant to Sale/Leaseback Transactions or pursuant to the merger of the Company or any of its Restricted Subsidiaries with or into any person other than the Company or one of its Restricted Subsidiaries, but not including any dispositions to the Company or any of its Restricted Subsidiaries), by the Company or one of its Restricted Subsidiaries to any Person other than the Company or one of its Restricted Subsidiaries of (i) any of the Capital Stock or other ownership interests of any Subsidiary of the Company or (ii) any other Property of the Company or any Property of its Restricted Subsidiaries, in each case not in the ordinary course of business of the Company or such Restricted Subsidiary.

     "Attributable Indebtedness" means Indebtedness deemed to be Incurred in respect of a Sale/ Leaseback Transaction and shall be, at the date of determination, the present value (discounted at the actual rate of interest implicit in such transaction, compounded annually), of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

     "Boyd Family" means William S. Boyd, any direct descendant or spouse of such person, or any direct descendant of such spouse, and any trust or other estate in which each person who has a beneficial interest, directly or indirectly through one or more intermediaries, in Capital Stock of the Company is one of the foregoing persons.

     "Capital Lease Obligations" means Indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP and the amount of such Indebtedness shall be the capitalized amount of such obligations determined in accordance with GAAP. For purposes of "-- Certain Covenants -- Limitation on Liens", Capital Lease Obligations shall be deemed secured by a Lien on the property being leased.

     "Capital Stock" means, with respect to any Person, any and all shares or other equivalents (however designated) of corporate stock, partnership interests or any other participation, right, warrants, options or other interest in the nature of an equity interest in such Person, but excluding any debt security convertible or exchangeable into such equity interest.

     A "Change of Control" shall be deemed to occur if (i) any "person" or "group" (within the meaning of Sections 13(d)(3) and 14(d)(2) of the Exchange Act or any successor provision to either of the foregoing, including any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than the Permitted Holders and other than a Restricted Subsidiary, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time) of 50% or more of the total voting power of all classes of the Voting Stock of the Company and/or warrants or options to acquire such Voting Stock, calculated on a fully diluted basis; provided that for purposes of this clause (i), the members of the Boyd Family shall be deemed to beneficially own any Voting Stock of a corporation held by any other corporation (the "parent corporation") so long as the members of the Boyd Family beneficially own (as so defined), directly or indirectly through one or more intermediaries, in the aggregate 50% or more of the total voting power of the Voting Stock of the parent corporation; (ii) the sale, lease, conveyance or other transfer of all or substantially all of the Property of the Company (other than to any Restricted Subsidiary) shall have occurred; (iii) the stockholders of the Company shall have approved any plan of liquidation or dissolution of the Company; (iv) the Company consolidates with or merges into another Person or any Person consolidates with or merges into the Company in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is reclassified into or exchanged for cash, securities or other property, other than any such transaction where (a) the outstanding Voting Stock of the Company is reclassified into or exchanged for Voting Stock of the surviving corporation that is Capital Stock and (b) the holders of the Voting Stock of the Company immediately prior to such transaction own, directly or indirectly, not less than a majority of the Voting Stock of the surviving corporation immediately after such transaction in substantially the same proportion as before the transaction; or (v) during any period of two consecutive years, individuals who at the beginning of such period constituted the Company's Board of Directors (together with any new directors whose election or appointment by such board or whose nomination for election by the stockholders of the Company was approved by a vote of either (A) 66 2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved or (B) members of the Boyd Family who beneficially own (as defined for purposes of clause (i) above), directly or indirectly through one or more intermediaries, in the aggregate 50% or more of the total voting power of the Voting Stock of the Company) cease for any reason to constitute a majority of the Company's Board of Directors then in office.

     "Consolidated EBITDA" means, for any period, without duplication, Consolidated Net Income, plus (i) Consolidated Fixed Charges, (ii) provisions for taxes based on income to the extent such taxes were deducted in determining Consolidated Net Income, (iii) consolidated depreciation expense, (iv) consolidated amortization expense, and (v) other noncash items reducing Consolidated Net Income, minus (vi) other noncash items increasing Consolidated Net Income, all as determined on a consolidated basis for the Company and its Restricted Subsidiaries in conformity with GAAP.

     "Consolidated Fixed Charge Coverage Ratio" means the ratio of (i) Consolidated EBITDA during the Reference Period to (ii) the aggregate amount of Consolidated Fixed Charges during the Reference Period.

     "Consolidated Fixed Charges" means, for any period, the total interest expense of the Company and its consolidated Subsidiaries (other than Unrestricted Subsidiaries), including (i) the interest component of Capital Lease Obligations, (ii) one-third of the rental expense attributable to operating leases, (iii) amortization of Indebtedness discount and commissions, discounts and other similar fees and charges owed with respect to Indebtedness,
(iv) noncash interest payments, (v) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, (vi) net costs pursuant to Interest Rate Agreements, (vii) dividends on all Preferred Stock of Restricted Subsidiaries held by Persons other than the Company or a Restricted Subsidiary, (viii) interest attributable to the Indebtedness of any other Person for which the Company or any Restricted Subsidiary is responsible or liable as obligor, guarantor or otherwise (including Indebtedness Guaranteed pursuant to Investment Guarantees) and (viii) any dividend or distribution, whether in cash, property or securities, on Disqualified Stock of the Company.

     "Consolidated Net Income" means for any period, the net income (loss) of the Company and its Subsidiaries; provided, however, that there shall not be included in such Consolidated Net Income (i) any net income (loss) of any Person if such Person is not a Restricted Subsidiary, except that subject to the

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

limitations contained in (iv) below, (a) the Company's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (iii) below and
(b) the Company's equity in a net loss of any such Person (other than an Unrestricted Subsidiary) for such period shall be included in determining such Consolidated Net Income, (ii) any net income (loss) of any Person acquired by the Company or a Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition, (iii) any net income (loss) of any Restricted Subsidiary if such Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, except that (a) subject to the limitations contained in (iv) below, the Company's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash that could have been distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend (subject, in the case of a dividend to another Restricted Subsidiary, to the limitation contained in this clause) and (b) the Company's equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income, (iv) any gain or loss realized upon the sale or other disposition of any Property of the Company or its consolidated Subsidiaries (including pursuant to any Sale and Leaseback Transaction) which is not sold or otherwise disposed of in the ordinary course of business and any gain or loss realized upon the sale or other disposition of any Capital Stock of any Person, (v) any extraordinary gain or loss and (vi) the cumulative effect of a change in accounting principles.

     "Consolidated Net Worth" means the total of the amounts shown on the balance sheet of the Company and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP, as of the end of the most recent fiscal quarter of the Company ending at least 45 days prior to the taking of any action for the purpose of which the determination is being made, as (i) the par or stated value of all outstanding Capital Stock of the Company plus (ii) paid-in capital or capital surplus relating to such Capital Stock plus (iii) any retained earnings or earned surplus less (A) any accumulated deficit and (B) any amounts attributable to Disqualified Stock.

     "Credit Facility" means the revolving credit facility, as amended from time to time, among the Company, certain Subsidiaries and a syndicate of banks, and any extensions, revisions, refinancings or replacements thereof by an institutional lender or syndicate of institutional lenders.

     "Currency Exchange Protection Agreement" means, in respect of a Person, any foreign exchange contract, currency swap agreement, currency option or other similar agreement or arrangement designed to protect such Person against fluctuations in currency exchange rates.

     "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

     "Disqualified Stock" of a Person means any Capital Stock of such Person:
(i) that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or otherwise (a) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (b) is or may become redeemable or repurchaseable at the option of the holder thereof, in whole or in part, or (c) is convertible or exchangeable or exercisable for Indebtedness; and (ii) as to which the maturity, mandatory redemption, conversion or exchange or redemption at the option of the holder thereof occurs, or may occur, in the case of each of clauses (i) or (ii) on or prior to the first anniversary of the Stated Maturity of the Notes; provided, however, that such Capital Stock of the Company or any of its Subsidiaries shall not constitute Disqualified Stock if it is redeemable prior to the first anniversary of the Stated Maturity of the Notes only if: (A) the holder or a beneficial owner of such Capital Stock is required to qualify under the Gaming Laws and does not so qualify, or (B) the Board of Directors of the Company determines in its reasonable, good faith judgment, as evidenced by a Board Resolution, that as a result of a holder or beneficial owner owning such Capital Stock, the Company or any of its Subsidiaries has lost or may lose any Gaming License, which if lost or not reinstated, as the case may be, would have a material adverse effect on the business of the Company and its Subsidiaries, taken as a whole, or would restrict the ability of the Company or any of its Subsidiaries to conduct business in any gaming jurisdiction.

     "EPH" means East Peoria Hotel, Inc., an Illinois corporation.

     "Event of Loss" means, with respect to any Property, any (i) loss, destruction or damage of such Property; or (ii) any condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, of such Property, or confiscation or requisition of the use of such Property.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Fair Market Value" means with respect to any Property, the price which could be negotiated in an arm'slength free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value will be determined, except as otherwise provided, (i) if such property or asset has a Fair Market Value of less than $5 million, by any Officer of the Company or (ii) if such property or asset has a Fair Market Value in excess of $5 million, by a majority of the Board of Directors of the Company and evidenced by a resolution, dated within 30 days of the relevant transaction, of such Board delivered to the Trustee.

     "GAAP" means generally accepted accounting principles in effect on the date of the Indenture.

     "Gaming Authority" means any of the Nevada Gaming Commission, the Nevada Gaming Control Board, the Mississippi Gaming Commission, the Mississippi State Tax Commission, the Missouri Gaming Commission, the National Indian Gaming Commission, the Bureau of Indian Affairs, the Illinois Gaming Board and any other agency (including, without limitation, any agency established by a federally-recognized Indian tribe to regulate gaming on such tribe's reservation) which has, or may at any time after the date of the Indenture have, jurisdiction over the gaming activities of the Company or any of its Subsidiaries or any successor to such authority.

     "Gaming Facility" means any gaming establishment and other property or assets directly ancillary thereto or used in connection therewith, including any building, restaurant, hotel, theater, parking facilities, retail shops, land, golf courses and other recreation and entertainment facilities, vessel, barge, ship and equipment or 100% of the equity interest of a Person the primary business of which is ownership and operation of any of the foregoing.

     "Gaming Laws" means the gaming laws of a jurisdiction or jurisdictions to which the Company or any of its Subsidiaries is, or may at any time after the date of the Indenture be, subject.

     "Gaming License" means any license, permit, franchise or other authorization from any Governmental Authority required on the date of the Indenture or at any time thereafter to own, lease, operate or otherwise conduct the gaming business of the Company and its Subsidiaries, including all licenses granted under Gaming Laws and other Legal Requirements.

     "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such first Person
(i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

     "Incur" means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), extend, assume, Guarantee or become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or obligation on the consolidated balance sheet of such Person including by merger or operation of law (and "Incurrence", "Incurred", "Incurrable" and "Incurring" shall have meanings correlative to the foregoing). The accretion of principal of a noninterest bearing or other discount security shall be deemed the Incurrence of Indebtedness.

     "Indebtedness" means (without duplication), with respect to any Person, any indebtedness, secured or unsecured, contingent or otherwise, which is for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), or the principal amount of such indebtedness evidenced by bonds, notes, debentures or similar instruments or representing the balance deferred and unpaid of the purchase price of any property (excluding any balances that constitute customer advance payments and deposits, accounts payable or trade payables, and other accrued liabilities arising in the ordinary course of business) if and to the extent any of the foregoing indebtedness would appear as a liability upon a balance sheet of such Person prepared in accordance with generally accepted accounting principles, and shall also include, to the extent not otherwise included (i) any Capital Lease Obligations, (ii) Indebtedness of other Persons secured by a Lien to which the property or assets owned or held by such Person is subject, whether or not the obligation or obligations secured thereby shall have been assumed (the amount of such Indebtedness being deemed to be the lesser of the value of such property or assets or the amount of the Indebtedness so secured), (iii) Guarantees of Indebtedness of other Persons, (iv) any Disqualified Stock, (v) any Attributable Indebtedness, (vi) all obligations of such Person in respect of letters of credit, bankers' acceptances or other similar instruments or credit transactions issued for the account of such Person (including reimbursement obligations with respect thereto), other than obligations with respect to letters of credit securing obligations (other than obligations described in this definition) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit, (vii) in the case of the Company, Preferred Stock of its Restricted Subsidiaries and (viii) obligations pursuant to any Interest Rate Agreement or Currency Rate Protection Agreement. Notwithstanding the foregoing, Indebtedness shall not include any interest or accrued interest until due and payable. For purposes of this definition, the maximum fixed repurchase price of any Disqualified Stock or Preferred Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock or Preferred Stock as if such Disqualified Stock or Preferred Stock were repurchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture; provided, however, that if such Disqualified Stock or Preferred Stock is not then permitted to be repurchased, the repurchase price shall be the book value of such Disqualified Stock or Preferred Stock. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability of any other obligations described in clauses (i) through
(viii) above in respect thereof at such date.

     "Independent Advisor" means, an investment banking firm of national standing with non-investment grade debt underwriting experience or any third party appraiser of national standing; provided, however, that such firm or appraiser is not an Affiliate of the Company.

     "Interest Rate Agreement" means, for any Person, any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement.

     "Investment" by any Person means any direct or indirect loan, advance or other extension of credit or capital contribution (by means of transfers of cash or other Property to others or payments for Property or services for the account or use of others, or otherwise) to, or Incurrence of an Investment Guarantee or a Guarantee of any obligation of, or purchase or acquisition of Capital Stock, bonds, notes, debentures or other securities or evidence of Indebtedness issued by, any other Person, including the redesignation by the Board of Directors of the Company of a Person to be an Unrestricted Subsidiary "Unrestricted Subsidiary". In determining the amount of any Investment in respect of any Property other than cash, such Property shall be valued at its Fair Market Value at the time of such Investment.

     "Investment Grade Rating" means a rating equal to or higher than Baa3 (or the equivalent) by Moody's (or any successor to the rating agency business thereof), BBB- (or the equivalent) by S&P (or any successor to the rating agency business thereof) and BBB- (or the equivalent) by Duff & Phelps Credit Rating Co. (or any successor to the rating agency business thereof).

     "Investment Grade Status" means any time at which the ratings of the Notes by two of three of Moody's (or any successor to the rating agency business thereof), S&P (or any successor to the rating agency business thereof) and Duff & Phelps Credit Rating Co. (or any successor to the rating agency business thereof) are Investment Grade Ratings; provided, however, that one of such two must be Moody's or S&P.

     "Investment Guarantee" means any Guarantee by the Company or a Restricted Subsidiary of Indebtedness of a Permitted Joint Venture; provided, such Guarantee complies with the requirements of clause (viii) of "-- Limitation on Restricted Payments"; provided, further, that only such Indebtedness of such Permitted Joint Venture Guaranteed by the Company or a Restricted Subsidiary that matures by its terms prior to the time (if any) that the ability of the Company or a Restricted Subsidiary to control the day-to-day operations of such Permitted Joint Venture (pursuant to a management contract or otherwise) is scheduled to expire may constitute Indebtedness subject to an Investment Guarantee.

     "Issue Date" means the date on which the Notes are initially issued.

     "Legal Requirements" means all laws, statutes and ordinances and all rules, orders, rulings, regulations, directives, decrees, injunctions and requirements of all Governmental Authorities, that are now or may hereafter be in existence, and that may be applicable to the Company or any Subsidiary or Affiliate thereof or the Trustee (including building codes, zoning and environmental laws, regulations and ordinances and Gaming Laws), as modified by any variances, special use permits, waivers, exceptions or other exemptions which may form time to time be applicable.

     "Lien" means with respect to any Property of any Person, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement (other than any easement not materially impairing usefulness or marketability), encumbrance, preference, priority, or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such Property (including any Capital Lease Obligation, conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing). Any Sale/Leaseback Transaction shall be deemed to constitute a Lien on the Property which is the subject of such Sale/Leaseback Transaction securing the Attributable Indebtedness represented thereby.

     "Moody's" means Moody's Investors Service, Inc.

     "Net Cash Proceeds" with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale, net of attorney's fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually Incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

     "Net Proceeds" from any Asset Sale by any Person or its Restricted Subsidiaries means cash and cash equivalents received in respect of the Property sold net of (i) all reasonable out-of-pocket expenses of such Person or such Restricted Subsidiary Incurred in connection with an Asset Sale of such type, including, without limitation, all legal, title and recording tax expenses, commissions and fee and expenses Incurred (but excluding any finder's fee or broker's fee payable to any Affiliate of such Person) and all Federal, state, provincial, foreign and local taxes arising in connection with such Asset Sale that are paid or required to be accrued as a liability under GAAP by such Person or its Restricted Subsidiaries, (ii) all payments made by such Person or its Restricted Subsidiaries on any Indebtedness which is secured by such Property in accordance with the terms of any Lien upon or with respect to such Property or which must, by the terms of such Lien, or in order to obtain a necessary consent to such Asset Sale or by applicable law, be repaid out of the proceeds from such Asset Sale and (iii) all contractually required distributions and other payments made to minority interest holders (but excluding distributions and payments to Affiliates of such Person) in Restricted Subsidiaries of such Person as a result of such Asset

Sale; provided, however, that, in the event that any consideration for an Asset Sale (which would otherwise constitute Net Proceeds) is required to be held in escrow pending determination of whether a purchase price adjustment will be made, such consideration (or any portion thereof) shall become Net Proceeds only at such time as it is released to such Person or its Restricted Subsidiaries from escrow; and provided further, however, that any noncash consideration received in connection with an Asset Sale which is subsequently converted to cash shall be deemed to be Net Proceeds at and from the time of such conversion.

     "Non-Recourse Indebtedness" means Indebtedness of a Person to the extent that under the terms thereof or pursuant to applicable law (i) no personal recourse shall be had against such Person for the payment of the principal of or interest or premium, if any, on such Indebtedness, and (ii) enforcement of obligations on such Indebtedness is limited only to recourse against interests in Property purchased with the proceeds of the Incurrence of such Indebtedness and as to which neither the Company nor any of its Restricted Subsidiaries provides any credit support or is liable.

     "Officer" means the Chief Executive Officer, President, the Treasurer, or any Executive Vice President or Vice President of the Company.

     "Officers' Certificate" means a certificate signed by two Officers at least one of whom shall be the principal executive officer, principal accounting officer or principal financial officer of the Company.

     "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

     "Par-A-Dice" means Par-A-Dice Gaming Corporation.

     "Permitted FF&E Financing" means Indebtedness of the Company or any of its Restricted Subsidiaries that is Incurred to finance the acquisition or lease after the date of the Indenture of newly acquired or leased furniture, fixtures or equipment ("FF&E") used directly in the operation of a Gaming Facility owned or leased by the Company or its Restricted Subsidiaries and secured by a Lien on such FF&E in an amount not to exceed 100% of the cost of the FF&E so purchased or leased.

     "Permitted Holders" means the Boyd Family and any group (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) comprised solely of members of the Boyd Family.

     "Permitted Investment" means an Investment by the Company or any Restricted Subsidiary in (i) a Restricted Subsidiary or a Person which will, upon the making of such Investment, become a Restricted Subsidiary; provided, however, that the primary business of such Restricted Subsidiary is a Related Business;
(ii) another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary; provided, however, that such Person's primary business is a Related Business;
(iii) Temporary Cash Investments; (iv) receivables owing to the Company or any Restricted Subsidiary, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances; (v) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;
(vi) loans or advances to employees made in the ordinary course of business consistent with past practices of the Company or such Restricted Subsidiary, as the case may be; (vii) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction or judgments; and (viii) securities received pursuant to clause (ii) of the covenant "-- Limitation on Asset Sales; Events of Loss".

     "Permitted Joint Venture" means a Person in which a Permitted Joint Venture Investment has been made by the Company or any Restricted Subsidiary.

     "Permitted Joint Venture Investment" means any Investment in a Person primarily engaged or preparing to engage in a Related Business if, immediately after giving effect to such Investment, the

Company or a Restricted Subsidiary will own at least 50.0% of the shares of Capital Stock (including at least 50.0% of the total voting power thereof) of such Person, and will control the day-to-day operations of such Person pursuant to a management contract or otherwise.

     "Permitted Liens" means (i) Liens for taxes, assessments or governmental charges or levies on the Property of the Company or any Restricted Subsidiary if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings;
(ii) Liens imposed by law, such as carriers', warehousemen's and mechanics' Liens and other similar Liens on the Property of the Company or any Restricted Subsidiary which secure payment of obligations arising in the ordinary course of business; (iii) Liens on the Property of the Company or any Restricted Subsidiary in favor of issuers of performance bonds and surety bonds obtained in the ordinary course of business; (iv) other Liens on the Property of the Company or any Restricted Subsidiary incidental to the conduct of their respective businesses or the ownership of their respective Properties which were not created in connection with the Incurrence of Indebtedness or the obtaining of advances or credit and which do not in the aggregate materially detract from the value of their respective Properties or materially impair the use thereof in the operation of their respective businesses; (v) pledges or deposits by the Company or any Restricted Subsidiary under workmen's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which the Company or any Restricted Subsidiary is a party, or deposits to secure public or statutory obligations of the Company or any Restricted Subsidiary, or deposits for the payment of rent, in each case Incurred in the ordinary course of business; (vi) utility easements, building restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and do not materially detract from the value of such Property; and (vii) Liens securing obligations to the Trustee pursuant to the compensation and indemnity provisions of the Indenture.

     "Permitted Refinancing Indebtedness" means any renewals, extensions, substitutions, refinancings or replacements of any Indebtedness, including any successive extensions, renewals, substitutions, refinancings or replacements (and including refinancings by the Company of Indebtedness of a Restricted Subsidiary) so long as (i) the aggregate amount of Indebtedness represented thereby is not increased by such renewal, extension, substitution, refinancing or replacement, (ii) the average life and Stated Maturity is not shortened and
(iii) the new Indebtedness shall not be senior in right of payment to the Indebtedness that is being extended, renewed, substituted, refinanced or replaced; provided, however, that Permitted Refinancing Indebtedness shall not include (a) Indebtedness of a Subsidiary that refinances Indebtedness of the Company or another Subsidiary or (b) Indebtedness of the Company that refinances the Indebtedness of an Unrestricted Subsidiary.

     "Person" means any individual, corporation, company (including limited liability company), partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

     "Preferred Stock" means any Capital Stock of a Person, however designated, which entitles the holder thereof to a preference with respect to dividends, distributions or liquidation proceeds of such Person over the holders of other Capital Stock issued by such Person.

     "Property" means, with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including, without limitation, Capital Stock in any other Person (but excluding Capital Stock or other securities issued by such first Person).

     "Rating Agencies" means S&P, Duff & Phelps Credit Rating Co. and Moody's or any successor to the respective rating agency businesses thereof.

     "Rating Decline" shall have occurred if at any date within 90 calendar days after the date of public disclosure of the occurrence of a Change of Control (which period will be extended for so long as the Company's debt ratings are under publicly announced review for possible downgrading (or without an indication of the direction of a possible ratings change) by either Moody's or S&P or their respective successors) the Notes no longer have Investment Grade Status.

     "Reference Period" means the period of four consecutive fiscal quarters ending with the last full fiscal quarter immediately preceding the date of a proposed Incurrence, Restricted Payment or other transaction.

     "Related Business" means the business conducted (or proposed to be conducted) by the Company and its Subsidiaries in connection with any Gaming Facility and any and all reasonably related businesses necessary for, in support, furtherance or anticipation of and/or ancillary to or in preparation for, such business including, without limitation, the development, expansion or operation of any Gaming Facility (including any land-based, dockside, riverboat or other type of casino), owned, or to be owned, leased or managed by the Company or one of its Subsidiaries.

     "Related Person" means any legal or beneficial owner of 5% or more of any class of Capital Stock of the Company or any of its Subsidiaries.

     "Restricted Payment" means (i) any dividend or distribution (whether made in cash, property or securities) declared or paid on or with respect to any shares of Capital Stock of the Company or to the Company's stockholders except for such dividends or distributions payable solely in Capital Stock of the Company (other than Disqualified Stock of the Company); (ii) a payment made by the Company or any Restricted Subsidiary (other than to the Company or a Restricted Subsidiary) to purchase, redeem, acquire or retire any Capital Stock of the Company or Capital Stock of any Affiliate of the Company or any warrants, rights or options, to directly or indirectly purchase or acquire any such Capital Stock or any securities exchangeable for or convertible into any such Capital Stock; (iii) a payment made by the Company or any Restricted Subsidiary to redeem, repurchase, defease or otherwise acquire or retire for value, prior to any scheduled maturity, scheduled sinking fund or mandatory redemption payment (other than the purchase, repurchase, or other acquisition of any Indebtedness subordinate in right of payment to the Notes purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition), Indebtedness of the Company or any Guarantor which is subordinate (whether pursuant to its terms or by operation of law) in right of payment to the Notes or the Guaranties; or (iv) any Investment (other than a Permitted Investment) in any Person.

     "Restricted Subsidiary" means any Subsidiary of the Company that (A) has not been designated by the Board of Directors of the Company as an Unrestricted Subsidiary or (B) was an Unrestricted Subsidiary but has been redesignated by the Board of Directors of the Company as a Restricted Subsidiary, in each case as provided under the definition of Unrestricted Subsidiary; provided, however, that no Subsidiary shall become a Restricted Subsidiary unless, immediately after giving pro forma effect to such designation, the Company would be able to incur at least $1.00 of additional Indebtedness pursuant to the provisions described in the first paragraph under "Certain Covenants -- Limitation on Indebtedness.

     "Sale/Leaseback Transaction" means, with respect to any Person, any direct or indirect arrangement pursuant to which Property is sold or transferred by such Person or a Restricted Subsidiary of such Person and is thereafter leased back from the purchaser or transferee thereof by such Person or one of its Restricted Subsidiaries.

     "S&P" shall mean Standard & Poor's Ratings Group.

     "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which a payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

     "Subsidiary" of any Person means any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person, (ii) such Person and one or more Subsidiaries of such Person or (iii) one or more Subsidiaries of such Person.

     "Temporary Cash Investments" means any of the following: (i) Investments in U.S. Government Obligations maturing within 90 days of the date of acquisition thereof, (ii) Investments in time deposit accounts, certificates of deposit and money market deposits maturing within 90 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America or any state thereof having capital, surplus and undivided profits aggregating in excess of $500,000,000 and whose long-term debt is rated "A-3" or higher, "A-" or higher or "A-" or higher according to Moody's Investors Service, Inc., Standard & Poor's Ratings Group or Duff & Phelps Credit Rating Co. (or such similar equivalent rating by at least one "nationally recognized statistical rating organization" (as defined in Rule 436 under the Securities Act)), respectively, (iii) repurchase obligations with a term of not more than 7 days for underlying securities of the types described in clause (i) entered into with a bank meeting the qualifications described in clause (ii) above, and (iv) Investments in commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than the Company or an Affiliate of the Company) organized and in existence under the laws of the United States of America with a rating at the time as of which any Investment therein is made of "P-1" (or higher) according to Moody's Investors Service, Inc., "A-1" (or higher) according to Standard & Poor's Ratings Group or "A-1" (or higher) according to Duff & Phelps Credit Rating Co. (or such similar equivalent rating by at least one "nationally recognized statistical rating organization" (as defined in Rule 436 under the Securities Act)).

     "Unrestricted Subsidiary" means (i) any Subsidiary of the Company which at the time of determination shall be an Unrestricted Subsidiary (as designated by the Board of Directors of the Company) and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors of the Company may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary (unless such Subsidiary owns any Capital Stock of or owns or holds any Lien on any Property of the Company or any other Subsidiary of the Company which is not a Subsidiary of the Subsidiary to be so designated); provided that either (A) the Subsidiary to be so designated has total assets of $1,000 or less or (B) such designation is effective immediately upon such entity becoming a Subsidiary of the Company. Subject to clause (ii) above, the Board of Directors of the Company may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that immediately after giving pro forma effect to such redesignation, the Company would be able to incur at least $1.00 of additional Indebtedness pursuant to the provisions described in the first paragraph under "Certain Covenants -- Limitation on Indebtedness of the Company".

     Any such designation by the Company's Board of Directors will be evidenced to the Trustee by filing with the Trustee a copy of the resolution of the Board of Directors giving effect to such designation and an Officers' Certificate certifying (i) that such designation complies with the foregoing provisions and
(ii) giving the effective date of such designation, such filing with the Trustee to occur within 75 days after the end of the fiscal quarter of the Company in which such designation is made (or, in the case of a designation made during the last fiscal quarter of the Company's fiscal year, within 120 days after the end of such fiscal year).

     "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer's option.

     "Voting Stock" means securities of any class or classes of a Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for corporate directors (or Persons performing equivalent functions).

            CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

     The following is a summary of the principal U.S. Federal income tax consequences resulting from the beneficial ownership of Notes by certain persons. This summary does not purport to consider all the possible U.S. Federal tax consequences of the purchase, ownership or disposition of the Notes and is not intended to reflect the particular tax position of any beneficial owner. It deals only with Notes held as capital assets. Moreover, except as expressly indicated, it addresses initial purchasers and does not address beneficial owners that may be subject to special tax rules, such as banks, insurance companies, dealers in securities or currencies, purchasers that hold Notes as a hedge against currency risks or as part of a straddle with other investments or as part of a "synthetic security" or other integrated investment (including a "conversion transaction") comprised of a Note and one or more other investments, or purchasers that have a "functional currency" other than the U.S. Dollar. Except to the extent discussed below under "Non-U.S. Holders," this summary is not applicable to non-United States persons not subject to U.S. Federal income tax on their worldwide income. This summary is based upon the U.S. Federal tax laws and regulations as now in effect and as currently interpreted and does not take into account possible changes in such tax laws or such interpretations, any of which may be applied retroactively. It does not include any description of the tax laws of any state, local or foreign government that may be applicable to the Notes or holders thereof. PERSONS CONSIDERING THE PURCHASE OF NOTES SHOULD CONSULT THEIR OWN TAX ADVISORS CONCERNING THE APPLICATION OF THE U.S. FEDERAL TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY CONSEQUENCES TO THEM UNDER THE LAWS OF ANY OTHER TAXING JURISDICTION.

U.S. HOLDERS

     In general, interest on a Note will be taxable to a beneficial owner that is (i) a citizen or resident of the United States, (ii) a corporation created or organized under the laws of the United States or any State thereof (including the District of Columbia), or (iii) a person otherwise subject to United States Federal income taxation on its worldwide income (a "U.S. Holder") as ordinary income at the time it is received or accrued, depending on the holder's method of accounting for tax purposes. A U.S. Holder will recognize a gain or loss upon the sale or other disposition of a Note in an amount equal to the difference between the amount realized from such disposition and the U.S. Holder's adjusted tax basis in the Note. Such gain or loss will be a capital gain or loss, assuming that the holder has held the Note as a capital asset, and will be long term if the holder has held the Note for more than one year at the time of disposition.

NON-U.S. HOLDERS

     Under present U.S. Federal income and estate tax law and subject to the discussion of backup withholding below:

          (a) payments of principal and interest on the Notes by the Company or any agent of the Company to any holder of a Note that is not a U.S. Holder (a "Non-U.S. Holder") will not be subject to U.S. Federal withholding tax, provided in the case of interest that (i) the Non-U.S. Holder does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote, (ii) the Non-U.S. Holder is not a controlled foreign corporation that is related to the Company (directly or indirectly) through stock ownership, and (iii) either (A) the beneficial owner of the Notes certifies to the Company or its agent, under penalties of perjury, that it is not a "United States person" (as defined in the Code) and provides its name and address, or (B) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "financial institution") and holds the Notes on behalf of the beneficial owner certifies to the Company or its agent, under penalties of perjury, that such statement has been received from the beneficial owner by it or by a financial institution between it and the beneficial owner and furnishes the payor with a copy thereof;

          (b) any gain realized on the sale, exchange, retirement, redemption or other disposition of a Note by a Non-U.S. Holder will not be subject to U.S. Federal income or withholding taxes unless

     (i) such gain is effectively connected with a U.S. trade or business of the Non-U.S. Holder or (ii) in the case of an individual, such Non-U.S. Holder is present in the United States for 183 days or more in the taxable year of the sale, exchange, retirement, redemption or other disposition and either
     (A) such individual's "tax home" for United States Federal income tax purposes is in the United States or (B) the gain is attributable to an office or other fixed place of business maintained in the United States by such individual; and

          (c) a Note held by an individual who at the time of death is not a citizen or resident of the United States will not be subject to U.S. Federal estate tax as a result of such individual's death if, at the time of such death, the individual did not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote and the income on the Notes would not have been effectively connected with the conduct of a trade or business by the individual in the United States.

     If a Non-U.S. Holder is engaged in a trade or business in the United States and interest on the Note is effectively connected with the conduct of such trade or business, the Non-U.S. Holder, although exempt from the withholding tax discussed in the preceding paragraph (provided that such holder properly claims such exemption by furnishing a properly executed IRS Form 4224 on or before any payment is due), may be subject to U.S. Federal income tax on such interest in the same manner as if it were a U.S. Holder.

     Recently proposed Treasury regulations (the "Proposed Regulations") would provide alternative methods for satisfying the certification requirements described above. The Proposed Regulations also would require, in the case of Notes held by a foreign partnership, that (x) the certification described in clause (a)(iii) above be provided by the partners rather than by the foreign partnership and (y) the partnership provide certain information, including a United States taxpayer identification number. A look-through rule would apply in the case of tiered partnerships. The Proposed Regulations are proposed to be effective for payments made after December 31, 1997. There can be no assurance that the Proposed Regulations will be adopted or as to the provisions that they will include if and when adopted in temporary or final form.

INFORMATION REPORTING AND BACKUP WITHHOLDING

     For each calendar year in which the Notes are outstanding, the Company is required to provide the IRS with certain information, including the holder's name, address and taxpayer identification number, the aggregate amount of principal and interest paid to that holder during the calendar year and the amount of tax withheld, if any. This obligation, however, does not apply with respect to certain U.S. Holders, including corporations, tax-exempt organizations, qualified pension and profit sharing trusts and individual retirement accounts.

     In the event that a U.S. Holder subject to the reporting requirements described above fails to supply its correct taxpayer identification number in the manner required by applicable law or underreports its tax liability, the Company, its agents or paying agents or a broker may be required to "backup" withhold a tax equal to 31% of each payment of interest and principal (and premium, if any) on the Notes. This backup withholding is not an additional tax and may be credited against the U.S. Holder's U.S. Federal income tax liability, provided that the required information is furnished to the IRS.

     Under current Treasury Regulations, backup withholding and information reporting will not apply to payments made by the Company or any agent thereof (in its capacity as such) to a Non-U.S. Holder of a Note if such holder has provided the required certification that it is not a United States person as set forth in clause (iii) in the first paragraph under "-- Non-U.S. Holders," or has otherwise established an exemption (provided that neither the Company nor its agent has actual knowledge that the holder is a United States person or that the conditions of any exemption are not in fact satisfied).

     Payment of the proceeds from the sale of a Note to or through a foreign office of a broker will not be subject to information reporting or backup withholding, except that information reporting may apply to such payments if the broker is a United States person, a controlled foreign corporation for United States tax purposes or a foreign person 50% or more of whose gross income from all sources for the three-year period ending with the close of its taxable year preceding the payment was effectively connected with a U.S. trade or business. Payment of the proceeds from a sale of a Note to or through the U.S. office of a broker is subject to information reporting and backup withholding unless the holder or beneficial owner certifies as to its taxpayer identification number or otherwise establishes an exemption from information reporting and backup withholding.

                                  UNDERWRITING

     The Underwriters named below have severally agreed, subject to the terms and conditions of the Underwriting Agreement with the Company, to purchase from the Company the aggregate principal amount of Notes set forth opposite their respective names. The Underwriters are committed to purchase all of the Notes if any are purchased.

                                                                            PRINCIPAL
                                                                            AMOUNT OF
                                UNDERWRITERS                                  NOTES
    ---------------------------------------------------------------------  ------------
    Salomon Brothers Inc ................................................  $
    Goldman, Sachs & Co..................................................
    CIBC Wood Gundy Securities Corporation...............................
    BT Securities Corporation............................................
                                                                           ------------
              Total......................................................  $200,000,000
                                                                           ============

     In the Underwriting Agreement, the several Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all of the Notes offered hereby if any such Notes are purchased. In the event of a default by an Underwriter, the Underwriting Agreement provides that, in certain circumstances the purchase commitments of the nondefaulting Underwriters may be increased or the Underwriting Agreement may be terminated.

     The Underwriters have advised the Company that the Underwriters propose initially to offer the Notes to the public at the public offering price set forth on the cover page of this Prospectus and to certain dealers at such
offering price less a concession not in excess of      % of the principal amount
of the Notes. The Underwriters may allow and such dealers may reallow a
concession not in excess of      % of such principal amount to certain other
dealers. After the initial public offering, the public offering price and such concessions may be changed.

     The Company does not intend to apply for listing of the Notes on any securities exchange or for quotation of the Notes through the National Association of Securities Dealers Automated Quotation System. The Underwriters have indicated that they intend to make a market in the Notes, subject to applicable laws and regulations. However, the Underwriters are not obligated to do so and any such market-making may be discontinued at any time at the Underwriters' sole discretion. No assurance can be given as to the development of liquidity in any trading market for the Notes. See "Risk Factors -- Lack of Public Market."

     The Underwriting Agreement provides that the Company agrees to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"), or contribute to payments the Underwriters may be required to make in respect thereof.

     The Notes are being offered in accordance with the provisions of the National Association of Securities Dealers, Inc. Rules of Fair Practice, Article III, Section 44(c), paragraph (8). Certain proceeds of the Offering and the Common Stock Offering will be used to repay amounts owing under the New Bank Credit Facility for which Canadian Imperial Bank of Commerce ("CIBC") acts as agent and as a lender. CIBC, which is an affiliate of CIBC Wood Gundy Securities Corporation, will receive approximately $
million, or approximately      % of the combined net proceeds of the Offering
and the Common Stock Offering (giving effect to the Underwriters over-allotment
option), and $     million, or approximately      % of the Offering, in its
capacity as a lender under the New Bank Credit Facility. Salomon Brothers Inc has agreed to act as a qualified independent underwriter (as defined in the National Association of Securities Dealers, Inc. Schedules to the By-Laws, Schedule E) for the Offering, and has agreed to assume the responsibilities of acting as a qualified independent underwriter in pricing the Offering and in conducting due diligence.

                                 LEGAL MATTERS

     Certain matters with respect to the Notes and the Guaranties thereon will be passed upon for the Company by Morrison & Foerster LLP, Irvine, California. With respect to all matters of Nevada law, Morrison & Foerster will rely on the opinion of McDonald, Carano, Wilson, McCune, Bergin, Frankovich & Hicks, Reno, Nevada. Cravath, Swaine & Moore, New York, New York, has acted as counsel for the Underwriters in connection with the Offering being made hereby.

                                    EXPERTS

     The consolidated financial statements of the Company as of June 30, 1995 and 1994 and for each of the three years in the period ended June 30, 1995 included and incorporated in this Prospectus by reference from the Company's Annual Report on Form 10-K for the year ended June 30, 1995 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which are included and incorporated by reference herein, and have been so included and incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing. The consolidated financial statements of Par-A-Dice Gaming Corporation as of December 31, 1995 and 1994 and for each of the three years in the period ended December 31, 1995, included in Boyd Gaming Corporation's Form 8-K Current Report dated June 7, 1996, have been incorporated herein by reference in reliance on the reports of Coopers & Lybrand L.L.P., independent accountants, given on the authority of such firm as experts in accounting and auditing.

                             AVAILABLE INFORMATION

     The Company is subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission ("Commission"). Reports, proxy statements, and other information filed by the Company may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices at 75 Park Place, New York, New York 10007 and at the Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60661. Copies of such information may be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Such reports, proxy statements and other information concerning the Company can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005, on which the Company's Common Stock is listed.

     The Company has filed a registration statement on Form S-3 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act with respect to the Notes offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Company and the Notes, reference is made to the Registration Statement and the exhibits filed as a part thereof. Statements contained herein concerning any document filed as an exhibit are not necessarily complete and, in each instance, reference is made to the copy of said document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents have been filed with the Commission and are incorporated by reference in this prospectus: (i) the Company's Annual Report on Form 10-K for the year ended June 30, 1995; (ii) the Company's amended Annual Report on Form 10-K/A for the year ended June 30, 1995, (iii) the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1995; (iv) the Company's amended Quarterly Report on Form 10-Q/A for the quarter ended September 30, 1995; (v) the Company's Quarterly Report on Form 10-Q for the quarter ended December 31, 1995; (vi) the Company's amended Quarterly Report on Form 10-Q/A for the quarter ended December 31, 1995; (vii) the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996; (viii) the Company's Current Report on Form 8-K, dated May 13, 1996; (ix) the Company's Current Report on Form 8-K, dated June 7, 1996; (x) the description of the Common Stock contained in the Company's Registration Statement on Form 8-A declared effective by the Commission on October 15, 1993; and (xi) all other documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Notes. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, upon the request of such person, a copy of any or all of the documents which are incorporated by reference herein, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Written or telephone requests should be directed to Boyd Gaming Corporation, 2950 South Industrial Road, Las Vegas, Nevada 89109, Attention: Investor Relations; telephone (702) 792-7200.

                                  BOYD GAMING
                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                                        PAGE
                                                                                        -----
Independent Auditors' Report..........................................................   F-2
Consolidated Financial Statements
  Consolidated Balance Sheets.........................................................   F-3
  Consolidated Statements of Income...................................................   F-4
  Consolidated Statements of Cash Flows...............................................   F-5
  Consolidated Statements of Changes in Stockholders' Equity..........................   F-6
Notes to Consolidated Financial Statements............................................   F-7

                          INDEPENDENT AUDITORS' REPORT

     We have audited the accompanying consolidated balance sheets of Boyd Gaming Corporation and subsidiaries (the "Company") as of June 30, 1995 and 1994, and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the three years in the period ended June 30, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Boyd Gaming Corporation and subsidiaries at June 30, 1995 and 1994, and the results of their operations and their cash flows for each of the three years in the period ended June 30, 1995 in conformity with generally accepted accounting principles.

DELOITTE & TOUCHE LLP
Las Vegas, Nevada
August 18, 1995

                    BOYD GAMING CORPORATION AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                          MARCH 31,           JUNE 30,
                                                          ---------     ---------------------
                                                            1996          1995         1994
                                                          ---------     --------     --------
                                                          (UNAUDITED)
ASSETS
Current assets
  Cash and cash equivalents.............................  $  51,918     $ 83,169     $ 66,964
  Short-term investments................................         --           --        5,000
  Accounts receivable, net..............................     17,358       16,135       11,274
  Inventories...........................................      6,455        6,648        6,468
  Prepaid expenses and other............................     17,039       13,465       15,405
                                                           --------     --------     --------
     Total current assets...............................     92,770      119,417      105,111
Property, equipment and leasehold interests, net........    782,754      765,799      656,955
Other assets and deferred charges.......................     55,810       53,686       63,264
Goodwill, net...........................................     10,619       10,611       10,967
                                                           --------     --------     --------
     Total assets.......................................  $ 941,953     $949,513     $836,297
                                                           ========     ========     ========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
  Current maturities of long-term debt..................  $  40,657     $ 36,347     $ 21,344
  Accounts Payable......................................     40,066       50,432       72,179
  Accrued liabilities
     Payroll and related................................     21,491       21,133       18,789
     Interest and other.................................     25,229       20,792       18,448
  Income taxes payable..................................      3,882          596           --
                                                           --------     --------     --------
     Total current liabilities..........................    131,325      129,300      130,760
Long-term debt, net of current maturities...............    548,034      587,957      525,637
Deferred income taxes...................................     32,527       29,643       15,495
Commitments
Stockholders' equity
  Preferred stock, $.01 par value; 5,000,000 shares
     authorized.........................................         --           --           --
  Common stock, $.01 par value; 200,000,000 shares
     authorized; 57,115,365, 56,999,018 and 56,816,895
     shares outstanding.................................        571          570          568
  Additional paid-in capital............................    101,436      100,085       98,128
  Retained earnings.....................................    128,060      101,958       65,709
                                                           --------     --------     --------
     Total stockholders' equity.........................    230,067      202,613      164,405
                                                           --------     --------     --------
     Total liabilities and stockholders' equity.........  $ 941,953     $949,513     $836,297
                                                           ========     ========     ========

  The accompanying notes are an integral part of these consolidated financial statements.

                    BOYD GAMING CORPORATION AND SUBSIDIARIES

                       CONSOLIDATED STATEMENTS OF INCOME
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                 NINE MONTHS ENDED
                                                                     MARCH 31,            FOR THE YEAR ENDED JUNE 30,
                                                               ---------------------   ---------------------------------
                                                                 1996        1995        1995        1994        1993
                                                               ---------   ---------   ---------   ---------   ---------
                                                                    (UNAUDITED)
Revenues
  Casino....................................................   $ 413,097   $ 348,296   $ 463,179   $ 341,473   $ 308,495
  Food and beverage.........................................     105,703      92,575     123,527      99,082      91,500
  Rooms.....................................................      52,308      45,212      62,300      44,934      44,394
  Other.....................................................      35,300      27,881      37,563      28,695      27,352
  Management fee and joint venture..........................      30,893      24,969      35,763          --          --
                                                                --------    --------    --------    --------    --------
Gross revenues..............................................     637,301     538,933     722,332     514,184     471,741
Less promotional allowances.................................      55,792      46,548      61,992      45,965      40,567
                                                                --------    --------    --------    --------    --------
    Net revenues............................................     581,509     492,385     660,340     468,219     431,174
                                                                --------    --------    --------    --------    --------
Costs and expenses
  Casino....................................................     203,769     166,479     221,844     164,798     145,777
  Food and beverage.........................................      74,337      68,064      90,670      74,115      67,236
  Rooms.....................................................      17,910      18,093      24,578      19,683      18,881
  Other.....................................................      25,653      19,275      25,567      20,633      19,374
  Selling, general and administrative.......................      83,179      60,038      79,785      54,441      48,435
  Maintenance and utilities.................................      22,620      21,638      28,452      21,057      19,220
  Depreciation and amortization.............................      45,868      40,953      54,518      42,136      39,450
  Corporate expense.........................................      16,417      17,027      24,356      12,503       9,882
  Preopening expense........................................      10,004          --          --       4,605          --
                                                                --------    --------    --------    --------    --------
    Total...................................................     499,757     411,567     549,770     413,971     368,255
                                                                --------    --------    --------    --------    --------
Operating income............................................      81,752      80,818     110,570      54,248      62,919
                                                                --------    --------    --------    --------    --------
Other income (expense)
  Interest income...........................................         987       1,682       2,072       3,379       1,510
  Interest expense, net of amounts capitalized..............     (39,322)    (37,940)    (48,443)    (39,472)    (33,888)
  Gain on investment........................................          --          --          --          --       1,062
                                                                --------    --------    --------    --------    --------
    Total...................................................     (38,335)    (36,258)    (46,371)    (36,093)    (31,316)
                                                                --------    --------    --------    --------    --------
Income before provision for income taxes, cumulative effect
  of a change in accounting principle and extraordinary
  item......................................................      43,417      44,560      64,199      18,155      31,603
Provision for income taxes..................................      17,315      20,265      27,950       7,505      11,469
                                                                --------    --------    --------    --------    --------
Income before cumulative effect of a change in accounting
  principle and extraordinary item..........................      26,102      24,295      36,249      10,650      20,134
Cumulative effect of a change in accounting for income
  taxes.....................................................          --          --          --       2,035          --
                                                                --------    --------    --------    --------    --------
Income before extraordinary item............................      26,102      24,295      36,249      12,685      20,134
Extraordinary item, net of tax benefit of $3,805............          --          --          --          --       7,397
                                                                --------    --------    --------    --------    --------
Net income..................................................      26,102      24,295      36,249      12,685      12,737
Dividends on preferred stock................................          --          --          --         467       1,881
                                                                --------    --------    --------    --------    --------
Net income applicable to common stock.......................   $  26,102   $  24,295   $  36,249   $  12,218   $  10,856
                                                                ========    ========    ========    ========    ========
Net income per common share
  Income before cumulative effect of a change in accounting
    principle and extraordinary item........................   $     .46   $     .43   $    0.64   $    0.19   $    0.37
  Cumulative effect of a change in accounting for income
    taxes...................................................          --          --          --        0.04          --
  Extraordinary item........................................          --          --          --          --       (0.15)
                                                                --------    --------    --------    --------    --------
Net income..................................................   $     .46   $     .43   $    0.64   $    0.23   $    0.22
                                                                ========    ========    ========    ========    ========

  The accompanying notes are an integral part of these consolidated financial statements.

                    BOYD GAMING CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                             NINE MONTHS ENDED
                                                                 MARCH 31,            FOR THE YEAR ENDED JUNE 30,
                                                            --------------------   ---------------------------------
                                                              1996       1995        1995        1994        1993
                                                            --------   ---------   ---------   ---------   ---------
                                                            (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income................................................  $ 26,102   $  24,295   $  36,249   $  12,685   $  12,737
Adjustments to reconcile net income to net cash
  provided by operating activities:
  Depreciation and amortization...........................    45,868      40,953      54,518      42,136      39,450
  Cumulative effect of a change in accounting for income
    taxes.................................................        --          --          --      (2,035)         --
  Extraordinary item......................................        --          --          --          --       7,397
  Gain on sale of investment..............................        --          --          --          --      (1,062)
  Deferred income taxes...................................     2,884       8,666      14,148         877         102
  Other...................................................       (31)        (29)         84        (142)        (62)
Changes in assets and liabilities:
    Increase in accounts receivable, net..................    (1,223)     (5,270)     (3,089)     (4,383)        (50)
    (Increase) decrease in inventories....................       193         (22)       (180)     (1,891)       (605)
    (Increase) decrease in prepaid expenses...............    (3,574)      1,614       1,940      (4,952)       (342)
    (Increase) decrease in other assets...................    (5,547)      6,504      (2,032)     (3,995)     (3,106)
    Increase (decrease) in other current liabilities......    16,870     (18,390)    (19,146)     39,766      (3,771)
    Increase (decrease) in income taxes payable...........     3,286          --         596      (2,291)      3,728
                                                                        --------   ---------   ---------   ---------
Net cash provided by operating activities.................    84,828      58,321      83,088      75,775      54,416
                                                                        --------   ---------   ---------   ---------
CASH FLOWS FROM INVESTING ACTIVITIES
  Acquisition of property, equipment and other assets.....   (81,616)   (104,172)   (181,212)   (307,045)    (24,926)
  Proceeds from loans receivable..........................        --          --      30,667          --          --
  Proceeds from sale of investment........................        --          --          --          --       1,935
  Cash acquired in Eldorado, Inc. acquisition.............        --          --          --       1,622          --
  Decrease (increase) in short-term investments...........        --       5,000       5,000      (5,000)         --
                                                                        --------   ---------   ---------   ---------
Net cash used in investing activities.....................   (81,616)    (99,172)   (145,545)   (310,423)    (22,991)
                                                                        --------   ---------   ---------   ---------
CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from issuance of long-term debt................     1,074       7,850      86,025     148,500     180,375
  Payments on long-term debt..............................   (26,687)    (16,650)    (22,027)    (13,862)   (160,711)
  Net borrowings under credit agreements..................   (10,000)     18,000      13,000      35,000          --
  Cash paid to retire bonds...............................        --          --          --          --      (9,534)
  Dividends paid..........................................        --          --          --        (467)     (1,881)
  Proceeds from issuance of common stock..................     1,150       1,132       1,664      72,368          --
  Other...................................................        --          --          --          --        (838)
                                                                        --------   ---------   ---------   ---------
Net cash provided by (used in) financing activities.......   (34,463)     10,332      78,662     241,539       7,411
                                                                        --------   ---------   ---------   ---------
Net increase (decrease) in cash and cash equivalents......   (31,251)    (30,519)     16,205       6,891      38,836
Cash and cash equivalents, beginning of year..............    83,169      66,964      66,964      60,073      21,237
                                                                        --------   ---------   ---------   ---------
Cash and cash equivalents, end of year....................  $ 51,918   $  36,445   $  83,169   $  66,964   $  60,073
                                                                        ========   =========   =========   =========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
  Cash paid for interest, net of amounts capitalized......  $ 40,320   $  38,521   $  51,405   $  33,541   $  25,085
                                                                        ========   =========   =========   =========
  Cash paid for income taxes..............................  $ 10,991   $  12,465   $  12,607   $  10,050   $   7,638
                                                                        ========   =========   =========   =========
SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING
  AND FINANCING ACTIVITIES
  Property additions acquired on contracts and trade
  payables which were accrued, but not yet paid...........  $  1,646   $   8,109   $  24,109   $  22,022   $   2,238
                                                                        ========   =========   =========   =========
  Deferred bond financing costs incurred..................  $      -   $       -   $       -   $   1,500   $   4,625
                                                                        ========   =========   =========   =========
  Unamortized bond financing costs written-off............  $      -   $       -   $       -   $       -   $   1,667
                                                                        ========   =========   =========   =========
  Tax benefit on extraordinary item.......................  $      -   $       -   $       -   $       -   $   3,805
                                                                        ========   =========   =========   =========
  Acquisition of Eldorado, Inc.
    Assets acquired.......................................  $      -   $       -   $       -   $  21,796   $       -
    Liabilities assumed...................................         -           -           -      14,662           -
                                                                        --------   ---------   ---------   ---------
    Net acquisition.......................................  $      -   $       -   $       -   $   7,134   $       -
                                                                        ========   =========   =========   =========
  Conversion of preferred stock to common stock...........  $      -   $       -   $       -   $  17,788   $       -
                                                                        ========   =========   =========   =========

  The accompanying notes are an integral part of these consolidated financial statements.

                    BOYD GAMING CORPORATION AND SUBSIDIARIES

           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                           PREFERRED STOCK            COMMON STOCK          ADDITIONAL                                  TOTAL
                        ---------------------     ---------------------      PAID-IN      RETAINED      TREASURY    STOCKHOLDERS'
                         SHARES       AMOUNT        SHARES       AMOUNT      CAPITAL      EARNINGS       STOCK         EQUITY
                        --------     --------     ----------     ------     ---------     ---------     -------     -------------
BALANCES, JULY 1,
 1992................    181,870     $ 19,260     48,761,507     $ 513      $   3,604     $  42,635     $(3,344)      $  62,668
Net income...........                                                                        12,737                      12,737
Cash dividends on
  preferred stock....                                                                        (1,881)                     (1,881)
Common stock
  acquired...........                             (1,624,753)                                            (1,629)         (1,629)
Preferred stock
  acquired...........     (3,989)                                                                          (399)           (399)
Common stock sold....                              1,273,752                       39                     1,151           1,190
                         -------     --------     ----------     -----        -------       -------     -------       ---------
BALANCES, JUNE 30,
  1993...............    177,881       19,260     48,410,506       513          3,643        53,491      (4,221)         72,686
Net income...........                                                                        12,685                      12,685
Cash dividends on
  preferred stock....                                                                          (467)                       (467)
Conversion of
  preferred stock....   (177,881)     (19,260)     1,046,358        10         17,778                     1,472              --
Purchase of
  fractional
  shares.............                                    (78)                      (1)                                       (1)
Stock issued in
  connection with
  Employee stock
  purchase plan......                                 36,944                      463                                       463
Stock issued in
  connection with
  acquisition........                              2,723,165        27          7,107                                     7,134
Issuance of stock,
  net of expenses....                              4,600,000        46         71,859                                    71,905
Cancellation of
  treasury stock.....                                              (28 )       (2,721)                    2,749              --
                         -------     --------     ----------     -----        -------       -------     -------       ---------
BALANCES, JUNE 30,
  1994...............         --           --     56,816,895       568         98,128        65,709          --         164,405
Net income...........                                                                        36,249                      36,249
Stock issued in
  connection with
  Employee stock
  purchase plan......                                182,123         2          1,957                                     1,959
                         -------     --------     ----------     -----        -------       -------     -------       ---------
BALANCES, JUNE 30,
  1995...............         --           --     56,999,018       570        100,085       101,958          --         202,613
Net income
  (unaudited) for
  nine months ended
  March 31, 1996.....                                                                        26,102                      26,102
Stock issued in
  connection with
  Employee stock
  purchase plan
  (unaudited)........                                116,347         1          1,351                                     1,352
                         -------     --------     ----------     -----        -------       -------     -------       ---------
BALANCES, MARCH 31,
  1996 (UNAUDITED)...         --     $     --     57,115,365     $ 571      $ 101,436     $ 128,060     $    --       $ 230,067
                         =======     ========     ==========     =====        =======       =======     =======       =========

  The accompanying notes are an integral part of these consolidated financial statements.

                    BOYD GAMING CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Principles of Consolidation.

     The accompanying consolidated financial statements include the accounts of Boyd Gaming Corporation and its wholly-owned subsidiaries, collectively referred to herein as the "Company." The Company owns and operates six casino entertainment facilities in Las Vegas, Nevada, one in Tunica, Mississippi and one in Kansas City, Missouri which is expected to open in September 1995. The Company manages a casino entertainment facility near Philadelphia, Mississippi which opened July 1, 1994 and for which it has a seven-year management contract. The Company is also part owner of and manages a riverboat gaming operation in Kenner, Louisiana which opened September 1994 for which it has a five-year management contract with certain renewal options. All material intercompany accounts and transactions have been eliminated. Certain reclassifications have been made to prior years' amounts to conform with the current year presentation.

  Cash and Cash Equivalents.

     Cash and cash equivalents include highly liquid investments with an original maturity of three months or less. These investments are stated at cost which approximates fair value.

  Short-Term Investments.

     Short-term investments consist of highly liquid investments with an original maturity of more than three months. These investments are stated at cost which approximates market value.

  Inventories.

     Inventories are stated at lower of cost or market. Cost is determined using the first-in, first-out and retail inventory methods.

  Property and Equipment.

     Property and equipment are stated at cost. Depreciation and amortization are computed using the straight-line method over the estimated useful lives of the assets. Costs of major improvements including interest incurred during construction of new facilities and major additions are capitalized; costs of normal repairs and maintenance are charged to expense as incurred. Gains or losses on disposals of assets are recognized as incurred.

  Fair Value of Financial Instruments.

     The carrying value of the Company's cash and cash equivalents, trade receivables and trade payables approximates fair value because of the short maturity of those instruments. The Company estimates fair value of its long-term obligations based on quoted market prices or on the current rates offered to the Company for debt of the same remaining maturities.

  Goodwill.

     The excess of total acquisition costs over the fair value of assets acquired is amortized using the straight-line method over forty years. As of June 30, 1995 and 1994, accumulated amortization was $3,654,000 and $3,297,000, respectively.

  Revenues.

     Casino revenues represent the net win from gaming wins and losses. Revenues include the retail value of room, food, beverage and other goods and services provided to customers without charge. Such amounts are then deducted as promotional allowances. The estimated costs of providing these promotional allowances is charged to the casino department in the following amounts:

                                                            YEAR ENDED JUNE 30
                                                      -------------------------------
                                                       1995        1994        1993
                                                      -------     -------     -------
                                                              (IN THOUSANDS)
        Rooms.......................................  $ 8,991     $ 8,308     $ 6,700
        Food and beverage...........................   49,674      35,507      29,727
        Other.......................................    2,422       1,324       1,128
                                                      -------     -------     -------
        Total.......................................  $61,087     $45,139     $37,555
                                                      =======     =======     =======

  Income Taxes.

     The Company and its subsidiaries file a consolidated federal tax return. Effective July 1, 1993, the Company adopted Statement of Financial Accounting Standard (SFAS) No. 109, "Accounting for Income Taxes." SFAS No. 109 requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Deferred income taxes reflect the net tax effects of (i) temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes , and (ii) operating loss and tax credit carryforwards. Prior to 1994, the Company accounted for income taxes under APB 11.

  Preopening Expenses.

     Expenses incurred prior to the opening of new facilities are capitalized as incurred and charged to expense upon commencement of operations. Preopening expenses for Sam's Town Kansas City, which is scheduled to open September 13, 1995, are expected to be approximately $10 million.

  Net Income Per Common Share.

     Net income per common share is based upon the weighted average number of common stock and common stock equivalents outstanding during the period which were 56,870,104, 54,297,226 and 48,581,891 for the years ended June 30, 1995,
1994 and 1993, respectively.

  Use of Estimates.

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 2: RELATED PARTIES

     In connection with the closing of the Company's initial public offering in October 1993, the Company purchased Eldorado, Inc., owner of the Eldorado Casino and Jokers Wild Casino. The acquisition was accounted for as a purchase at historical cost. The Company issued 2,723,165 shares of common stock in exchange for all of the outstanding stock of Eldorado, Inc. and the assumption of debt and other liabilities. For the year ended June 30, 1994, revenue, net income and net income per common share on a proforma basis as if Eldorado, Inc. were owned by the Company for the entire fiscal year were $476,550,000, $12,794,000 and $.23, respectively. For the year ended June 30, 1993, revenue, net income before extraordinary item, net income and net income per common share on a proforma basis as if

Eldorado, Inc. were owned by the Company for the entire fiscal year were $450,174,000, $22,268,000, $14,871,000 and $.29, respectively. Certain former stockholders of Eldorado, Inc. are also directors, officers and significant shareholders of the Company.

NOTE 3: ACCOUNTS RECEIVABLE

     Account receivable at June 30 are as follows:

                                                                  1995        1994
                                                                 -------     -------
                                                                   (IN THOUSANDS)
        Casino.................................................  $ 5,661     $ 4,651
        Hotel..................................................    2,415       2,155
        Other..................................................    9,854       6,157
                                                                 -------     -------
        Total..................................................   17,930      12,963
        Less allowance for doubtful accounts...................    1,795       1,689
                                                                 -------     -------
        Total..................................................  $16,135     $11,274
                                                                 =======     =======

NOTE 4: PROPERTY, EQUIPMENT, AND LEASEHOLD INTEREST

     Property, equipment and leasehold interest consist of the following at June 30:

                                                                 1995         1994
                                                               --------     --------
                                                                  (IN THOUSANDS)
        Land.................................................  $115,803     $109,583
        Buildings and improvements...........................   482,443      374,964
        Furniture and equipment..............................   281,791      251,922
        Leasehold improvements...............................    42,878       42,030
        Construction in progress.............................   129,190      118,060
                                                               --------     --------
        Total fixed assets...................................  1,052,105     896,559
        Less accumulated depreciation and amortization.......   286,306      239,604
                                                               --------     --------
        Net fixed assets.....................................  $765,799     $656,955
                                                               ========     ========

     Depreciation and amortization are computed using the straight-line method over the following useful lives:

                                                                USEFUL LIVES
                                                                -------------
                Buildings and improvements....................  4 to 40 years
                Furniture and equipment.......................  3 to 30 years
                Leasehold improvements........................  3 to 40 years

     Certain property and equipment is pledged as collateral for long-term debt. See Notes 5 and 6. Property and equipment at June 30 include assets recorded under capital leases as follows:

                                                            1995       1994
                                                           ------     ------
                                                            (IN THOUSANDS)
                Furniture and equipment..................  $1,309     $1,309
                Less accumulated amortization............   1,164        944
                                                           ------     ------
                Net......................................  $  145     $  365
                                                           ======     ======

     Interest costs of $7.1 million and $6.6 million were capitalized in 1995 and 1994, respectively, during construction of new properties and major additions. No interest costs were capitalized during 1993.

NOTE 5: LONG-TERM DEBT

     Long-term debt at June 30 consists of the following:

                                                                 1995         1994
                                                               --------     --------
                                                                  (IN THOUSANDS)
        Notes payable under credit agreements................  $281,500     $210,000
        11% senior subordinated notes........................   185,000      185,000
        10.75% senior subordinated notes.....................   150,000      150,000
        Other................................................     7,804        1,981
                                                               --------     --------
        Total long-term debt.................................   624,304      546,981
        Less current maturities..............................    36,347       21,344
                                                               --------     --------
        Total................................................  $587,957     $525,637
                                                               ========     ========

     The Company, through a wholly-owned subsidiary, Boyd Tunica, Inc., entered into an agreement with a group of banks whereby the banks made available $60 million pursuant to a loan which matures in August 1998. Principal on the loan is payable quarterly beginning October 1, 1995 in the amount of $3.0 million per quarter with the entire unpaid balance due August 1998. Interest rates under the loan may be based on either the prime rate or London Interbank Offered Rate at the discretion of the Company. The loan agreement contains certain financial covenants and limitations on the incurrence of debt. The average interest rate under the loan at June 30, 1995 was 7.4%.

     The Company through its wholly-owned subsidiary, California Hotel and Casino, has an amended senior credit agreement with a group of commercial lending institutions. The amended agreement consists of a term loan and a revolving credit facility. Principal on the term loan is payable quarterly and ranges from $6.3 million in fiscal 1996 to $7.5 million in fiscal 1998. The outstanding principal balance under the term loan at June 30, 1995 was $80 million. Total availability under the revolving credit facility reduces to $125 million on June 30, 1996 and to $115 million on June 30, 1997 with any outstanding principal balance on the revolving credit facility due on June 30, 1998. At June 30, 1995, the Company had unused availability of $12 million under the revolving credit facility. The amended agreement provides for interest rates to be based on either the prime rate or the London Interbank Offered Rate at the discretion of the Company. The average interest rate under the amended agreement at June 30, 1995 was 8.5%.

     The term loan and revolving credit facility are collateralized by the real and personal property comprising four casino hotel properties owned by the Company in Nevada and by related security agreements with assignments of rents.

     The amended agreement contains certain financial covenants, limitations on the incurrence of debt and restrictions on dividends.

     The Company has $150 million principal amount of 10.75% senior subordinated notes due September 2003. The notes require semiannual interest payments on March 1 and September 1 of each year through September 1, 2003, at which time the principal balance is due and payable. The notes may be redeemed at the Company's option anytime after September 1, 1996 at redemption prices ranging from 105% in 1996 to 100% in 1999. The notes contain certain covenants regarding incurrence of debt, sales and disposition of assets, mergers or consolidations and limitations on restricted payments (as defined in the indenture relating to the notes).

     The Company, through its wholly-owned subsidiary California Hotel Finance Corporation, has $185 million principal amount of 11% senior subordinated notes due December 2002. The net proceeds were used to refinance certain indebtedness of the Company and provide for working capital needs and expansion of the Company's operations. The notes require semiannual interest payments on June 1 and December 1 of each year until December 1, 2002, at which time the principal balance is due and payable. The notes may be redeemed at the Company's option anytime after December 1, 1997 at redemption prices ranging from 104.125% in 1997 to 100% in 1999. The notes contain certain covenants regarding incurrence of debt, sales and disposition of assets, mergers or consolidations and limitations on restricted payments (as defined in the indenture relating to the notes).

     The estimated fair value of the Company's long-term debt at June 30, 1995 was approximately $636 million, versus its book value of $624 million. At June 30, 1994 the estimated fair value of the Company's long-term debt was approximately $558 million, versus its book value of $547 million.

     In connection with the refinancing of $135 million 12.75% senior subordinated notes in November 1992, the Company recorded a $7.4 million extraordinary loss (net of income tax benefit of $3.8 million).

     Interest rates on the Company's other long-term debt range from 8.1% to 16.8%.

     Management believes the Company and its subsidiaries are in compliance with all covenants contained in its long-term debt agreements at June 30, 1995.

     The scheduled maturities of long-term debt for the years ending June 30 are as follows:

                                                                (IN THOUSANDS)
                1996........................................       $ 36,347
                1997........................................         48,780
                1998........................................        160,858
                1999........................................         30,949
                2000........................................         11,817
                Thereafter..................................        335,553
                Total.......................................       $624,304

NOTE 6: LEASES

     Future minimum lease payments required under noncancelable leases (principally for land) and capital leases (principally for equipment) as of June 30, 1995 are as follows:

                                                                   OPERATING     CAPITAL
                                                                    LEASES       LEASES
                                                                   ---------     -------
                                                                   (IN THOUSANDS)
        1996.....................................................   $ 2,293       $ 109
        1997.....................................................     2,236          29
        1998.....................................................     1,900          --
        1999.....................................................     1,873          --
        2000.....................................................     1,796          --
        Thereafter...............................................    70,345          --
                                                                                 -------
        Total minimum payments required..........................   $80,443         138
        Loan interest............................................                    34
                                                                                 -------
        Present value of minimum lease payments..................                 $ 104
                                                                                 =======

     Rent expense for the years ended June 30, 1995, 1994 and 1993 was $2,761,000, $2,288,000 and $2,107,000, respectively and is included in selling, general and administrative expenses.

NOTE 7: EMPLOYEE BENEFIT PLANS

     The Company contributes to multi-employer pension plans under various union agreements. Contributions, based on wages paid to covered employees, totaled approximately $1,999,000, $2,174,000 and $2,157,000 in 1995, 1994 and 1993,
respectively. The Company's share of the unfunded liability related to multi-employer plans, if any, is not determinable.

     The Company expensed voluntary contributions of $1,750,000 in 1995, $1,500,000 in 1994 and 1993 to the Company's 401(k) profit-sharing plan and trust.

     A summary of the provision for income taxes for the years ended June 30 is as follows:

PROVISION FOR INCOME TAXES:

                                                                 1995        1994       1993
                                                                -------     ------     ------
                                                                       (IN THOUSANDS)
Current
  Federal...................................................    $14,165     $6,277     $6,632
  State.....................................................        494        352         --
                                                                            -------    ------
                                                                 14,659      6,629      6,632
Deferred
  Federal...................................................     12,786        876      1,032
  State.....................................................        505         --         --
                                                                            -------    ------
                                                                 13,291        876      1,032
                                                                            -------    ------
                                                                $27,950     $7,505     $7,664
                                                                            =======    ======

     The following table provides a reconciliation between the federal statutory rate and the effective income tax rate from continuing operations at June 30 where both are expressed as a percentage of income.

                                                                1995     1994     1993
                                                                ----     ----     ----
        Tax provision at statutory rate.....................    35.0%    35.0%    34.0%
        Increase (decrease) resulting from:
          Development expenditures for new jurisdictions....     3.1       --       --
          Company provided benefits.........................     2.7      2.5      2.6
          State income tax, net of federal benefit..........     1.0      1.3       --
          Tax preferred investments.........................    (0.1)    (2.5)      --
          Statutory rate change.............................      --      3.8       --
          Other, net........................................     1.8      1.2      1.0
                                                                         -----    -----
                                                                43.5%    41.3%    37.6%
                                                                         =====    =====

     The tax items comprising the Company's net deferred tax liability as of June 30 are as follows:

                                                                   1995        1994
                                                                 --------    --------
                                                                    (IN THOUSANDS)
        Deferred tax liabilities:
        Difference between book and tax basis of property....     $33,053     $22,615
        Difference between book and tax basis of amortizable
          assets.............................................       1,513          --
        Reserve differential for gaming activities...........         894       1,116
        Other................................................       1,192          89
                                                                              -------
                                                                   36,652      23,820
                                                                              -------
        Deferred tax assets:
        Alternative minimum tax credit carryforward..........       3,944       5,351
        Preopening expense amortized for tax purposes........       1,126       1,612
        Provision for doubtful accounts......................         832         795
        Other................................................       1,107         567
                                                                              -------
                                                                    7,009       8,325
                                                                              -------
        Net deferred tax liabilities.........................     $29,643     $15,495
                                                                              =======

     The tax effects of timing differences resulting in deferred income taxes at June 30 were as follows:

                                                                     1993
                                                                --------------
                                                                (IN THOUSANDS)
                Alternative minimum tax.......................      $1,486
                Accelerated depreciation......................        (498)
                Accrual versus cash adjustments...............         446
                Other, net....................................        (402)
                                                                    ------
                                                                    $1,032
                                                                    ======

     The Internal Revenue Service has examined the Company's federal consolidated income tax returns through the year ended June 30, 1989. The Company is currently under examination for fiscal years 1990 through 1992. Management of the Company does not believe any significant adjustments will be required. The Internal Revenue Service is considering a proposal that would limit the federal income tax deductibility of the cost of providing complimentary promotional items to customers. Such a proposal, if adopted, could have a significant effect on the Company's tax rate.

NOTE 9: CAPITAL STOCK AND STOCK INCENTIVE PLANS

  Capital Stock.

     Two hundred million shares of common stock with a par value of $.01 per share are authorized, of which 56,999,018 and 56,816,895 shares were issued at June 30, 1995 and 1994, respectively, including no treasury shares.

     The Company has authorized 5,000,000 shares of $.01 par value preferred stock of which no shares were issued at June 30, 1995 and 1994.

     The Company had 300,000 shares of $100 Preferred Stock with a par value of $.01 per share and redemption value of $100 per share authorized of which 192,598 were issued at June 30, 1993 including 14,717 treasury shares at June 30, 1993. Upon the closing of the initial public offering, such preferred stock automatically converted into common stock of the Company.

  Stock Options.

     In June 1993, shareholders of the Company approved a Flexible Stock Incentive Plan (the "Flexible Plan") which provides for the granting of incentive stock options, as determined under the Internal Revenue Code, to employees of the Company, the granting of non-qualified stock options, stock bonuses and stock appreciation rights to employees, officers, directors and consultants of the Company and for the sale of restricted common stock to such persons. The maximum number of shares of common stock available for issuance under this plan is 4,000,000 shares. As of June 30, 1995, a total of 3,975,100 non-qualified stock options had been issued and none had been exercised.

     Options granted under the plan generally become exercisable as to one-third of the optioned shares each year after the date of grant. Options granted under this plan expire no later than ten years after the grant date. Under the plan, the exercise price of incentive options and non-qualified options granted to certain executive officers may not be less than the fair market value of the optioned stock at the date of grant.

     In June 1993, shareholders of the Company approved a Directors' Non-Qualified Stock Option Plan (the 'Director Plan") which provides for the granting of up to 50,000 common shares. Options granted under the plan become exercisable as to one-fourth of the optioned shares each year after the date of the grant. Options granted under the plan expire no later than ten years after the grant. Under the plan, the exercise price of the options granted may not be less than the fair market value of the optioned stock at the date of grant. At June 30, 1995, a total of 17,000 stock options had been issued and none had been exercised.

                                          NUMBER OF SHARES                OPTION PRICES
                                        --------------------   ------------------------------------
                                         FLEXIBLE   DIRECTOR        FLEXIBLE           DIRECTOR
                                           PLAN       PLAN            PLAN               PLAN
                                        ----------  --------   ------------------  ----------------
Options outstanding at July 1, 1993...          --        --                   --                --
Options granted.......................   2,688,000    15,000              $17.000   $17.00 - $18.50
Options canceled......................      36,800        --               17.000                --
                                         ---------    ------
Options outstanding at June 30,
  1994................................   2,651,200    15,000              $17.000   $17.00 - $18.50
Options granted.......................   1,287,100     2,000               13.625             14.00
Options canceled......................      38,682        --               13.625             14.00
                                         ---------    ------
Options outstanding at June 30, 1995     3,899,618    17,000    $13.625 - $17.000   $14.00 - $18.50
                                         =========    ======
Exercisable options at June 30,
  1995................................     875,610     3,750

     At June 30, 1995, there were 100,382 and 33,000 options available for future grant under the Flexible Plan and Director Plan respectively.

  Employee Stock Purchase Plan.

     In June 1993, shareholders of the Company approved an Employee Stock Purchase Plan, which allows employees to purchase the Company's common stock, through payroll deductions, at a price that shall not be less than 85% of fair market value on the first or last date of the purchase period. The plan provides for a maximum of 1,500,000 shares to be issued. During 1995, 182,123 shares were issued to employees at a price of $9.14. In 1994, 36,944 shares were issued to employees at a price of $12.54. At June 30, 1995, there were 1,280,933 shares available for issuance under the plan.

NOTE 10: LEGAL PROCEEDINGS

     The Company is a defendant in various pending litigation. In the opinion of management, all pending claims in such litigation will not, in the aggregate, have a material adverse effect on the Company.

NOTE 11: INITIAL PUBLIC OFFERING

     In October 1993, the Company completed an initial public offering of 4.6 million shares of common stock at a price of $17 per share. In connection with the closing of the offering, the Company effected a previously declared
11.322241 for 1 split of its common stock. Accordingly, the per share information, average number of shares outstanding and total shares outstanding and the accompanying financial statements have been adjusted as if the stock split occurred as of the earliest period presented. The Company's $100 Preferred Stock automatically converted into common stock of the Company upon the closing of the initial public offering. Proceeds from the offering were approximately $73.1 million.

     Upon the closing of the public offering, the Company acquired all of the outstanding shares of Eldorado, Inc. in exchange for shares of common stock of the Company and assumption of indebtedness. Holders of certain promissory notes of Eldorado, Inc. also received shares of common stock of the Company in exchange for such notes.

NOTE 12: INTERIM INFORMATION (UNAUDITED)

     In the opinion of the Company, the accompanying unaudited Consolidated Financial Statements as of March 31, 1996 and for the nine months ended March 31, 1996 and 1995 contain all adjustments necessary, consisting of only normal recurring adjustments, to present fairly the results of its operations and cash flows for the nine months ended March 31, 1996 and 1995. The operating results and cash flows for the nine months ended March 31, 1996 are not necessarily indicative of the results that will be achieved for the full fiscal year or future periods.

  Recently Issued Accounting Standards.

     The FASB issued SFAS No. 121 "Accounting for the Impairment of Long-Lived Assets to be Disposed Of" in March 1995. This statement, effective for the Company's fiscal year beginning July 1, 1996, requires that long-lived assets and certain identifiable intangibles to be held and used by an entity be reviewed whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Management believes that adoption of SFAS No. 121 will not have a significant effect on the financial position or results of operations of the Company.

     The FASB issued SFAS No. 123 "Accounting for Stock-Based Compensation" in October, 1995. This statement, effective for the Company's fiscal year beginning July 1, 1996, requires certain disclosures about the impact on results of operations of the fair value of stock based employee compensation arrangements. Management intends to continue to account for stock based employee compensation arrangements in accordance with Accounting Principles Board No. 25 "Accounting for Stock Issued to Employees" and accordingly believes that adoption of SFAS No. 123 will not have a significant effect on the financial position or results of operations of the Company.

  Subsequent Events.

     On April 26, 1996, the Company entered into a stock purchase agreement to acquire Par-A-Dice Gaming Corporation, owner and operator of the Par-A-Dice riverboat casino in East Peoria, Illinois and East Peoria Hotel, Inc., the general partner of a partnership constructing a 204-room hotel adjacent to the Par-A-Dice casino. Closing of the transaction is conditioned upon, among other things, approval of the Illinois Gaming Board. The total purchase price is $175 million and includes the riverboat casino facility, the 204-room hotel and a vacant potential gaming site in Missouri.

     In April 1996, the Company and its wholly-owned subsidiary, California Hotel and Casino, received a commitment for a new $500 million five-year Reducing Revolving Credit Facility. This facility will replace the Company's and its subsidiaries' current bank credit facilities. Availability under the new facility will reduce semiannually starting in the third year. The Company is currently negotiating the closing of this transaction which is expected to be completed in June 1996.

                               [PHOTOS AND MAPS]

                                                              ATLANTIC CITY
ATLANTIC CITY                                                   MARINA MAP
                                                             CENTRAL ILLINOIS
ILLINOIS                                                           MAP
  PAR-A-DICE
    BOAT

                                   RENDERING
                                       OF
                                   PAR-A-DICE
                                     HOTEL

                               [PHOTOS AND MAPS]

MISSISSIPPI

        STATE MAP
        DEPICTING TWO                                               SAM'S TOWN
        PROPERTY LOCATIONS                                            TUNICA

SILVER STAR

                                                                   NEW ORLEANS
                                                                      MAP OF
                                                                   NEW ORLEANS

                               [PHOTOS AND MAPS]

                                              KANSAS CITY
MAP
OF
KANSAS CITY

                                              SAM'S TOWN
                                              KANSAS CITY

     NEW ORLEANS
TREASURE CHEST

NO DEALER, SALESPERSON OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE UNDERWRITERS. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATES AS OF WHICH INFORMATION IS GIVEN IN THIS PROSPECTUS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                            ------------------------

                               TABLE OF CONTENTS

                                            PAGE
                                            ----
Prospectus Summary........................    3
Risk Factors..............................   10
Use of Proceeds...........................   16
Capitalization............................   17
Selected Consolidated Financial Data......   18
Pro Forma Consolidated Financial
  Statements..............................   19
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations..............................   24
Business..................................   32
Management................................   40
Description of Indebtedness...............   43
Description of Notes......................   45
Certain U.S. Federal Income Tax
  Considerations..........................   71
Underwriting..............................   74
Legal Matters.............................   75
Experts...................................   75
Available Information.....................   75
Incorporation of Certain Documents by
  Reference...............................   76
Index to Consolidated Financial
  Statements..............................  F-1

$200,000,000

BOYD GAMING
CORPORATION

    % NOTES DUE 2003
[LOGO]
SALOMON BROTHERS INC

GOLDMAN, SACHS & CO.

CIBC WOOD GUNDY
  SECURITIES CORPORATION

BT SECURITIES CORPORATION

PROSPECTUS

DATED             , 1996

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     Set forth below are the approximate amounts of the fees and expenses payable by the Company in connection with the offering described in the Registration Statement; all amounts are estimated except for the SEC registration fee:

    SEC registration fee.....................................................  $ 68,965
    Printing and engraving expenses..........................................    75,000
    Accounting fees and expenses.............................................    40,000
    Legal fees and expenses..................................................    75,000
    Blue sky fees and expenses (including legal fees)........................    10,000
    Transfer agent's and registrar's fees and expenses.......................    25,000
    Trustee's fees and expenses..............................................     5,000
    Rating Agency fees.......................................................   150,000
    Miscellaneous............................................................    51,035
                                                                               ----------
         Total...............................................................  $500,000
                                                                               ==========

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Under Sections 78.751 and 78.752 of the Nevada Revised Statutes, the Company has broad powers to indemnify and insure its directors and officers against liabilities they may incur in their capacities as such.

     Article VIII of the Company's Restated Articles of Incorporation and
Article 10 of the Company's Restated Bylaws provide for indemnification of its directors, officers, employees and other agents to the maximum extent permitted by law. The Company also has entered into Indemnification Agreements with its executive officers and directors and provides indemnity insurance pursuant to which directors and officers are indemnified or insured against liability or loss under certain circumstances which may include liability, or related loss under the Securities Act and the Exchange Act.

     Under the terms of the Form of Underwriting Agreement, filed as an exhibit hereto, directors, certain officers and controlling persons of the Company are entitled to indemnification under certain circumstances including proceedings under the Securities Act and the Exchange Act.

ITEM 16.  EXHIBITS

   1     Form of Underwriting Agreement (to be filed by amendment).
   3.1   Restated Articles of Incorporation (filed as an Exhibit to Registrant's Registration
         Statement on Form S-1, File No. 33-64006, which became effective on October 15,
         1993, and incorporated by reference).
   3.2   Restated Bylaws.
   4     Form of Indenture (to be filed by amendment).
   5     Opinion of Morrison & Foerster LLP (to be filed by amendment).
  12     Computation of Ratio of Earnings to Fixed Charges.
  23.1   Consent of Deloitte & Touche LLP.
  23.2   Consent of Morrison & Foerster LLP (to be included in Exhibit 5 to this Registration
         Statement).
  23.3   Consent of Coopers & Lybrand L.L.P.
  24     Powers of Attorney (see Pages S-1 to S-11).
  25     Statement of Eligibility of Trustee on Form T-1 (to be filed by amendment).

ITEM 17.  UNDERTAKINGS

     (a) The undersigned Registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrants' annual reports pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (c) The undersigned Registrants hereby understand that:

          (i) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrants pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be a part of this Registration Statement as of the time it was declared effective.

          (ii) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Las Vegas, State of Nevada, on June 7, 1996.

                                          BOYD GAMING CORPORATION

                                          By: /s/  WILLIAM S. BOYD

                                            ------------------------------------

                                          Title Chief Executive Officer

                                             -----------------------------------

                               POWER OF ATTORNEY

     Each of the undersigned hereby appoints William S. Boyd, Ellis Landau and Keith Smith, and each of them (with full power in each to act alone), as attorneys and agents for the undersigned, with full power of substitution for and in the name, place, and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933 any and all amendments and exhibits to this Registration Statement and any and all applications, instruments, and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite or desirable, hereby ratifying and confirming all that each of said attorneys-in-fact, his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons and in the capacities indicated on the date indicated.

              SIGNATURE                                    TITLE                          DATE
- --------------------------------------    ----------------------------------------    -------------
/s/  WILLIAM S. BOYD                      Chairman of the Board of Directors,         June 7, 1996
- --------------------------------------    Chief Executive Officer and Director
William S. Boyd                           (Principal Executive Officer)
/s/  ELLIS LANDAU                         Senior Vice President, Chief Financial      June 7, 1996
- --------------------------------------    Officer and Treasurer (Principal
Ellis Landau                              Financial Officer)
/s/  KEITH SMITH                          Vice President and Controller               June 7, 1996
- --------------------------------------    (Principal Accounting Officer)
Keith Smith
/s/  ROBERT L. BOUGHNER                   Director                                    June 7, 1996
- --------------------------------------
Robert L. Boughner
/s/  WILLIAM R. BOYD                      Director                                    June 7, 1996
- --------------------------------------
William R. Boyd
/s/  KENNY C. GUINN                       Director                                    June 7, 1996
- --------------------------------------
Kenny C. Guinn
/s/  MARIANNE BOYD JOHNSON                Director                                    June 7, 1996
- --------------------------------------
Marianne Boyd Johnson

              SIGNATURE                                    TITLE                          DATE
- --------------------------------------    ----------------------------------------    -------------
/s/  WARREN L. NELSON                     Director                                    June 7, 1996
- --------------------------------------
Warren L. Nelson
                                          Director                                    June  , 1996
- --------------------------------------
Charles L. Ruthe
/s/  DONALD D. SNYDER                     Director                                    June 7, 1996
- --------------------------------------
Donald D. Snyder
/s/  PERRY B. WHITT                       Director                                    June 7, 1996
- --------------------------------------
Perry B. Whitt

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, California Hotel and Casino certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Las Vegas, State of Nevada, on June 7, 1996.

                                          CALIFORNIA HOTEL AND CASINO

                                          By: /s/  WILLIAM S. BOYD

                                            ------------------------------------

                                          Title President

                                             -----------------------------------

                               POWER OF ATTORNEY

     Each of the undersigned hereby appoints William S. Boyd, Ellis Landau and Keith Smith, and each of them (with full power in each to act alone), as attorneys and agents for the undersigned, with full power of substitution for and in the name, place, and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933 any and all amendments and exhibits to this Registration Statement and any and all applications, instruments, and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite or desirable, hereby ratifying and confirming all that each of said attorneys-in-fact, his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons and in the capacities indicated on the date indicated.

              SIGNATURE                                    TITLE                          DATE
- --------------------------------------    ----------------------------------------    -------------
/s/  WILLIAM S. BOYD                      President and Director                      June 7, 1996
- --------------------------------------    (Principal Executive Officer)
William S. Boyd
/s/  ELLIS LANDAU                         Senior Vice President, Chief Financial      June 7, 1996
- --------------------------------------    Officer and Treasurer (Principal
Ellis Landau                              Financial Officer)
/s/  KEITH SMITH                          Vice President and Controller               June 7, 1996
- --------------------------------------    (Principal Accounting Officer)
Keith Smith
/s/  ROBERT L. BOUGHNER                   Director                                    June 7, 1996
- --------------------------------------
Robert L. Boughner
                                          Director                                    June  , 1996
- --------------------------------------
Charles L. Ruthe

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, Boyd Tunica, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Las Vegas, State of Nevada, on June 7, 1996.

                                          BOYD TUNICA, INC.

                                          By: /s/  WILLIAM S. BOYD

                                            ------------------------------------

                                          Title President

                                             -----------------------------------

                               POWER OF ATTORNEY

     Each of the undersigned hereby appoints William S. Boyd, Ellis Landau and Keith Smith, and each of them (with full power in each to act alone), as attorneys and agents for the undersigned, with full power of substitution for and in the name, place, and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933 any and all amendments and exhibits to this Registration Statement and any and all applications, instruments, and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite or desirable, hereby ratifying and confirming all that each of said attorneys-in-fact, his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons and in the capacities indicated on the date indicated.

              SIGNATURE                                    TITLE                          DATE
- --------------------------------------    ----------------------------------------    -------------
/s/  WILLIAM S. BOYD                      President and Director                      June 7, 1996
- --------------------------------------    (Principal Executive Officer)
William S. Boyd
/s/  ELLIS LANDAU                         Senior Vice President, Chief Financial      June 7, 1996
- --------------------------------------    Officer and Treasurer (Principal
Ellis Landau                              Financial Officer)
/s/  KEITH SMITH                          Vice President and Controller               June 7, 1996
- --------------------------------------    (Principal Accounting Officer)
Keith Smith
/s/  ROBERT L. BOUGHNER                   Director                                    June 7, 1996
- --------------------------------------
Robert L. Boughner
                                          Director                                    June  , 1996
- --------------------------------------
Charles L. Ruthe

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, Boyd Mississippi, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Las Vegas, State of Nevada, on June 7, 1996.

                                          BOYD MISSISSIPPI, INC.

                                          By: /s/  WILLIAM S. BOYD

                                            ------------------------------------

                                          Title President

                                             -----------------------------------

                               POWER OF ATTORNEY

     Each of the undersigned hereby appoints William S. Boyd, Ellis Landau and Keith Smith, and each of them (with full power in each to act alone), as attorneys and agents for the undersigned, with full power of substitution for and in the name, place, and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933 any and all amendments and exhibits to this Registration Statement and any and all applications, instruments, and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite or desirable, hereby ratifying and confirming all that each of said attorneys-in-fact, his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons and in the capacities indicated on the date indicated.

              SIGNATURE                                    TITLE                          DATE
- --------------------------------------    ----------------------------------------    -------------
/s/  WILLIAM S. BOYD                      President and Director                      June 7, 1996
- --------------------------------------    (Principal Executive Officer)
William S. Boyd
/s/  ELLIS LANDAU                         Senior Vice President, Chief Financial      June 7, 1996
- --------------------------------------    Officer and Treasurer (Principal
Ellis Landau                              Financial Officer)
/s/  KEITH SMITH                          Vice President and Controller               June 7, 1996
- --------------------------------------    (Principal Accounting Officer)
Keith Smith
/s/  ROBERT L. BOUGHNER                   Director                                    June 7, 1996
- --------------------------------------
Robert L. Boughner
                                          Director                                    June  , 1996
- --------------------------------------
Charles L. Ruthe

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, Boyd Kansas City, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Las Vegas, State of Nevada, on June 7, 1996.

                                          BOYD KANSAS CITY, INC.

                                          By: /s/  WILLIAM S. BOYD

                                            ------------------------------------

                                          Title President

                                             -----------------------------------

                               POWER OF ATTORNEY

     Each of the undersigned hereby appoints William S. Boyd, Ellis Landau and Keith Smith, and each of them (with full power in each to act alone), as attorneys and agents for the undersigned, with full power of substitution for and in the name, place, and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933 any and all amendments and exhibits to this Registration Statement and any and all applications, instruments, and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite or desirable, hereby ratifying and confirming all that each of said attorneys-in-fact, his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons and in the capacities indicated on the date indicated.

               SIGNATURE                                    TITLE                           DATE
- ---------------------------------------    ----------------------------------------    --------------
/s/  WILLIAM S. BOYD                       President and Director                      June 7, 1996
- ---------------------------------------    (Principal Executive Officer)
William S. Boyd
/s/  ELLIS LANDAU                          Senior Vice President, Chief Financial      June 7, 1996
- ---------------------------------------    Officer and Treasurer (Principal
Ellis Landau                               Financial Officer)
/s/  KEITH SMITH                           Vice President and Controller               June 7, 1996
- ---------------------------------------    (Principal Accounting Officer)
Keith Smith
/s/  ROBERT L. BOUGHNER                    Director                                    June 7, 1996
- ---------------------------------------
Robert L. Boughner
                                           Director                                    June  , 1996
- ---------------------------------------
Norman Powell

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, Boyd Kenner, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Las Vegas, State of Nevada, on June 7, 1996.

                                          BOYD KENNER, INC.

                                          By: /s/  WILLIAM S. BOYD

                                            ------------------------------------

                                          Title President

                                             -----------------------------------

                               POWER OF ATTORNEY

     Each of the undersigned hereby appoints William S. Boyd, Ellis Landau and Keith Smith, and each of them (with full power in each to act alone), as attorneys and agents for the undersigned, with full power of substitution for and in the name, place, and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933 any and all amendments and exhibits to this Registration Statement and any and all applications, instruments, and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite or desirable, hereby ratifying and confirming all that each of said attorneys-in-fact, his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons and in the capacities indicated on the date indicated.

              SIGNATURE                                    TITLE                          DATE
- --------------------------------------    ----------------------------------------    -------------
/s/  WILLIAM S. BOYD                      President and Director                      June 7, 1996
- --------------------------------------    (Principal Executive Officer)
William S. Boyd
/s/  ELLIS LANDAU                         Senior Vice President, Chief Financial      June 7, 1996
- --------------------------------------    Officer and Treasurer (Principal
Ellis Landau                              Financial Officer)
/s/  KEITH SMITH                          Vice President and Controller               June 7, 1996
- --------------------------------------    (Principal Accounting Officer)
Keith Smith
/s/  ROBERT L. BOUGHNER                   Director                                    June 7, 1996
- --------------------------------------
Robert L. Boughner
                                          Director                                    June  , 1996
- --------------------------------------
Charles L. Ruthe

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, Mare-Bear, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Las Vegas, State of Nevada, on June 7, 1996.

                                          MARE-BEAR, INC.

                                          By: /s/  WILLIAM S. BOYD

                                            ------------------------------------

                                          Title President

                                             -----------------------------------

                               POWER OF ATTORNEY

     Each of the undersigned hereby appoints William S. Boyd, Ellis Landau and Keith Smith, and each of them (with full power in each to act alone), as attorneys and agents for the undersigned, with full power of substitution for and in the name, place, and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933 any and all amendments and exhibits to this Registration Statement and any and all applications, instruments, and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite or desirable, hereby ratifying and confirming all that each of said attorneys-in-fact, his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons and in the capacities indicated on the date indicated.

              SIGNATURE                                    TITLE                          DATE
- --------------------------------------    ----------------------------------------    -------------
/s/  WILLIAM S. BOYD                      President and Director                      June 7, 1996
- --------------------------------------    (Principal Executive Officer)
William S. Boyd
/s/  ELLIS LANDAU                         Senior Vice President, Chief Financial      June 7, 1996
- --------------------------------------    Officer and Treasurer (Principal
Ellis Landau                              Financial Officer)
/s/  KEITH SMITH                          Vice President and Controller               June 7, 1996
- --------------------------------------    (Principal Accounting Officer)
Keith Smith
/s/  ROBERT L. BOUGHNER                   Director                                    June 7, 1996
- --------------------------------------
Robert L. Boughner
                                          Director                                    June  , 1996
- --------------------------------------
Charles L. Ruthe

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, Sam-Will, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Las Vegas, State of Nevada, on June 7, 1996.

                                          SAM-WILL, INC.

                                          By: /s/  WILLIAM S. BOYD

                                            ------------------------------------

                                          Title President

                                             -----------------------------------

                               POWER OF ATTORNEY

     Each of the undersigned hereby appoints William S. Boyd, Ellis Landau and Keith Smith, and each of them (with full power in each to act alone), as attorneys and agents for the undersigned, with full power of substitution for and in the name, place, and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933 any and all amendments and exhibits to this Registration Statement and any and all applications, instruments, and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite or desirable, hereby ratifying and confirming all that each of said attorneys-in-fact, his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons and in the capacities indicated on the date indicated.

              SIGNATURE                                    TITLE                          DATE
- --------------------------------------    ----------------------------------------    -------------
/s/  WILLIAM S. BOYD                      President and Director                      June 7, 1996
- --------------------------------------    (Principal Executive Officer)
William S. Boyd
/s/  ELLIS LANDAU                         Senior Vice President, Chief Financial      June 7, 1996
- --------------------------------------    Officer and Treasurer (Principal
Ellis Landau                              Financial Officer)
/s/  KEITH SMITH                          Vice President and Controller               June 7, 1996
- --------------------------------------    (Principal Accounting Officer)
Keith Smith
/s/  ROBERT L. BOUGHNER                   Director                                    June 7, 1996
- --------------------------------------
Robert L. Boughner
                                          Director                                    June  , 1996
- --------------------------------------
Charles L. Ruthe

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, Eldorado, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Las Vegas, State of Nevada, on June 7, 1996.

                                          ELDORADO, INC.

                                          By: /s/  WILLIAM S. BOYD

                                            ------------------------------------

                                          Title President

                                             -----------------------------------

                               POWER OF ATTORNEY

     Each of the undersigned hereby appoints William S. Boyd, Ellis Landau and Keith Smith, and each of them (with full power in each to act alone), as attorneys and agents for the undersigned, with full power of substitution for and in the name, place, and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933 any and all amendments and exhibits to this Registration Statement and any and all applications, instruments, and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite or desirable, hereby ratifying and confirming all that each of said attorneys-in-fact, his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons and in the capacities indicated on the date indicated.

              SIGNATURE                                    TITLE                          DATE
- --------------------------------------    ----------------------------------------    -------------
/s/  WILLIAM S. BOYD                      President and Director                      June 7, 1996
- --------------------------------------    (Principal Executive Officer)
William S. Boyd
/s/  ELLIS LANDAU                         Senior Vice President, Chief Financial      June 7, 1996
- --------------------------------------    Officer and Treasurer (Principal
Ellis Landau                              Financial Officer)
/s/  KEITH SMITH                          Vice President and Controller               June 7, 1996
- --------------------------------------    (Principal Accounting Officer)
Keith Smith
/s/  ROBERT L. BOUGHNER                   Director                                    June 7, 1996
- --------------------------------------
Robert L. Boughner
                                          Director                                    June  , 1996
- --------------------------------------
Charles L. Ruthe

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, MSW, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Las Vegas, State of Nevada, on June 7, 1996.

                                          MSW, INC.

                                          By:  /s/ WILLIAM S. BOYD

                                            ------------------------------------

                                          Title  President

                                             -----------------------------------

                               POWER OF ATTORNEY

     Each of the undersigned hereby appoints William S. Boyd, Ellis Landau and Keith Smith, and each of them (with full power in each to act alone), as attorneys and agents for the undersigned, with full power of substitution for and in the name, place, and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933 any and all amendments and exhibits to this Registration Statement and any and all applications, instruments, and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite or desirable, hereby ratifying and confirming all that each of said attorneys-in-fact, his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons and in the capacities indicated on the date indicated.

              SIGNATURE                                   TITLE                           DATE
- -------------------------------------    ----------------------------------------    --------------
/s/ WILLIAM S. BOYD                      President and Director                      June 7, 1996
- -------------------------------------    (Principal Executive Officer)
William S. Boyd
/s/ ELLIS LANDAU                         Senior Vice President, Chief Financial      June 7, 1996
- -------------------------------------    Officer and Treasurer (Principal
Ellis Landau                             Financial Officer)
/s/ KEITH SMITH                          Vice President and Controller               June 7, 1996
- -------------------------------------    (Principal Accounting Officer)
Keith Smith
/s/ ROBERT C. BOUGHNER                   Director                                    June 7, 1996
- -------------------------------------
Robert C. Boughner
                                         Director                                    June  , 1996
- -------------------------------------
Charles L. Ruthe

                               INDEX TO EXHIBITS

                                                                                   SEQUENTIALLY
EXHIBIT                                                                              NUMBERED
NUMBER                                 DESCRIPTION                                    PAGES
- -------  ------------------------------------------------------------------------  ------------
   1     Form of Underwriting Agreement (to be filed by amendment)...............
   3.1   Restated Articles of Incorporation (filed as an Exhibit to Registrant's
         Registration Statement on Form S-1, File No. 33-64006, which became effective on October 15, 1993, and incorporated by reference)...........
   3.2   Restated Bylaws.........................................................
   4     Form of Indenture (to be filed by amendment)............................
   5     Opinion of Morrison & Foerster LLP (to be filed by amendment)...........
  12     Computation of Ratio of Earnings to Fixed Charges.......................
  23.1   Consent of Deloitte & Touche LLP........................................
  23.2   Consent of Morrison & Foerster LLP (to be included in Exhibit 5 to this
         Registration Statement).................................................
  23.3   Consent of Coopers & Lybrand L.L.P......................................
  24     Powers of Attorney (see Pages S-1 to S-11)..............................
  25     Statement of Eligibility of Trustee on Form T-1 (to be filed by amendment)..............................................................